Exhibit 10.1

REGIONAL MANAGEMENT RECEIVABLES II, LLC,

as Borrower,

REGIONAL MANAGEMENT CORP.,

as Servicer,

the LENDERS

from time to time parties hereto,

the AGENTS

from time to time parties hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Account Bank, Image File Custodian and Backup Servicer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as Structuring and Syndication Agent

CREDIT AGREEMENT

Dated as of June 20, 2017

i

v

CREDIT AGREEMENT

This Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among Regional Management Receivables II, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Regional Management Corp., a Delaware corporation (“Regional Management”), as servicer (the “Servicer”), the lenders from time to time parties hereto (the “Lenders”), the agents for the Lender Groups (as defined herein) from time to time parties hereto (the “Agents”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Credit Suisse AG, New York Branch, as structuring and syndication agent (in such capacity, the “Structuring and Syndication Agent”), and Wells Fargo Bank, acting through its Corporate Trust Services division, as account bank (in such capacity, the “Account Bank”), Image File Custodian (in such capacity, the “Image File Custodian”) and backup servicer (in such capacity, the “Backup Servicer”).

WITNESSETH:

WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including secured and unsecured consumer loans, amounts received on or in respect of such finance contracts and proceeds of the foregoing;

WHEREAS, the Borrower desires that the Lenders make loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of certain secured and unsecured consumer loans as described herein; and

WHEREAS, the Lenders desire to make such loans to the Borrower upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS; CONSTRUCTION

Section 1.01.    Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Account Bank” means a Qualified Institution approved by the Administrative Agent that is holding the Accounts, which initially shall be Wells Fargo Bank.

“Account Bank Fee” means $2,000 per month.

“Account Collateral” means the Accounts, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments and other property from time to time deposited or credited to the Collection Account and the Reserve Account and all proceeds thereof.

“Account Control Agreement” means the Account Control Agreement relating to the Accounts, dated as of the Closing Date, among the Borrower, the Servicer, the Administrative Agent and the Account Bank.

“Accounts” mean the Collection Account and the Reserve Account.

“Additional Amount” has the meaning given to such term in Section 2.14(a).

“Additional Deposit Accounts” mean the deposit accounts governed by the Wells Fargo Deposit Account Control Agreement.

“Administrative Agent” has the meaning given to such term in the Preamble.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

“Affected Party” means the Administrative Agent, any Lender, any Credit Provider or any of their respective Affiliates.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Agent” means the agent for a particular Lender Group and “Agents” means all agents for all Lender Groups.

“Aggregate Commitment” means, as of any day, the sum of the Class A Aggregate Commitment and the Class B Aggregate Commitment.

“Aggregate Unpaids” means, as of any date, an amount equal to the sum of (without duplication) (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Unused Commitment Fees, Hedge Breakage Costs and other Obligations owed (whether due or accrued) by the Borrower to the Secured Parties, the Administrative Agent, the Backup Servicer, the Image File Custodian, the Account Bank and the Third Party Allocation Agent under this Agreement and the other Basic Documents.

“Agreement” has the meaning given to such term in the Preamble.

“Alternative Rate” means, with respect to any Loan and an Interest Period, an interest rate per annum equal to LIBOR; provided, however, that the “Alternative Rate” shall be the Base Rate if at the time such rate is selected the relevant Lender has notified the Administrative Agent that a LIBOR Disruption Event has occurred.

“Amortization Period” means the period commencing on the Revolving Period Termination Date and ending on the day on which the Loans Outstanding are reduced to zero and all other Aggregate Unpaids have been paid in full.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the Closing Date, the rate per annum with respect to a Receivable as of the related Cutoff Date is reduced (i) as a result of an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law, “Annual Percentage Rate” or “APR” shall refer to such reduced rate.

“Annualized Charge-off Ratio” means, with respect to any Determination Date and the related Collection Period, the product of (i) 12 and (ii) the percentage equivalent of a fraction, (a) the numerator of which is the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of all Receivables that have become Defaulted Receivables during such Collection Period and (b) the denominator of which is the Eligible Receivables Principal Balance as of the first day of such Collection Period.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law, rule, or regulation of any jurisdiction applicable to each of the Borrower, the Servicer and their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which each of the Borrower, the Servicer and their respective Affiliates is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, but not limited to, the federal Dodd-Frank Act; the Truth in Lending Act and its implementing regulation, Regulation Z, as these appeared under the Federal Reserve Board and, currently, under the CFPB; the Equal Credit Opportunity Act and its implementing regulation, Regulation B, as these appeared under the Federal Reserve Board and, currently, under the CFPB; the Securities and Exchange Act of 1934; the Fair Credit Reporting Act, including Regulation V; the Fair Credit Billing Act; the Fair Debt Collection Practices Act; the Federal Trade Commission Act; the Servicemembers Civil Relief Act; Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; state adoptions of the foregoing federal laws; state usury laws; and state-specific adoptions of the National Consumer Act and the Uniform Consumer Credit Code), and applicable judgments, decrees, injunctions, writs, orders or line actions of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto.

“Assumption Date” means the date, if any, when the Backup Servicer becomes Successor Servicer hereunder.

“Authorized Officer” means, with respect to any Person other than a natural person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary or assistant secretary or any other officer performing functions similar to those performed by such officers.

“Available Amount” means, with respect to any day, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.

“Available Borrowing Capacity” means, as of any day, the aggregate committed borrowing capacity which, as of such date of determination, is undrawn and is then available to be drawn by Regional Management under the Senior Revolver.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period and (ii) any Reserve Account Withdrawal Amounts.

“Available Funds Shortfall” means, for any Payment Date and the related Collection Period, the positive difference, if any, of (i) the amount necessary to make all distributions required to be made pursuant to clauses (i) through (iv) of Section 2.08 over (ii) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period.

“Backup Servicer” has the meaning given to such term in the Preamble.

“Backup Servicer Termination Notice” has the meaning given to such term in Section 8.04.

“Backup Servicing Fee” means the fee payable to the Backup Servicer on each Payment Date in accordance with Section 2.12(c), which fee shall be equal to the greater of (i) $10,000, and (ii) the product of (a) the Backup Servicing Fee Rate, (b) the Eligible Pool Balance, as of the first day of the related Collection Period and (c) 1/12.

“Backup Servicing Fee Rate” has the meaning given to such term in the Wells Fargo Fee Letter.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Base Rate” means, as of any date of determination, a rate per annum equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50% and (iii) LIBOR.

“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Basic Documents” means this Agreement, each First Tier Purchase Agreement, the Amended and Restated Trust Agreement, the 2017-1A SUBI Supplement, the 2017-1A SUBI Certificate, the Transfer and Contribution Agreement, the 2017-1A SUBI Security Agreement, the Trust Master Servicing and Administration Agreement, the 2017-1A SUBI Servicing Supplement, the Second Tier Purchase Agreement, each Subservicing Agreement, each Note, the Fee Letter, the Upfront Fee Letters, all Hedging Agreements, the Account Control Agreement, the Intercreditor Agreement, the Master Deposit Account Control Agreement, the Wells Fargo Deposit Account Control Agreement, the Security Agreement, the Wells Fargo Fee Letter and any other document, certificate, opinion, agreement or writing delivered pursuant to, or the execution of which is necessary or incidental to carrying out the transactions contemplated by, this Agreement or any of the other foregoing documents.

“Benefit Plan” means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans that are not exempt under Section 4975(g) of the Code and (iii) any entities whose underlying assets include Plan Assets by reason of a plan’s investment in such entities.

“Borrower” has the meaning given to such term in the Preamble.

“Borrower Basic Documents” means all Basic Documents to which the Borrower is a party or by which it is bound.

“Borrower Operating Account” means the account of the Borrower which is identified by account number 4229995642 and ABA number 121000248.

“Breakage Costs” means such amount or amounts as shall compensate any Lender for any administrative loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of (a) any prepayment of a Loan (and interest thereon) other than on a Payment Date or (b) any failure by the Borrower to draw on a Funding Date in an amount set forth in the related Funding Request (including, without limitation, as a result of a failure to satisfy any condition to such funding as set for in Sections 2.01 and 4.02).

“Business Day” means any day other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in Greenville, South Carolina, New York, New York, Minneapolis, Minnesota and Charlotte, North Carolina.

“Cash Equivalents” means (i) securities with maturities of 90 days or less from the date of acquisition, issued or fully guaranteed by the United States government or any agency thereof, (ii) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) above, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (iv) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard & Poor’s or Prime-1 or the equivalent thereof by Moody’s or R-1 (mid) or the equivalent thereof by DBRS and in either case maturing within 90 days after the day of acquisition, (v) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any State or commonwealth or territory of the United States, by any political subdivision or taxing authority of any such State, commonwealth or territory or by any foreign government, the securities of which State, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or DBRS or A2 by Moody’s, (vi) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) above, (vii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (vi) above or (viii) investments in money market or common trust funds having a rating from each of Moody’s and Standard & Poor’s in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.

“Certificate of Formation” means the certificate of formation of the Borrower filed in Delaware, dated as of March 16, 2017.

“CFPB” means the Consumer Financial Protection Bureau.

“Change in Control” means the occurrence of any of the following: (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the total outstanding voting equity interests of Regional Management on a fully-diluted basis (and taking into account all such equity interests that such Person or group of Persons has the right to acquire pursuant to any option right) or (ii) the failure of Regional Management to own, directly or indirectly and free and clear of Liens, all of the outstanding voting equity (including membership) interests of the Borrower.

“Class A Advance Rate” means the lesser of (i) 68.00%, provided, that, upon occurrence, and during the continuation, of a Level I Trigger Event, a Monthly FICO Report Failure or an Initial System Conversion Event, 63.00%, and (ii) the Total Advance Rate minus the ratio of (a) the Loans Outstanding that are Class B Loans to (b) the Eligible Pool Balance.

“Class A Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender Group consisting of Class A Lenders.

“Class A Borrowing Base” means, as of any date of determination, an amount equal to the product of (i) the Eligible Pool Balance and (ii) the Class A Advance Rate.

“Class A Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the aggregate Loans Outstanding that are Class A Loans exceeds (ii) the Class A Borrowing Base.

“Class A Borrowing Deficit” has the meaning given to such term in Section 2.02(d).

“Class A Committed Lender” means any Lender that is designated as a Class A Committed Lender in a Class A Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Class A Conduit Lender” means any Lender that is designated as a “Conduit Lender” in the Class A Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of its Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Class A Defaulting Group” has the meaning given to such term in Section 2.02(d).

“Class A Lender” means (i) any Class A Committed Lender or (ii) any Class A Conduit Lender.

“Class A Lender Supplement” means the information set forth in Schedule A-1 to this Agreement with respect to each Class A Lender in the Credit Suisse Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Class A Lender and the information set forth in Schedule A-2 to this Agreement with respect to each Class A Lender in the Wells Fargo Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Class A Lender. With respect to the Class A Lender Supplement for any Lender Group other than the Credit Suisse Lender Group or the Wells Fargo Lender Group, such Class A Lender Supplement shall contain substantially similar information.

“Class A Loan” has the meaning given to such term in Section 2.01(a).

“Class A Monthly Principal Payment Amount” means, with respect to any Payment Date, the amount (or such lesser amount as then available pursuant to Section 2.08(iv)), if any, necessary to reduce the Loans Outstanding that are Class A Loans so that they equal the Class A Borrowing Base as of such Payment Date.

“Class A Non-Defaulting Group” has the meaning given to such term in Section 2.02(d).

“Class A Note” means a Note evidencing a Class A Loan.

“Class B Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender Group consisting of Class B Lenders.

“Class B Borrowing Deficit” has the meaning given to such term in Section 2.02(e).

“Class B Committed Lender” means any Lender that is designated as a Class B Committed Lender in a Class B Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Class B Conduit Lender” means any Lender that is designated as a “Conduit Lender” in the Class B Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of its Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Class B Defaulting Group” has the meaning given to such term in Section 2.02(e).

“Class B Lender” means (i) any Class B Committed Lender or (ii) any Class B Conduit Lender.

“Class B Lender Supplement” means the information set forth in Schedule A-1 to this Agreement with respect to each Class B Lender in the Credit Suisse Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Class B Lender and the information set forth in Schedule A-2 to this Agreement with respect to each Class B Lender in the Wells Fargo Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Class B Lender. With respect to the Class B Lender Supplement for any Lender Group other than the Credit Suisse Lender Group or the Wells Fargo Lender Group, such Class B Lender Supplement shall contain substantially similar information.

“Class B Loan” has the meaning given to such term in Section 2.01(a).

“Class B Monthly Principal Payment Amount” means, with respect to any Payment Date, the amount (or such lesser amount as then available pursuant to Section 2.08(iv)), if any, necessary to reduce the Loans Outstanding (after giving effect to the payment of Class A Monthly Principal Payment Amount on such Payment Date) so that the Loans Outstanding equal the Total Borrowing Base as of such Payment Date.

“Class B Non-Defaulting Group” has the meaning given to such term in Section 2.02(e).

“Class B Note” means a Note evidencing a Class B Loan.

“Closing Date” means June 20, 2017.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning given to such term in Section 3.01(a).

“Collection Account” means a segregated trust account established or caused to be established by the Servicer with the Account Bank, for the benefit of the Secured Parties, into which all Collections shall be deposited.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Payment Date, the period from and including the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Collection Policy” means with respect to (i) the initial Servicer and any Subservicer, the customary servicing practices of Regional Management attached hereto as Exhibit E and (ii) any Successor Servicer, the customary servicing practices of such Successor Servicer, in each case as such customary servicing practices may be changed from time to time pursuant to this Agreement.

“Collections” means, with respect to any Collection Period and the related Payment Date, (i) all cash collections and other cash proceeds of any Receivable or any other Collateral received by the Servicer (including from an Originator, the Borrower or a Subservicer) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including Release Amounts deposited in the Collection Account pursuant to Sections 5.05 and 7.03(c), investment earnings in the Collection Account and the Reserve Account and Liquidation Proceeds, (ii) any other funds received by the Servicer (including from an Originator, the Borrower or a Subservicer) with respect to any Receivable (exclusive of ancillary fees (other than extension fees and late fees) which may be retained by the Servicer or the related Subservicer) or any other Collateral, (iii) all payments received by the Borrower pursuant to any Hedging Agreement or Hedge Transaction and (iv) all amounts received as proceeds of the Collateral sold pursuant to Section 10.02(c); in each case received during or in respect of such Payment Date and Collection Period.

“Commercial Paper Notes” means any short-term promissory notes issued by or on behalf of a Conduit Lender with respect to financing any Loan hereunder.

“Commitment” means, with respect to any Lender Group as of any day, the commitment of such Lender Group to fund Loans in an aggregate amount not to exceed the amount set forth with respect to such Lender Group in the Class A Lender Supplement or the Class B Lender Supplement, as applicable, as such amount may be modified in accordance with the terms hereof.

“Committed Lender” or “Committed Lenders” means (a) collectively, the Class A Committed Lenders and the Class B Committed Lenders, and (b) individually, a Class A Committed Lender or a Class B Committed Lender.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936.

“Concentration Limits” means, as of any day, based on the aggregate Eligible Receivables Principal Balance of the related type of Receivables (however, Delinquent Receivables (60+ Days), measured as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date) or, in the case of Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date, shall be excluded for purposes of all determinations pursuant to this definition of “Concentration Limits”):

(i)    based on the billing addresses of the related Obligors, the State with the highest aggregate Eligible Receivables Principal Balance does not account for Receivables constituting more than 35.0% of the aggregate Eligible Receivables Principal Balance;

(ii)    based on the billing addresses of the related Obligors, the three States with the highest aggregate Eligible Receivables Principal Balance do not account for Receivables constituting more than 80.0% of the aggregate Eligible Receivables Principal Balance

(iii)    no more than 42.5% of the aggregate Eligible Receivables Principal Balance relates to Receivables with an initial Principal Balance in excess of $6,000;

(iv)    no more than 15.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables with an initial Principal Balance in excess of $8,000;

(v)    no more than 5.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 540;

(vi)    no more than 20.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 580;

(vii)    no more than 50.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 620;

(viii)    no more than 90.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 660;

(ix)    the weighted average FICO® Score of all Obligors with respect to the Receivables shall not be less than 615;

(x)    the weighted average original term of all Receivables shall not be greater than forty-four (44) months;

(xi)    no more than 10.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables that have an original term to maturity greater than forty-eight (48) months;

(xii)    the weighted average APR (by Principal Balance) of all Receivables shall not be less than 25.0%;

(xiii)    no more than 5.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables which are not secured by any collateral pursuant to the terms of the related Contract;

(xiv)    no more than 1.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which the related Contract is a Modified Contract; and

(xv)    no more than 3.0% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Delinquent Receivables (30+ Days) but that are not Delinquent Receivables (60+ Days), measured, in each case, as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date) or, in the case of Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date.

“Conduit Lender” or “Conduit Lenders” means (a) collectively, the Class A Conduit Lenders and the Class B Conduit Lenders, and (b) individually, a Class A Conduit Lender or a Class B Conduit Lender.

“Confidential Information” means any information with respect to Regional Management, the Servicer, the Borrower, the Originators and their respective businesses and financial information, the Obligors, the Receivables and other Collateral and includes (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records to the extent such contain, reflect or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that (a) was already known to such Person and such knowledge was not obtained from the disclosing party under confidentiality obligations still binding on such Person, (b) is or has become part of the public domain through no act or omission of such Person in breach of Article Fourteen hereof, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person, from a third party who is not known by such Person to be in breach of an obligation of confidentiality to the disclosing party by disclosing such information.

“Continued Errors” has the meaning given to such term in Section 7.09(e).

“Contract” means, with respect to any Receivable, any non-revolving personal loan contract executed by an Obligor under which an extension of credit by an Originator was made in the ordinary course of business to such Obligor, which contract contains the terms and conditions applicable to such Receivable and any applicable truth in lending disclosure statements related thereto, and which Regional Management had previously acquired from such Originator pursuant to a First Tier Purchase Agreement and the Borrower has acquired such Contract from Regional Management pursuant to the Second Tier Purchase Agreement and has included as part of the Collateral hereunder.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Credit Facility” means any of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Conduit Lenders that are not Liquidity Facilities.

“Credit Policy” means the policies and procedures of Regional Management relating to the operation of the consumer lending business of Regional Management, including the policies and procedures for determining the creditworthiness of Contract customers and the extension of credit to such customers, in each case as revised from time to time in accordance with this Agreement and as attached hereto as Exhibit D.

“Credit Provider” means any provider of a Credit Facility or Liquidity Facility.

“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch.

“Credit Suisse Agent” means Credit Suisse AG, New York Branch, in its capacity as Agent for the Credit Suisse Lender Group.

“Credit Suisse Committed Lender” means Credit Suisse, as committed lender for the Credit Suisse Lender Group.

“Credit Suisse Lender Group” means the group of Lenders consisting of (i) GIFS Capital Company, LLC, (ii) the Credit Suisse Agent and (iii) the Credit Suisse Committed Lender.

“Credit Suisse Upfront Fee Letter” means the fee letter, dated as of the Closing Date, between Credit Suisse AG, New York Branch, the Borrower and Regional Management, setting forth the upfront fee payable to Credit Suisse AG, New York Branch on the Closing Date.

“Custodian Certification” has the meaning given to such term in Section 9.07(c).

“Cutoff Date” means, with respect to Receivables transferred to the Borrower on each Funding Date, the close of business on such date as shall be identified as the Cutoff Date in the related Funding Request.

“DBRS” means DBRS, Inc.

“Debt to Tangible Net Worth” means, with respect to Regional Management, as of any day, the ratio of its Funded Debt to its Tangible Net Worth.

“Defaulted Receivable” means, any Receivable (i) with respect to which a Scheduled Payment thereon remains unpaid for 180 days or more after the related due date for such payment or (ii) which has been charged-off (or should have been charged-off) or is deemed uncollectible in accordance with the Collection Policy. For purposes of computing the Eligible Receivables Principal Balance, the Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Defaulted Receivable Release Price” means, with respect to any Defaulted Receivable to be sold to a third party in accordance with the Collection Policy pursuant to Section 5.05(e), an amount equal to the Liquidation Proceeds expected to be received by the Servicer in connection the sale of such Defaulted Receivable to a third party.

“Defaulting Lender” has the meaning given to such term in Section 2.02(c).

“Delinquency Ratio (60+ Days)” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the aggregate Principal Balance of all Delinquent Receivables (60+ Days) as of the last day of such Collection Period and (ii) the denominator of which is equal to the aggregate Principal Balance of all Eligible Receivables as of the last day of such Collection Period.

“Delinquent Receivable (30+ Days)” means a Receivable, other than a Defaulted Receivable, with respect to which more than 10.0% of a Scheduled Payment thereon remains unpaid for 30 days or more from the related due date.

“Delinquent Receivable (60+ Days)” means a Receivable, other than a Defaulted Receivable, with respect to which more than 10.0% of a Scheduled Payment thereon remains unpaid for 60 days or more from the related due date.

“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Determination Date” means, with respect to any Payment Date and the related Collection Period, the last day of such Collection Period.

“Direct Competitor” means any Person (other than any Lender or its respective Affiliates) that (i) is primarily engaged in the same or substantially similar line of business as Regional Management and the Originators, (ii) is in direct competition with Regional Management and the Originators, and (iii) is identified on a written list delivered by Regional Management to the Administrative Agent and the Lenders on the Closing Date, as such list may be amended by Regional Management from time to time with the prior written consent of the Lenders (such consent not to be unreasonably withheld).

“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).

“Dollars” or “$” means the lawful currency of the United States.

“Dominion Period” has the meaning given to such term in the Intercreditor Agreement.

“Early Adoption Increased Costs” means charges or compensation sought from the Borrower by an Affected Party under Section 2.13(a) in anticipation of a Regulatory Change (including the imposition of internal charges on such Affected Party’s interests or obligations under this Agreement) in connection with such measures, in advance of the effective date of such Regulatory Change.

“Eligible Assignee” means a Person (i) whose short-term rating is at least “A-1” from Standard & Poor’s and “Prime-1” from Moody’s, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least “A- 1” from Standard & Poor’s and “Prime-1” from Moody’s, (ii) who is either a commercial paper conduit that is administered by, or an Affiliate of, a Lender, an Agent or the Administrative Agent or a commercial paper conduit to whom a Lender, an Agent or the Administrative Agent provides liquidity support, credit enhancement or other similar support or (iii) who prior to the occurrence of an Event of Default or a Facility Amortization Event, has been consented to by the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned; provided that no Direct Competitor shall be an Eligible Assignee so long as no Event of Default or Facility Amortization Event has occurred and is continuing.

“Eligible Pool Balance” means, as of any date of determination, (i) the sum of (a) the aggregate Eligible Receivables Principal Balance as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date) and (b) without duplication, the aggregate Eligible Receivables Principal Balance of the Eligible Receivables added to the Collateral during the period commencing on the Determination Date referred to in clause (a) above and ending on such date of determination, as of the related Cutoff Dates, minus (ii) any Excess Concentration Amounts as of such date of determination minus (iii) the aggregate Principal Balance of all Eligible Receivables that are Delinquent Receivables (60+ Days) as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date).

“Eligible Receivable” has the meaning assigned thereto in Schedule B hereto.

“Eligible Receivables Principal Balance” means, on any date of determination, the sum of the Principal Balances of all of the Receivables (or if indicated by the context, a specified portion of the Receivables) that are Eligible Receivables as of the immediately preceding Determination Date (or as of such date of determination if such date is a Determination Date) or, in the case of Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Errors” has the meaning given to such term in Section 7.09(e).

“Event of Default” has the meaning given to such term in Section 10.01(a).

“Excess Concentration Amounts” means, without duplication, the aggregate Eligible Receivables Principal Balance of Receivables that cause the applicable Concentration Limits to not be met.

“Excess Spread Percentage” means, with respect to any Collection Period, the excess of (1) the weighted average APR of the Eligible Pool Balance as of the first day of such Collection Period, over (2) the annualized fraction (expressed as a percentage) the numerator of which is the excess (if any) of (i) the sum of the following amounts for the related Payment Date: (A) the Servicing Fee, (B) the Backup Servicing Fee, (C) the Image File Custodian Fee, (D) the aggregate amount of Interest payable by the Borrower on all Loans Outstanding during the related Collection Period and any Interest with respect to any prior Payment Date to the extent not paid on a prior Payment Date, (E) the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of all Receivables that have become Defaulted Receivables during such Collection Period and (F) the aggregate amount payable by the Borrower pursuant to a Hedging Agreement or Hedge Transaction on the related Payment Date (excluding termination payments and any upfront cap premiums), over (ii) the aggregate amount received by the Borrower pursuant to a Hedging Agreement or Hedge Transaction during such Collection Period (excluding termination payments), and the denominator of which is (x) for any Collection Period during which no Securitization occurred, the Eligible Pool Balance as of the first day of such Collection Period or (y) for any Collection Period during which a Securitization occurred, the weighted average Eligible Pool Balance during such Collection Period. Notwithstanding the foregoing, for purposes of calculating the Excess Spread Percentage for the first Determination Date, the related “Collection Period” shall mean the period from the Closing Date to July 31, 2017 and for purposes of clause (x) hereof, “the first day of such Collection Period” shall mean the Closing Date

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of net income Taxes or branch profits Taxes imposed, by the United States (or any political subdivision thereof), or any other jurisdiction (or any political subdivision thereof), (a) as a result of the recipient being organized in, or having its principal office or applicable lending office located in the jurisdiction imposing such Tax or any political subdivision thereof) or (b) as a result of such Taxes being Other Connection Taxes, (ii) any United States withholding Tax imposed by reason of a Secured Party’s failure to provide to the Borrower the documents set forth in Section 2.14(e) or to maintain or update such documents in accordance with the terms thereof, (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a recipient based upon the applicable withholding rate in effect at the time such recipient becomes a party to this Agreement (or designates a new lending office), except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Secured Party’s assignor immediately before such Secured Party became a party hereto or to such Secured Party immediately before it changed its lending office and (iv) any Taxes imposed pursuant to or as a result of FATCA.

“Extension Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance as of the last day of the Collection Period of all Receivables that became Extended Receivables during such Collection Period and (ii) the denominator of which is the aggregate Principal Balance of all Eligible Receivables as of the first day of such Collection Period.

“Extended Receivable” means, with respect to any Collection Period, any Receivable for which the related Obligor’s scheduled payment due date has been extended pursuant to the Collection Policy during such Collection Period.

“Facility Amortization Event” means the occurrence of any of the following events:

(i)    a Level II Trigger Event;

(ii)    a Monthly FICO Report Failure for three consecutive months;

(iii)    a Full System Conversion Event;

(iv)    a Servicer Termination Event;

(v)    an Event of Default;

(vi)    a failure on the part of the Borrower to make any payment, transfer or deposit required by the terms of any Basic Document (other than as set forth in clauses (i) and (ii) of Section 10.01(a)) on the day such payment or deposit is required to be made, which default or failure continues unremedied for three Business Days after the earlier of (i) receipt of written notice of such failure by the Borrower from the Administrative Agent or any Lender or (ii) discovery of such failure by a Responsible Officer of the Borrower;

(vii)    Regional Management, as Servicer, is no longer obligated to service new Receivables originated by Regional Management or purchased by Regional Management from the Originators;

(viii)    any change in the Collection Policy, other than in accordance with Section 6.02(o) or Section 6.04(j);

(ix)    any change in the Credit Policy, other than in accordance with Section 6.01(h), Section 6.02(u) or Section 6.04(j);

(x)    on or prior to the 30th day after the Closing Date, the Backup Servicer has not confirmed in writing to the Administrative Agent, the Lenders and each Rating Agency that it has completed all data-mapping; or

(xi)    a failure on the part of Regional Management to publicly file financial statements in accordance with Section 13 or 15(d) of the Exchange Act within 120 days of the end of each fiscal year or within 45 days of each fiscal quarter or deliver to the Administrative Agent and the Lenders its financial statements to the extent required under Section 7.06(b).

“Facility Amount” means, on any date of determination, (i) prior to the Revolving Period Termination Date, the Aggregate Commitment on such day and (ii) on and after the Revolving Period Termination Date, the Loans Outstanding.

“Facility Termination Date” means the date following the Revolving Period Termination Date on which the Aggregate Unpaids have been indefeasibly paid in full.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any laws, rules or regulations applicable to any intergovernmental agreement enacted pursuant to the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal for each day during such period to the weighted average of the federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m., New York City time, on such day.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means the fee letter, dated as of the Closing Date, among the Borrower, the Servicer, the Administrative Agent and the initial Committed Lenders, setting forth, among other things, the Margin, the Step-Up Margin and the Unused Commitment Fee Rate.

“FICO® Score” means a credit score created by Fair Isaac & Corporation, or any successor thereto.

“Financial Covenant” means, so long as Regional Management is the Servicer, as of the last day of any Collection Period, (i) its Tangible Net Worth is equal to or greater than $125,000,000, (ii) its Debt to Tangible Net Worth is less than 4.0 to 1.0 and (iii) its Liquidity Amount is equal to or greater than $10,000,000; provided, that at least $1,500,000 of this amount shall be held in the form of unrestricted cash or unrestricted Cash Equivalents.

“FinCEN” means the US Department of the Treasury’s Financial Crimes Enforcement Network.

“First Tier Purchase Agreement” means each First Tier Purchase Agreement, dated as of the Closing Date, between an Originator and Regional Management.

“Formation Documents” means the limited liability company agreement of the Borrower and the Certificate of Formation.

“Full System Conversion Date” means the date as of which the Servicer and each Subservicer have replaced their existing technology platforms on which Receivables originated by them are managed with the Nortridge Loan System, as certified in an Officer’s Certificate of the Servicer delivered to the Administrative Agent, each Lender and each Rating Agency.

“Full System Conversion Event” means the Full System Conversion Date does not occur by March 1, 2018.

“Funded Debt” means, with respect to Regional Management, on a consolidated basis and any day, all items that, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of its balance sheet as of such date and which includes (i) Indebtedness, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of its business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or products of property now or hereafter owned or acquired by Regional Management, (iv) obligations which are evidenced by notes, acceptances (including bankers acceptances) or other instruments, (v) reimbursement obligations with respect to any letters of credit and (vi) all amounts owing or to become owing in connection with any of the foregoing.

“Funding Date” means each Business Day on which a Loan is made and Receivables are added to the Collateral in connection with such Loan.

“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any bank examiner, any central bank or comparable agency and any court or arbitrator having jurisdiction over such Person.

“Gramm-Leach-Bliley Act” means the Financial Services Modernization Act of 1999 (Pub.L. 106-102, 113 Stat. 1338).

“Hard Secured Receivable” means a Receivable that is, as of the date of the origination thereof, secured by a lien on one or more Titled Assets.

“Hedge Breakage Costs” means the sum of the Senior Hedge Breakage Costs and the Subordinated Hedge Breakage Costs.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Counterparty” means any entity that on the date of entering into any Hedge Transaction (1) is an Affiliate of the Agent for the Credit Suisse Lender Group or the Agent for the Wells Fargo Lender Group or (2) (i) is an interest rate hedge provider that has been approved in writing by the Administrative Agent, acting at the direction of the Required Lenders (which approval shall not be unreasonably withheld), (ii) whose debt ratings satisfy each of the Long-Term Rating Requirement and the Short-Term Rating Requirement and (iii) who agrees that in the event that Moody’s, DBRS or Standard & Poor’s reduces its long-term unsecured debt rating below the Long-Term Rating Requirement or its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (a) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer, (b) obtain a guarantee of all its obligations under each Hedge Transaction to which it is party, for the benefit of the Borrower, from a Person that satisfies each of the Long-Term Rating Requirement and the Short-Term Rating Requirement or (c) post collateral in an amount and form and upon such terms as are satisfactory to the Required Lenders. Each Hedge Counterparty must consent to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 6.03(b).

“Hedge Transaction” means each interest rate hedge transaction between the Borrower and a Hedge Counterparty entered into pursuant to Section 6.03(a) and governed by a Hedging Agreement.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 6.03(a), which shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, any applicable Credit Support Annex and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction, in form and substance satisfactory to the Required Lenders. For the avoidance of doubt, a long form confirmation that incorporates a Master Agreement and any applicable Credit Support Annex by reference and includes terms that, if accompanying a Master Agreement or Credit Support Annex, would be included in the Schedule to the Master Agreement or paragraph 13 of the Credit Support Annex shall be considered a Hedging Agreement.

“Imaged File” means, with respect to any Receivable, the imaged copy of the applicable Receivable File and, in the event such Receivable is a Hard Secured Receivable, an imaged copy of the certificate of title of the Titled Asset securing such Hard Secured Receivable, in each case as such document exists as of the date such imaging is performed with respect to such Receivable.

“Image File Custodian” has the meaning given to such term in the Preamble.

“Image File Custodian Fee” means the fee payable to the Image File Custodian on each Payment Date in accordance with Section 2.12(c) as described in the Wells Fargo Fee Letter.

“Imaged File Delivery Date” means, with respect to an Imaged File, the date on which the Servicer or a Subservicer, as applicable, delivers such Imaged File to the Image File Custodian in accordance with Section 9.07.

“Imaged File Loan Schedule” has the meaning given to such term in Section 9.07(a).

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, (vi) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (vii) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Indemnified Amounts” has the meaning given to such term in Section 11.01.

“Indemnified Party” has the meaning given to such term in Section 11.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or for the account of the Borrower under this Agreement, and (b) to the extent not covered in (a) above, Other Taxes.

“Independent Manager” means an individual who (a) for the five-year period prior to his or her appointment as Independent Manager of the Borrower has not been, and is not at the time of such appointment or during the continuation of his or her service as Independent Manager, any of the following: (i) an employee, director, stockholder, member, partner, attorney or counsel, or officer of any Regional Management Entity or any of their Affiliates (other than as an independent manager, springing member or special member thereof); (ii) a customer or supplier or creditor or other Person who derives any of its purchases or revenues from its activities with any Regional Management Entity or any of their Affiliates; or (iii) any member of the immediate family of or Person controlling or under common control with any Person excluded from serving as Independent Manager in (i) or (ii), (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state bankruptcy or insolvency law and (c) is employed by Maples Fiduciary Services (Cayman) Limited, Global Securitization Services Inc., CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Wilmington Trust SP Services, Inc., Wilmington Trust, National Association, Stewart Management Company, LordSPV, a TMF Group Company, or, if none of those companies is then providing professional independent directors, independent managers or independent trustees, another nationally recognized company, in each case, that provides professional independent directors, independent managers or independent trustees and other corporate services in the ordinary course of its business and is reasonably acceptable to the Required Lenders.

“Ineligible Receivable” means a Receivable that is not an Eligible Receivable as of the Funding Date with respect to such Receivable.

“Initial Beneficiary” has the meaning given to such term in the Trust Agreement.

“Initial Loan” means the first Loan made on or after the Closing Date.

“Initial Receivables” means the Receivables that become a part of the Collateral in connection with the Initial Loan.

“Initial South Carolina System Conversion Date” means the date as of which Regional Finance Corporation of South Carolina has replaced its existing technology platform on which Receivables originated by it are managed with the Nortridge Loan System, as certified in an Officer’s Certificate of the Servicer delivered to the Administrative Agent, each Lender and each Rating Agency.

“Initial System Conversion Date” means the later of (i) Initial South Carolina System Conversion Date and (ii) the Initial Texas System Conversion Date.

“Initial System Conversion Event” means either (i) the Initial South Carolina System Conversion Date does not occur by August 1, 2017 or (ii) the Initial Texas System Conversion Date does not occur by November 1, 2017.

“Initial Texas System Conversion Date” means the date as of which Regional Finance Corporation of Texas has replaced its existing technology platform on which Receivables originated by it are managed with the Nortridge Loan System, as certified in an Officer’s Certificate of the Servicer delivered to the Administrative Agent, each Lender and each Rating Agency.

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Insolvency Law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of the Closing Date, among Regional Management, Bank of America and the other parties joined thereto from time to time.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Interest” means, for any Interest Period and each Loan outstanding during such Interest Period, interest on the Principal Amount of such Loan computed pursuant to Section 2.07; provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) no portion of any payment of Interest shall be considered to have been paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections” means any and all amounts received in respect of any interest, or other similar charges on a Receivable (including late fees, insufficient funds fees, extension fees, pre-payment fees and other administrative fees and expenses, other than such fees and expenses expressly permitted hereunder to be retained by the Servicer), from or on behalf of Obligors that are deposited into the Collection Account in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Interest Period” means, (i) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the last day of July 31, 2017 and (ii) as to any subsequent Payment Date, the period beginning on, and including, the first day of the calendar month immediately preceding such Payment Date and ending on, and including, the last day of such calendar month; provided, that the final Interest Period shall begin on, and include, the first day of the calendar month containing the Facility Termination Date and shall end on the Facility Termination Date.

“Interest Rate” means, with respect to any Loan and any day in an Interest Period, a per annum rate equal to (i) the applicable Alternative Rate on such day plus (ii) the applicable Margin on such day plus (iii) the applicable Step-up Margin.

“Interest Rate Hedge Trigger” means that, as of any Determination Date, the Excess Spread Percentage is below 11.50%.

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any), or the Loans Outstanding that are

Class A Loans or Class B Loans (as the context requires), funded by such Lender on or prior to such day, plus, without duplication, (b) any portion of the Loans Outstanding, or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding, or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the aggregate Loans Outstanding, or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), on such day.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business, except as permitted under the Basic Documents.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the U.S. Internal Revenue Service.

“Legal Final Maturity Date” means the Payment Date falling in the twelfth month following the Revolving Period Termination Date.

“Lender” means, as applicable, a Conduit Lender or a Committed Lender, and “Lenders” means, collectively, all of the foregoing Persons.

“Lender Advance” has the meaning given to such term in Section 2.01(a).

“Lender Group” means each group of Lenders consisting of (i) if applicable, a group of Conduit Lenders, (ii) an agent for such group of Lenders and (iii) a group of Committed Lenders, whether directly or as assignees of any such Conduit Lender. As of the Closing Date, the Lender Groups are the Credit Suisse Lender Group and the Wells Fargo Lender Group.

“Lender Percentage” means, with respect to a Committed Lender or Conduit Lender, its Commitment as a percentage of the Aggregate Commitment or the Class A Aggregate Commitment or Class B Aggregate Commitment, as applicable.

“Lender Register” has the meaning given to such term in Section 13.01(d).

“Level I Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i)    the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 5.50%;

(ii)    the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 5.50%;

(iii)     the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 10.00%; or

(iv)    the average of the Excess Spread Percentage for such Collection Period and the two preceding Collection Periods is less than 10.00%.

“Level II Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i)    the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 7.50%;

(ii)    the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 7.00%;

(iii)     the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 12.50%;

(iv)    the average of the Excess Spread Percentage for such Collection Period and the two preceding Collection Periods is less than 8.00%; or

(v)     an event specified in clauses (i), (ii) or (iii) occurs during such Collection Period with respect to the Managed Portfolio Receivables (it being understood that, for purposes of this clause (v), the references in the definitions of “Delinquency Ratio (60+ Days),” “Extension Ratio” and “Annualized Charge-off Ratio” and the related definitions therein to (1) “Receivables” shall mean Managed Portfolio Receivables (which includes the Receivables hereunder) and (2) “Eligible Receivables” shall mean all Managed Portfolio Receivables (which includes the Receivables hereunder).

“Level III Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i)    the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 10.00%;

(ii)    the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 8.50%;

(iii)     the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 15.00%;

(iv)    the average of the Excess Spread Percentage for such Collection Period and the two preceding Collection Periods is less than 6.00%; or

(v)    an event specified in clauses (i), (ii) or (iii) occurs during such Collection Period with respect to the Managed Portfolio Receivables (it being understood that, for purposes of this clause (v), the references in the definitions of “Delinquency Ratio (60+ Days),” “Extension Ratio” and “Annualized Charge-off Ratio” and the related definitions therein to (1) “Receivables” shall mean Managed Portfolio Receivables (which includes the Receivables hereunder) and (2) “Eligible Receivables” shall mean all Managed Portfolio Receivables (which includes the Receivables hereunder).

“Liability” means any duty, responsibility, obligation or liability.

“LIBOR Business Day” means any day of the year other than a Saturday, Sunday or any day on which banking institutions in New York, New York or London, England generally are required or authorized to be closed.

“LIBOR Disruption Event” means, with respect to a Lender Advance as to which Interest accrues or is to accrue at a rate based upon LIBOR, (i) a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States Dollars in the London interbank market to make, fund or maintain such Lender Advance, (ii) the inability of the Lender to obtain timely information for purposes of determining LIBOR, (iii) a determination by such Lender that the rate at which deposits of Dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Loan or (iv) the inability of such Lender to obtain United States Dollars in the London interbank market to make, fund or maintain any Lender Advance. In no event shall LIBOR be less than 0.0%.

“LIBOR” means, for any day or Interest Period, an interest rate per annum equal to the posted rate for deposits in Dollars up to ninety (90) days which rate is determined on a daily basis by the Administrative Agent by reference to the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) as of 11:00 a.m., London, England time, on the first day of such Interest Period or, if such day is not a LIBOR Business Day, the posted rate that appeared on the immediately preceding LIBOR Business Day, each such determination, absent manifest error, to be conclusive and binding on all parties hereto.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Liquidation Proceeds” means, for any Collection Period and any Defaulted Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after such Receivable became a Defaulted Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of any underlying collateral securing the related Contract, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable in respect of such Receivable, or otherwise, net of any amounts required by Applicable Law to be remitted to the related Obligor and net of any reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection and enforcement of such Receivable, to the extent not previously reimbursed to the Servicer.

“Liquidity Amount” means, on any date of determination, the sum of (i) unrestricted cash or unrestricted Cash Equivalents owned by Regional Management on a consolidated basis, (ii) the Available Borrowing Capacity and (iii) if the conditions set forth in Section 4.02 to a Lender Advance on such date would be satisfied if a Funding Request for such date were delivered, the excess, if any, of the Total Borrowing Base over the Loans Outstanding.

“Liquidity Facilities” means each of the committed loan facilities, lines of credit and other financial accommodations available to a Conduit Lender to support the liquidity of such Conduit Lender’s Commercial Paper Notes.

“Loan” means any Class A Loan or Class B Loan, as the context requires.

“Loans Outstanding” means, on any day, the aggregate Principal Amount of Class A Loans, Class B Loans or Loans, as the context requires, made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of the Loans in accordance with the terms hereof.

“Long-Term Rating Requirement” means, with respect to any Person, that such Person has a long-term unsecured debt rating of either not less than “A” by Standard & Poor’s, not less than “A(high)” by DBRS or not less than “A2” by Moody’s.

“Managed Portfolio Receivable” means a Receivable (without giving effect to the requirement in the definition thereof that the related Contract be included in the Schedule of Receivables hereto) in Regional Management’s large loan portfolio, except for (i) auto loan delinquent renewals, (ii) large loan checks and (iii) any identified test products.

“Margin” has the meaning set forth in the Fee Letter.

“Master Deposit Account” means the deposit account governed by the Master Deposit Account Control Agreement.

“Master Deposit Account Control Agreement” means the Third Amended and Restated Deposit Account Control Agreement, dated as of June 20, 2017, among Regional Management, Bank of America, as collateral agent, and Bank of America, as depository bank.

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, (ii) the validity, enforceability or collectability of this Agreement or any other Basic Document or the validity, enforceability or collectability of a material portion of (a) the Contracts, (b) the Receivables or (c) any other Collateral, (iii) the rights and remedies of the Secured Parties under the Basic Documents, (iv) the ability of such Person to perform its obligations under this Agreement or any other Basic Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of the interest of the Administrative Agent or the Lenders in the Collateral.

“Maturity Date” means the earliest to occur of (i) the date that is twelve (12) months after the last Scheduled Payment, (ii) the Legal Final Maturity Date and (iii) the deemed occurrence or declaration of the Maturity Date under Section 10.01(b).

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Member” means Regional Management, as the member of the Borrower.

“Modified Contract” means, with respect to a Receivable, the related Contract (i) which at any time, was in default and which default was cured by adjusting or amending the contract terms or accepting a reduced payment, other than a Contract that was modified in connection with an insolvency proceeding under Chapter 13 of the Bankruptcy Code, or (ii) for which the APR, the number or amount of the Scheduled Payments or Principal Balance was amended or otherwise modified at any time.

“Monthly FICO Report” means, with respect to any Collection Period, a monthly report prepared by Protiviti, Inc., in a form reasonably acceptable to the Lenders, which states that Protiviti, Inc. has (i) reviewed the Monthly Loan Tape for such Collection Period and the credit bureau report included in the Servicer File for (A) prior to the occurrence of a Monthly FICO Report Failure, a 10% (by number of Receivables) test sample of Receivables on such Monthly Loan Tape that were originated on Paradata and acquired by the Borrower during such Collection Period and (B) on or after the occurrence of a Monthly FICO Report Failure, a 10% (by number of Receivables) test sample of Receivables on such Monthly Loan Tape that were originated on Paradata and acquired by the Borrower during such Collection Period and any immediately preceding Collection Period with respect to which a Monthly FICO Report Failure occurred, and (ii) confirmed that, for each such Receivable in the test sample, the FICO® Score at origination of the related Receivable set forth in the Monthly Loan Tape for such Collection Period is identical to the FICO® Score for such Obligor set forth in the credit bureau report included in related Servicer File, other than any inconsistences noted by Protiviti, Inc. in such monthly report.

“Monthly FICO Report Failure” means, with respect to any Collection Period prior to the third Collection Period following the Full System Conversion Date, (i) the Borrower failed to deliver the Monthly FICO Report with respect to such Collection Period by the Reporting Date following the Payment Date related to such Collection Period or (ii) the Borrower delivered the Monthly FICO Report with respect to such Collection Period by the Reporting Date following the Payment Date related to such Collection Period and such Monthly FICO Report provides that the FICO® Score set forth in the Monthly Loan Tape for such Collection Period did not match the FICO® Score set forth in the credit bureau report included in related Servicer File for more than 10% of the Receivables in test sample (by number of Receivables).

“Monthly Loan Tape” means a data tape, which shall include with respect to each Receivable (i) the related Contract identification number, (ii) the identity of the related Originator, (iii) the current Principal Balance, (iv) the current number of days such Receivable is delinquent, (v) whether or not the related Obligor is a debtor in bankruptcy, (vi) the next payment date, (vii) the remaining term to maturity, (viii) the current maturity date, (ix) the original maturity date, (x) the number of extensions, (xi) the date of Contract (origination date), (xii) the funding date, (xiii) the original interest rate, (xiv) the current interest rate, (xv) the original monthly payment amount, (xvi) the current monthly payment amount, (xvii) the original principal balance (amount financed), (xviii) the original term to maturity, (xix) the State in which the related Obligor has a mailing address, (xx) the FICO® Score at origination, (xxi) history of payments delinquent (number of times delinquent) 0-29 days, 30-59 days, 60-89 days and 90 or more days, and (xxii) any other information reasonably requested by a Lender to be included therein.

“Monthly Report” means, with respect to any Payment Date and the related Collection Period, a monthly statement of the Servicer delivered on each Reporting Date with respect to such Collection Period, in substantially the form of Exhibit H, which may be modified from time to time as mutually agreed by the Servicer, the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Non-Defaulting Group Funding Date” means (i) with respect to a request by the Borrower to the Class A Non-Defaulting Groups to fund the Class A Borrowing Deficit in accordance with Section 2.02(d), the second Business Day following the date of such request and (ii) with respect to a request by the Borrower to the Class B Non-Defaulting Groups to fund the Class B Borrowing Deficit in accordance with Section 2.02(e), the second Business Day following the date of such request.

“North Carolina Receivables” means, as of any date of determination, the Receivables originated by Regional Finance Corporation of North Carolina and contributed to the Trust pursuant to the Transfer and Contribution Agreement from time to time, and allocated to the 2017-1A SUBI pursuant to the 2017-1A SUBI Supplement as of such date, as evidenced by the 2017-1A SUBI Certificate.

“Nortridge Loan System” means a third-party technology platform on which the Regional Management Entities’ underwriting, servicing and collection activity are logged and maintained and which is integrated into the Regional Management Entities’ information technology infrastructure.

“Note” has the meaning given to such term in Section 2.05(a).

“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Agents or any of their respective assigns, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of the Loans or any Hedging Agreement, whether or not evidenced by any separate note, agreement or other instrument, including all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Sections 2.13 and 2.14, Breakage Costs, Hedge Breakage Costs, fees, including any and all arrangement fees, loan fees, Interest and Unused Commitment Fee and any and all other fees, expenses, costs or other sums (including attorneys’ fees and disbursements) chargeable to the Borrower under the Basic Documents.

“Obligor” means each Person obligated to make payments on or pursuant to a Receivable, including any guarantor thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by any officer of the Borrower, the Servicer, an Originator, the Backup Servicer, the Image File Custodian or any other Person, as the case may be, and delivered to the Administrative Agent or any other party hereto as required by this Agreement.

“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the Administrative Agent or the party hereto that is the recipient of such written opinion of counsel.

“Originator” means (i) Regional Finance Corporation of Alabama, an Alabama corporation, (ii) Regional Finance Company of Georgia, LLC, a Delaware limited liability company, (iii) Regional Finance Company of New Mexico, LLC, a Delaware limited liability company, (iv) Regional Finance Corporation of North Carolina, a North Carolina corporation, (v) Regional Finance Company of Oklahoma, LLC, a Delaware limited liability company, (vi) Regional Finance Corporation of South Carolina, a South Carolina corporation, (vii) Regional Finance Corporation of Tennessee, a Tennessee corporation, (viii) Regional Finance Corporation of Texas, a Texas Corporation, (ix) Regional Finance Company of Virginia, LLC, a Delaware limited liability company, and (x) any other entity approved in writing by the Administrative Agent and the Required Lenders (a copy of which the Servicer shall provide to each Rating Agency).

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Basic Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owners” means the Lenders that are owners of record of the Notes or, with respect to any Note held by an Agent hereunder as nominee on behalf of Lenders in the related Lender Group, the Lenders that are beneficial owners of such Note as reflected on the books of such Agent in accordance with this Agreement and the other Basic Documents.

“Participant Register” has the meaning given to such term in Section 13.01(g).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day (provided that the first Payment Date will be August 15, 2017).

“Pension Plans” means “employee pension benefit plans”, as such term is defined in Section 3 of ERISA, maintained by any Person, or in which employees of such Person are entitled to participate, as from time to time in effect.

“Permitted Investments” means any of the following types of investments:

(i)    marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

(ii)    bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short-Term Rating Requirement;

(iii)    repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

(iv)    commercial paper rated at least “A-1” by Standard & Poor’s and “Prime-1” by Moody’s;

(v)    money market funds registered under the Investment Company Act having a rating, at the time of such investment in the highest rating category by Moody’s and Standard & Poor’s (including funds for which the Account Bank or its Affiliates is investment manager or advisor);

(vi)    demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company meets or exceeds the Short-Term Rating Requirement; and

(vii)    any other investments approved in writing by the Administrative Agent (acting at the direction of the Required Lenders); provided, that each of the Permitted Investments may be purchased from the Account Bank or through any Affiliate of the Account Bank.

“Permitted Liens” means (i) Liens in favor of the Borrower created pursuant to the Second Tier Purchase Agreement, (ii) Liens in favor of the Trust in respect to the North Carolina Receivables, (iii) Liens in favor of any Agent or the Administrative Agent, as agent for the Secured Parties created pursuant to this Agreement or any other Basic Document, (iv) mechanics’ and other statutory Liens arising by operation of law with respect to a Hard Secured Receivable and (v) Liens for taxes and assessments not yet due or for taxes which the Borrower is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Secured Parties under the Basic Documents.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Plan Assets” has the meaning given to such term in Section 3(42) of ERISA.

“Precompute Receivable” means any Receivable for which the related Contract is reflected as a precompute loan on the records of the Servicer or the applicable Subservicer.

“Precomputed Interest Method” means the method in which the debt is expressed as the sum of the original principal amount plus the finance charge computed in advance, assuming all payments will be made when scheduled.

“Prepayment Notice” means a written notice from the Borrower to the Administrative Agent, the Agents, the Account Bank and each Hedge Counterparty, if any, notifying such parties of its intent to prepay all or any portion of the Loans Outstanding in accordance with Section 2.06, substantially in the form of Exhibit K hereto.

“Prime Rate” means, for any date of determination, the rate of interest most recently announced by the Administrative Agent from time to time as its prime commercial rate for Dollar-denominated loans made in the United States.

“Principal Amount” means, with respect to any Loan, the aggregate amount advanced by the Lenders on the Funding Date in respect of such Loan.

“Principal Balance” means, as of any determination date with respect to (a) a Receivable other than a Precompute Receivable, the outstanding principal balance of such Receivable and (b) a Receivable that is a Precompute Receivable, the calculated principal balance of such Precompute Receivable, which is the result of (x) the remaining unpaid amount due in respect of such Precompute Receivable minus (y) the unearned interest on such Precompute Receivable calculated on an accrual basis; provided, that in the case of (a) and (b) the principal balance of such Receivable is measured as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date), or with respect to any Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date, provided, that the Principal Balance of any Receivable a portion of which has been charged-off in accordance with the Collection Policy shall be reduced by the portion so charged-off; provided, further, the Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank) (i) that meets, or the parent of which meets, either (1) the Long-Term Rating Requirement or (2) the Short-Term Rating Requirement and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Rating Agency” means, as of any date of determination, each nationally recognized statistical rating organization then rating any Loan or any related Credit Facility or Liquidity Facility provided to a Conduit Lender with respect to any Loan, in each case, at the request of the Borrower or any Secured Party.

“Ratings Request” means a written request by an Agent to the Borrower and the Servicer, stating that the related Agent intends to request that a nationally recognized statistical rating organization publicly issue a Required Rating to the transactions contemplated by this Agreement that reasonably reflects the economics and credit of the Loans at the time of such request.

“Reborrowing” means, to the extent that any portion of the Loans has been repaid in connection with a repayment pursuant to Section 2.06, the reborrowing by the Borrower of all or a portion of such repaid amounts otherwise subject to and in accordance with the terms hereof.

“Receivable” means Indebtedness owed to an Originator or the Borrower by an Obligor (without giving effect to any transfer hereunder) under a Contract included in the Schedule of Receivables, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with a non-revolving personal loan made by such Originator, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Administrative Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.

“Receivable File” means, with respect to each Receivable, (i) the original fully executed Contract and (ii) any additional original executed documents, if any, evidencing a modification to any of the foregoing documents.

“Records” means, with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Regional Local Bank Account” has the meaning given to such term in the Intercreditor Agreement.

“Regional Management” has the meaning given to such term in the Preamble.

“Regional Management Entities” means Regional Management, the Borrower and the Originators.

“Regulation AB” means Regulation AB under the Securities Act.

“Regulatory Change” means (i) the adoption or any change therein after the date hereof of any Applicable Law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or (ii) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority; provided, that for purposes of this definition, (a) the Risk-Based Capital Requirements, (b) the Dodd-Frank Act, Basel II, Basel III, the Volcker Rule and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (c) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

“Release Amount” means, as of the related Release Date, the aggregate Release Price deposited for a retransfer of Receivables under Section 5.05 and 7.03(c) and the aggregate Defaulted Receivable Release Price deposited for a retransfer of Defaulted Receivables under Section 5.05(e).

“Release Date” means a Payment Date specified by the Borrower in connection with the retransfer of the Receivables under Section 5.05 or 7.03(c).

“Release Price” means an amount equal to the Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of a Receivable to be retransferred pursuant to Section 5.05, plus accrued and unpaid interest on such Receivable (at the related APR) through the date of repurchase and all related Breakage Costs and all Hedge Breakage Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more Hedge Transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement.

“Removal Request” has the meaning given to such term in Section 9.07(d).

“Report Failure Period” has the meaning given to such term in the Intercreditor Agreement.

“Reporting Date” means, with respect to any Payment Date, the third Business Day prior to such Payment Date.

“Required Cash Reserve Percentage” means (i) 1.00% or (ii) for any Payment Date on or after which the Servicer shall have been directed to withdraw all amounts on deposit in the Reserve Account in accordance with Section 2.11(c), 0%.

“Required Lenders” means, at any time, Class A Lenders representing 66 2/3% of the Loans Outstanding that are Class A Loans; provided, however, if at any time the only Loans Outstanding are Class B Loans, “Required Lenders” shall mean the Class B Lenders representing 66 2/3% of the Loans Outstanding that are Class B Loans; provided, further, for so long as the Lender Groups only consist of the Credit Suisse Lender Group and the Wells Fargo Lender Group, “Required Lenders” shall mean all Lenders.

“Required Rating” means a rating of the transaction contemplated by this Agreement of, in the case of the Class A Loans (or any related Credit Facility or Liquidity Facility provided by a Class A Lender with respect to a Conduit Lender hereunder), at least “A” from DBRS or an equivalent rating from another nationally recognized statistical rating organization selected by the Required Lenders and reasonably acceptable to the Borrower, and in the case of the Class B Loans (or any related Credit Facility or Liquidity Facility provided by a Class B Lender with respect to a Conduit Lender hereunder), at least “A(low)” from DBRS or an equivalent rating from another nationally recognized statistical rating organization selected by the Required Lenders and reasonably acceptable to the Borrower.

“Requirements of Law” means, with respect to any Person, any law, treaty, rule or regulation, or order or determination of a Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth-in-Lending Act, Regulations U and T of the Federal Reserve Board and Regulations B, X and Z of the CFPB).

“Reserve Account” means a segregated trust account caused to be established or established by the Servicer with the Account Bank for the benefit of the Secured Parties.

“Reserve Account Amount” means, on any day, the amount on deposit in the Reserve Account.

“Reserve Account Initial Deposit” means $300,401.73, which amount shall be deposited by the Borrower into the Reserve Account on the Closing Date.

“Reserve Account Required Amount” means, on any date of determination, the product of (a) the Required Cash Reserve Percentage and (b) the Eligible Pool Balance.

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date (i) on which an Available Funds Shortfall exists, an amount equal to the lesser of (a) the Reserve Account Amount and (b) the Available Funds Shortfall, (ii) following the Revolving Period Termination Date, amounts to be withdrawn from the Reserve Account under Section 2.11(c) on such Payment Date, (iii) following the occurrence of an Event of Default that has not been waived by the Administrative Agent (acting at the direction of the Required Lenders), the Reserve Account Amount, and (iv) on any other Payment Date, zero.

“Responsible Officer” means, when used with respect to any Person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, secretary, assistant secretary, corporate trust officer or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject, and, in each case, having direct responsibility for the administration of this Agreement.

“Review” has the meaning given to such term in Section 9.07(f).

“Revolving Period” means the period commencing on the Closing Date and ending on the Revolving Period Termination Date.

“Revolving Period Termination Date” means the earlier to occur of (i) the Scheduled Commitment Termination Date and (ii) a Facility Amortization Event.

“Risk-Based Capital Requirements” means the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009 by the Financial Accounting Standard Board.

“Sanctions” means individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Borrower, the Servicer and their respective Affiliates.

“Sanctioned Target”: Any individual, entity, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Schedule of Receivables” means the schedule of Receivables attached hereto as Schedule C, as updated from time to time in connection with each Funding Request or substitution of Receivables, as applicable.

“Scheduled Payments” means regularly scheduled monthly payments to be made by an Obligor pursuant to the terms of the related Contract.

“Scheduled Commitment Termination Date” means December 19, 2018 (or, if such day is not a Business Day, the immediately preceding Business Day), or such later date to which the Scheduled Commitment Termination Date may be extended upon the written agreement of the Borrower, the Lenders, the Agents, the Administrative Agent and the other parties hereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Tier Purchase Agreement” means the Second Tier Purchase Agreement, dated as of the Closing Date, between Regional Management and the Borrower.

“Secured Party” means (i) the Administrative Agent, (ii) each Lender and (iii) each Hedge Counterparty.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of June 20, 2017, among Regional Management Receivables, LLC, the Borrower, the borrowers under the Senior Revolver, Credit Recovery Associates, Inc., as guarantor, and Bank of America, as collateral agent.

“Securitization” means any (i) securitization transaction undertaken by the Borrower or a Special Purpose Affiliate that is secured, directly or indirectly, by all or a portion of the Receivables, (ii) sale or other transfer by the Borrower or a Special Purpose Affiliate of all or a portion of the Receivables or (iii) other asset financing, secured loan or similar transaction involving all or a portion of the Receivables, in accordance with Section 2.15.

“Securitization Date” means the date upon which a Securitization is consummated.

“Securitization Date Certificate” means a certificate delivered by an Authorized Officer of the Servicer on the Securitization Date indicating that the requirements set forth in this Agreement for a Securitization has been satisfied.

“Securitization Release” means a release executed pursuant to Section 2.15, substantially in the form of Exhibit G.

“Senior Hedge Breakage Costs” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof for any reason other than any event of default under the related Hedging Agreement for which the related Hedge Counterparty is the defaulting party.

“Senior Interest” means, for any Payment Date and any Loan, all Interest payable in respect of such Loan on that Payment Date, other than any Interest payable in respect of such Loan as a result of the application of the Step-Up Margin on such Payment Date.

“Senior Revolver” means the Sixth Amended and Restated Loan and Security Agreement, dated as of June 20, 2017, among the lenders therein, Bank of America, as agent, Regional Management and the other borrowers party thereto from time to time, and certain Regional Affiliates, as guarantors, and the other guarantors party thereto from time to time, Lenders from time to time party thereto.

“Servicer” has the meaning given to such term in the Preamble.

“Servicer Basic Documents” means all Basic Documents to which the Servicer is a party or by which it is bound.

“Servicing Centralization Event” means the occurrence of either (a) Regional Management fails to have a Tangible Net Worth of at least $150,000,000 as of any

Determination Date or (b) a Level I Trigger Event followed by the delivery of written notice from the Administrative Agent (acting at the direction of the Required Lenders) to the Servicer, the Borrower and the Backup Servicer that the activities described on Schedule G should go into effect.

“Servicer File” means, with respect to a Receivable, each of the following documents: (i) application of the Obligor for credit; (ii) a copy (but not the original) of the Contract and any amendments thereto; provided, however, that the Servicer shall deliver an image of each amendment to the Contract to the Image File Custodian immediately following the execution thereof; and (iii) such other documents as the Servicer customarily retains in its files in order to accomplish its duties under this Agreement.

“Servicer Termination Event” has the meaning given to such term, on any day (i) prior to the Assumption Date, in Section 7.13 and (ii) on and after the Assumption Date, in Section 7.16(e).

“Servicer Termination Notice” has the meaning given to such term in Section 7.13.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date, monthly in arrears in accordance with Section 2.08, in an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Principal Balance of all Receivables as of the first day of the related Collection Period and (iii) 1/12.

“Servicing Fee Rate” means (a) with respect to the initial Servicer, 4.00% per annum, (b) if a Successor Servicer is then acting as Servicer and such Successor Servicer is Wells Fargo Bank, 4.75% per annum and (c) if a Successor Servicer is then acting as Servicer and such Successor Servicer is not Wells Fargo Bank, a rate agreed upon by such Successor Servicer and the Administrative Agent (acting at the direction of the Required Lenders) based upon then current market conditions, which rate the Successor Servicer shall provide prompt written notice of to the Rating Agencies.

“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of either not less than “A-1” by Standard & Poor’s, not less than “R-1 (middle)” by DBRS or not less than “Prime-1” by Moody’s.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

“Solvent” means, with respect to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including the amount of any known disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to generally pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital in relation to such business or transaction.

“Special Purpose Affiliate” means any special purpose entity that is an Affiliate of the Borrower and was created for the purpose of one or more Securitizations.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means any state of the United States or the District of Columbia.

“Step-Up Margin” has the meaning set forth in the Fee Letter.

“SUBI” has the meaning given to such term in the Trust Agreement.

“SUBI Certificate” has the meaning given to such term in the Trust Agreement.

“Subordinated Hedge Breakage Costs” means with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof as a result of any event of default under the related Hedging Agreement for which the related Hedge Counterparty is the defaulting party.

“Subordinate Interest” means, for any Payment Date and any Loan, any Interest payable in respect of such Loan as a result of the application of the Step-Up Margin on such Payment Date.

“Subsequent Loan” means each Loan made following the Initial Loan.

“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on a Funding Date other than the Funding Date relating to the Initial Loan.

“Subservicer” means each subservicer appointed by the Servicer and acceptable to the Administrative Agent and the Required Lenders for the servicing and administration of some or all of the Receivables which, as of the Closing Date, are identified on Schedule E, which schedule may be amended from time to time in accordance with this Agreement.

“Subservicing Agreement” means each agreement, dated as of the Closing Date, between the Servicer and each Subservicer.

“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50.0% of the outstanding voting securities or other ownership interests shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

“Substitute Receivable” means one or more Eligible Receivables not previously a part of the Collateral, substituted for a Receivable pursuant to Section 5.05, each having characteristics substantially similar, and in no event less favorable to the Secured Parties in any respect, than the affected Receivables being so substituted, without the consent of the Administrative Agent (acting at the direction of the Required Lenders).

“Successor Servicer” means the Backup Servicer, as successor to the Servicer, or another entity appointed pursuant to Section 7.14(b) as successor to the Servicer.

“Tangible Net Worth” means, with respect to Regional Management as of the Determination Date, its net worth calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of its deferred tax assets and intangible assets, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Test Data File” means a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carry out the servicing obligations hereunder.

“Third Party Allocation Agent” means Wells Fargo Bank, National Association, in such capacity under the Intercreditor Agreement.

“Titled Asset” shall mean a motor vehicle, boat, recreational vehicle, camper, trailer, motorcycle, all-terrain vehicle or other asset for which, under applicable State law, a certificate of title is issued and any security interest therein is required to be perfected by notation on such certificate of title.

“Total Advance Rate” means 80.00%, provided, that, upon occurrence, and during the continuation, of a Level I Trigger Event, a Monthly FICO Report Failure or an Initial System Conversion Event, 75.00%.

“Total Borrowing Base” means, as of any date of determination, an amount equal to the product of (i) the Eligible Pool Balance and (ii) the Total Advance Rate.

“Total Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the aggregate Loans Outstanding exceeds (ii) the Total Borrowing Base.

“Transfer and Contribution Agreement” means the Transfer and Contribution Agreement, dated as of June 20, 2017, between Regional Finance Corporation of North Carolina and the Trust.

“Transition Expenses” has the meaning given to such term in Section 7.14(d).

“Trust” means the Regional Management North Carolina Receivables Trust 2017-1, Delaware statutory series trust formed by Wilmington Trust, National Association, pursuant to the certificate of formation filed with the Delaware Secretary of State on June 16, 2017.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of June 20, 2017, by Regional Finance Corporation of North Carolina, as settlor and initial beneficiary, and Wilmington Trust, National Association, as UTI trustee, Delaware trustee and administrative trustee.

“Trust Documents” means the Trust Agreement, the 2017-1A SUBI Supplement, the Trust Master Servicing and Administration Agreement, the 2017-1A SUBI Servicing Supplement and the 2017-1A SUBI Security Agreement.

“Trust Master Servicing and Administration Agreement” means the Master Servicing and Trust Administration Agreement, dated as of June 20, 2017, between the Trust and Regional Management.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Unused Commitment Fee” means, for any Interest Period prior to the commencement of the Amortization Period, the fee payable by the Borrower pursuant to the Fee Letter on the related Payment Date in an amount equal to product of (i) the Unused Commitment Fee Rate, (ii) an amount equal to the average daily Aggregate Commitment during such Interest Period minus the average daily Loans Outstanding during such Interest Period and (iii) a fraction, the numerator of which is the actual number of days during such Interest Period and the denominator of which is 360.

“Unused Commitment Fee Rate” has the meaning given to such term in the Fee Letter.

“Upfront Fee Letters” means each of the Credit Suisse Upfront Fee Letter and the Wells Fargo Upfront Fee Letter.

“U.S. Person” has the meaning set forth in Code Section 7701(a)(30).

“UTI” has the meaning given to such term in the Trust Agreement.

“UTI Certificate” has the meaning given to such term in the Trust Agreement.

“Volcker Rule” means the regulations adopted to implement Section 619 of the Dodd-Frank Act.

“Wells Fargo Deposit Account Control Agreement” means the Third Amended and Restated Deposit Account Control Agreement, dated as of June 20, 2017, among Regional Management, Bank of America, as collateral agent, and Wells Fargo Bank, National Association as depository bank.

“Wells Fargo Bank” means Wells Fargo Bank, National Association, acting through its Corporate Trust Services division.

“Wells Fargo Fee Letter” means, with respect to the Account Bank, the Backup Servicer and the Image File Custodian, the Schedule of Fees, dated as of March 30, 2017, between Wells Fargo Bank, the Borrower and/or Regional Management.

“Wells Fargo Upfront Fee Letter” means the fee letter, dated as of the Closing Date, between Wells Fargo Bank, National Association, the Borrower and Regional Management, setting forth the upfront fee payable to Wells Fargo Bank, National Association, as the Administrative Agent, on the Closing Date.

“2017-1A SUBI” means that special unit of beneficial interest in the Trust created by the 2017-1A SUBI Supplement.

“2017-1A SUBI Certificate” means the 2017-1A Financed SUBI certificate issued by the Trust and evidencing a beneficial interest in the North Carolina Receivables.

“2017-1A SUBI Security Agreement” means the 2017-1A SUBI Security Agreement, dated as of June 20, 2017, among the Trust, Regional Finance Corporation of North Carolina, as beneficiary of the undivided trust interest of the Trust, the Borrower, in its capacity as the holder of the 2017-1A Financed SUBI Certificate, and the Administrative Agent, as secured party.

“2017-1A SUBI Servicing Supplement” means the 2017-1A Financed SUBI Servicing Supplement to the Trust Master Servicing and Administration Agreement, dated as of June 20, 2017, among the Trust, the Borrower, as 2017-1A Financed SUBI Holder, and Regional Management, as 2017-1A Financed SUBI Servicer.

“2017-1A SUBI Supplement” means the 2017-1A Financed SUBI Supplement to the Trust Agreement, dated as of June 20, 2017, among Regional Finance Corporation of North Carolina, as settlor and initial beneficiary, and Wilmington Trust, National Association, as UTI trustee, 2017-1A SUBI trustee and administrative trustee.

“2017-1A SUBI Trustee” means Wilmington Trust, National Association, in its capacity as 2017-1A Financed SUBI Trustee.

Section 1.02.    Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, the Administrative Agent, the Required Lenders, Regional Management and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Regional Management and the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.03.    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.04.    Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (ix) references contained herein to Article, Section, subsection, Schedule and Exhibit, as applicable, are references to Articles, Sections, subsections, Schedules and Exhibits in this Agreement unless otherwise specified; (x) references to “writing” include printing, typing and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.

ARTICLE TWO

LOANS

Section 2.01.    Loans.

(a)    On the terms and subject to the conditions set forth in this Agreement (including the conditions precedent set forth in Article 4), the Borrower may from time to time on any Business Day during the Revolving Period, request that each Conduit Lender and Committed Lender make an advance (each such advance made by (i) a Class A Lender, a “Class A Loan”, and (ii) a Class B Lender, a “Class B Loan”) in the amount of each such Conduit Lender’s or Committed Lender’s Lender Percentage of the Principal Amount of the Loan requested (each, a “Lender Advance”), to the Borrower on a Funding Date; provided, however, that in the case of any request for such Class A Loan of the then current Class A Aggregate Commitment, the Borrower shall be required to request the portion of such Class A Loan in excess of 20% of the then current Class A Aggregate Commitment not later than 1:00 p.m., New York City time, thirty-five (35) days prior to the requested Funding Date; and provided further, however, that, notwithstanding the requirement above that each Lender Advance be equal to such Lender’s Lender Percentage of the Principal Amount of the Loan requested, on any Funding Date on or after an increase of the Commitment of the Credit Suisse Lender Group in accordance with Section 2.04, 100% of all requests for Lender Advances shall made solely to the Credit Suisse Lender Group until such time as, with respect to each Lender Group, the ratio of Loans Outstanding of such Lender Group to the Commitment of such Lender Group shall be equal to that of every other Lender Group.

(b)    No later than 12:00 p.m., New York City time, two Business Days prior to a proposed Funding Date, the Borrower shall notify the Administrative Agent, the Agents and the Lenders of such proposed Funding Date and Loan by delivering to the Administrative Agent and the Agents (with a copy to the Account Bank):

(i)    a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Class A Borrowing Base and the Total Borrowing Base (calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date), each as of the date the Loan is requested and the Principal Amount of the Class A Loan and Class B Loan requested, which shall be in an amount at least equal to $1,000,000 or integral multiples of $100,000 in excess thereof; and

(ii)    an updated Schedule of Receivables that includes each Receivable, if any, that is to be purchased by the Borrower with the proceeds of the proposed Loan.

(c)    Following receipt by the Administrative Agent, the Agents and the Lenders of a Funding Request, and prior to the Revolving Period Termination Date (i) each Conduit Lender (if any) may, in its sole discretion, make its Lender Advance of any Loan requested by the Borrower pursuant to Section 2.01(b), and (ii) each Committed Lender, to the extent not made by the Conduit Lender in its Lender Group (if any), severally agrees to make its Lender Advance of any Loan requested by the Borrower, in each case, subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.

(d)    In no event shall:

(i)    a Committed Lender be required on any date to fund a Principal Amount that would cause the Loans Outstanding with respect to such Committed Lender’s Lender Group, as determined after giving effect to such funding, to exceed such Committed Lender’s Commitment;

(ii)    any Loan be requested hereunder, nor shall any Lender be obligated to fund its Lender Advance of any Loan, to the extent that after giving effect to such Loan, the Loans Outstanding that are Class A Loans would exceed the Class A Borrowing Base or the Loans Outstanding would exceed the Total Borrowing Base (each calculated as of the previous Determination Date or, with respect to any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date); and

(iii)    the Principal Amount of the Loans made on any Funding Date exceed the Available Amount on such day.

Section 2.02.    Funding Mechanics.

(a)    If any Funding Request is delivered to the Administrative Agent and the applicable Agents after 12:00 p.m., New York City time, on any Business Day, such Funding Request shall be deemed to be received prior to 12:00 p.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the second Business Day following such deemed receipt. Each Funding Request shall include a representation by the Borrower that (i) the requested Loans will not, on the related Funding Date, exceed the Available Amount, (ii) after giving effect to such Loans, the amount of all Loans Outstanding that are Class A Loans will not exceed the Class A Borrowing Base, and the aggregate amount of all Loans Outstanding will not exceed the Total Borrowing Base, and (iii) a representation that all of the conditions precedent to the making of such Loan have been satisfied or will be satisfied as of the proposed Funding Date. Any Funding Request shall be irrevocable.

(b)    Each Conduit Lender shall notify the Agent for its Lender Group and the Administrative Agent by 10:00 a.m., New York City time, on the applicable Funding Date whether it has elected to make its Lender Advance offered to it pursuant to Section 2.01; provided, that in the case of the Credit Suisse Lender Group, GIFS Cpaital Company, LLC shall be deemed to have notified the Credit Suisse Agent and the Administrative Agent that it has elected to make its Lender Advance on such Funding Date unless written notice not to make such Lender Advance was given to the Credit Suisse Agent and the Administrative Agent by 10:00 a.m., New York City time, on such Funding Date. In the event that a Conduit Lender shall not have timely provided such notice, such Conduit Lender shall be deemed to have elected not to make its Lender Advance of such Loan. If a Conduit Lender shall have elected or be deemed to have elected not to make its Lender Advance of such Loan, the Committed Lender in such

Lender Group shall make available on the applicable Funding Date an amount equal to the portion of the Loan that such Conduit Lender has not elected to fund, in an amount equal to its share of the Principal Amount to be funded.

(c)    Each Lender’s Lender Advance of a Loan shall be made, subject to the fulfillment of the applicable conditions set forth in Article Four, at or prior to 12:00 p.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds to the Borrower Operating Account. Each Agent shall promptly notify the Borrower and the other Agents in the event that any Lender in such Agent’s Lender Group either fails to make such funds available before such time or notifies such Agent that it will not make such funds available before such time (such Lender, if a Committed Lender, shall be referred to herein as a “Defaulting Lender”).

(d)    If any Lender Group containing a Defaulting Lender that is a Class A Committed Lender (a “Class A Defaulting Group”) fails to fund its ratable portion of any Loan requested by the Borrower pursuant to Section 2.01 (the aggregate amount unavailable to the Borrower as a result of such failure being herein called the “Class A Borrowing Deficit”), then the Borrower, by no later than 1:30 p.m., New York City time, on the applicable Funding Date shall instruct each Agent for a Lender Group with a Class A Committed Lender that does not include a Defaulting Lender (a “Class A Non-Defaulting Group”) to make Loans by deposit of immediately available funds to the Borrower Operating Account in an amount equal to such Class A Non-Defaulting Group’s proportionate share (based upon the Commitment of the Committed Lender(s) in each Class A Non-Defaulting Group relative to the Class A Aggregate Commitment less the Commitment of the Class A Defaulting Group) of the Class A Borrowing Deficit and shall notify the Account Bank thereof. Each Class A Committed Lender in a Class A Non-Defaulting Group shall use commercially reasonable efforts to fund on the date of such request, but in any event no event later than 1:00 p.m., New York City time, on the Non-Defaulting Group Funding Date shall fund, its proportionate share (based upon the Commitment of the Committed Lender(s) in each Class A Non-Defaulting Group relative to the Class A Aggregate Commitment less the Commitment of the Class A Defaulting Group) of the Class A Borrowing Deficit; provided, however, that, for the avoidance of doubt, no Lender shall have any obligation to fund any such Advance unless each of the conditions precedent stated therefor in Section 2.01(b) and Section 2.01(d) is satisfied after giving effect thereto. The Class A Committed Lender that is the Defaulting Lender shall forthwith, upon demand, pay to the applicable Agents for the ratable benefit of the Lenders in the Class A Non-Defaulting Groups all amounts paid by each such Lender in the Class A Non-Defaulting Groups on behalf of such Defaulting Lender, together with interest thereon, for each day from the date a payment was made by the Lenders in the Class A Non-Defaulting Groups until the date such Lenders have been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 1.00% per annum.

(e)    If any Lender Group containing a Defaulting Lender that is a Class B Committed Lender (a “Class B Defaulting Group”) fails to fund its ratable portion of any Loan requested by the Borrower pursuant to Section 2.01 (the aggregate amount unavailable to the Borrower as a result of such failure being herein called the “Class B Borrowing Deficit”), then the Borrower, by no later than 1:30 p.m., New York City time, on the applicable Funding Date shall instruct each Agent for a Lender Group with a Class B Committed Lender that does not include a Defaulting Lender (a “Class B Non-Defaulting Group”) to make Loans by deposit of immediately available funds to the Borrower Operating Account in an amount equal to such Class B Non-Defaulting Group’s proportionate share (based upon the Commitment of the Committed Lender(s) in each Class B Non-Defaulting Group relative to the Class B Aggregate Commitment less the Commitment of the Class B Defaulting Group) of the Class B Borrowing Deficit and shall notify the Account Bank thereof. Each Class B Committed Lender in a Class B Non-Defaulting Group shall use commercially reasonable efforts to fund on the date of such request, but in any event no event later than 1:00 p.m., New York City time, on the Non-Defaulting Group Funding Date shall fund, its proportionate share (based upon the Commitment of the Committed Lender(s) in each Class B Non-Defaulting Group relative to the Class B Aggregate Commitment less the Commitment of the Class B Defaulting Group) of the Class B Borrowing Deficit; provided, however, that, for the avoidance of doubt, no Lender shall have any obligation to fund any such Advance unless each of the conditions precedent stated therefor in Section 2.01(b) and Section 2.01(d) is satisfied after giving effect thereto. The Class B Committed Lender that is the Defaulting Lender shall forthwith, upon demand, pay to the applicable Agents for the ratable benefit of the Lenders in the Class B Non-Defaulting Groups all amounts paid by each such Lender in the Class B Non-Defaulting Groups on behalf of such Defaulting Lender, together with interest thereon, for each day from the date a payment was made by the Lenders in the Class B Non-Defaulting Groups until the date such Lenders have been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 1.00% per annum.

(f)    In the event that, notwithstanding the fulfillment of the applicable conditions set forth in Article Four with respect to a Loan, a Conduit Lender elected to make an advance on a Funding Date but failed to make its Lender Advance available to the Borrower when required by Section 2.02(c), such Conduit Lender shall be deemed to have rescinded its election to make such advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such purchase. In any such case, the Borrower shall give notice of such failure not later than 1:30 p.m., New York City time, on the Funding Date to the related Agent, the Committed Lender for such Lender Group and to the Administrative Agent, which notice shall specify (i) the identity of such Conduit Lender and (ii) the amount of the Lender Advance which it had elected but failed to make. Subject to receiving such notice, such Committed Lender shall advance a portion of the Principal Amount in an amount equal to the amount described in clause (ii) above, at or before 4:00 p.m., New York City time, on such Funding Date and otherwise in accordance with Section 2.01(d).

(g)    If any Lender makes available to the Borrower funds for any Loan to be made by such Lender as provided in the provisions of Sections 2.01 and 2.02, and the conditions to the applicable Loan set forth in Article Four are not satisfied or waived in accordance with the terms hereof, the Borrower shall return such funds (in like funds as received from such Lender) to such Lender.

(h)    If any Loan is not made or effectuated, as the case may be, due to the Borrower’s failure to satisfy, or continue to satisfy, the conditions to fund the Loan on the Closing Date, the Borrower and the Servicer shall jointly and severally indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(i)    The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(j)    The Borrower expressly acknowledges and agrees that any election by any Lender, in its sole discretion, on one or more occasion to fund any Loan on any day prior to the final passage of the applicable notice period set forth in Section 2.01(a) above shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for such notice prior to any Lender funding any other Loan hereunder.

Section 2.03.    Reductions of Commitments.

(a)    At any time the Borrower may, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, each Agent, the Account Bank and each Hedge Counterparty, if any, reduce the Facility Amount, which shall be applied, unless otherwise consented to by the Administrative Agent (acting at the direction of the Required Lenders) and the Agents, pro rata to the Class A Aggregate Commitment and the Class B Aggregate Commitment. Each partial reduction shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof. Reductions of the Aggregate Commitment pursuant to this Section shall be allocated to the Commitment of each Committed Lender and each Conduit Lender, pro rata based on the Lender Percentage of the Class A Aggregate Commitment or Class B Aggregate Commitment, as applicable, represented by such Commitment. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than two such requests in any 12-month period.

(b)    In connection with any reduction of the Facility Amount, the Borrower shall remit (i) first, to the Class A Lenders, pro rata, based on their respective Lender Percentages, the amount sufficient to pay the Aggregate Unpaids due to such Class A Lenders with respect to such reduction of the Facility Amount, including any associated Breakage Costs, (ii) second, to the Class B Lenders, pro rata, based on their respective Lender Percentages, the amount sufficient to pay the Aggregate Unpaids due to such Class B Lenders with respect to such reduction of the Facility Amount, including any associated Breakage Costs, and (iii) third, to the relevant Hedge Counterparty, any Hedge Breakage Costs due to such Hedge Counterparty with respect to the reduction of the Loans Outstanding; provided, however, that no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that any Hedge Transaction related thereto be terminated in whole or in part as a result of any such reduction in the Loans Outstanding.

(c)    On the Revolving Period Termination Date, the Commitments of all Lenders shall be automatically reduced to zero.

Section 2.04.    Increase of Commitment. The Commitment of the Credit Suisse Lender Group may, at the request of the Borrower, be increased by an aggregate amount of up to

$25,000,000 during the Revolving Period with the consent of the Lenders in the Credit Suisse Lender Group, which consent shall be in their sole and absolute discretion. Such increase in Commitment shall be effected by an amendment to the Credit Suisse Lender Supplement annexed hereto as Schedule A-1 to reflect such increased Commitment and upon payment of the fee then due by the Borrower under the Credit Suisse Upfront Fee Letter in connection with such increase. Notwithstanding any other provision of this Agreement to the contrary, including for the avoidance of doubt Section 15.01, such amendment of the Credit Suisse Lender Supplement shall not require the consent of any other Lender or party hereto other than the Borrower and the Lenders in the Credit Suisse Lender Group. The Borrower shall provide a copy of such amended Credit Suisse Lender Supplement to the Administrative Agent, the other Lenders hereto, the Backup Servicer and each Rating Agency promptly upon the execution thereof.

Section 2.05.    The Notes.

(a)    The Loans made by the Lenders hereunder shall be evidenced by one or more duly executed promissory notes payable to the order of the Persons specified by the Owners, in an aggregate principal amount equal to the Facility Amount, in substantially the form of Exhibit B hereto (each, a “Note” and collectively, the “Notes”). Each Note shall be dated the Closing Date and shall otherwise be duly completed. The maturity date of each Note shall be the Maturity Date. Any Loans assigned to an Eligible Assignee pursuant to Section 13.01 shall be evidenced by a replacement Note payable to the order of such Eligible Assignee.

(b)    Each Agent is hereby authorized to enter notations (which may be computer generated) on a schedule attached to the Note with respect to each Lender Advance made by each Lender in its Lender Group hereunder, regarding (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of an Agent to make any such notation on the schedule attached to the Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

(c)    Promptly following the Facility Termination Date, each Agent shall mark each Note for its Lender Group “Paid” and return it to the Borrower for cancellation.

Section 2.06.    Optional Principal Repayment. The Borrower may prepay all or any portion of the Loans Outstanding on any Business Day without penalty, upon delivery of a Prepayment Notice to the Administrative Agent, the Agents, the Account Bank and each Hedge Counterparty, if any, at least five (5) Business Days prior to such anticipated prepayment; provided that (i) the amount prepaid is at least $1,000,000 or integral multiples of $250,000 in excess thereof (unless otherwise agreed to in writing by the Administrative Agent); (ii) the Borrower pays to each of the Secured Parties, on the date of any such prepayment, each such Secured Party’s pro rata allocable share of (a) accrued Interest with respect to the portion of the Loans Outstanding to be prepaid through the date of prepayment, as calculated by the Administrative Agent, and (b) the pro rata portion of all other Aggregate Unpaids relating to such prepayment (including all Breakage Costs, but excluding all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement) payable to any Indemnified Party under this Agreement through the date of such prepayment, including Indemnified Amounts pursuant to Section 11.01; (iii) the Borrower certifies that following such prepayment, the Borrower will be in compliance with the provisions of this Agreement; (iv) no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring one or more Hedge Transactions be terminated in whole or in part as a result of any such reduction; (v) the Borrower has paid all Hedge Breakage Costs due to the relevant Hedge Counterparty for such termination; and (vi) all prepayments shall be made (a) prior to the occurrence of a Facility Amortization Event, pro rata to the Class A Lenders and Class B Lenders, based on the amount of Loans Outstanding that are Class A Loans and Class B Loans and (b) after the occurrence of a Facility Amortization Event, first, to reduce the Loans Outstanding that are Class A Loans to zero, and second, to reduce the Loans Outstanding that are Class B Loans to zero. Any notice of a prepayment shall be irrevocable.

Section 2.07.    Payments.

(a)    The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from and including the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Loans Outstanding on each Payment Date in accordance with Section 2.08, unless earlier paid pursuant to Section 2.06 or Section 2.15. Notwithstanding the foregoing, the Principal Amount of each Loan, all Interest thereon, together with all other Aggregate Unpaids, shall be due and payable, if not previously paid, on the Maturity Date.

(b)    Each Lender’s Invested Percentage of the Loans Outstanding shall bear interest for each day during an Interest Period at a rate per annum equal to the applicable Interest Rate on such day for such Interest Period.

(c)    Interest calculated by reference to LIBOR shall be calculated on the basis of a 360-day year for the actual number of days elapsed during the related interest period and (ii) the Prime Rate and the Federal Funds Rate shall be calculated on the basis of a 365- or 366- day year, as applicable, for the actual days elapsed. Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a 360-day year and for the actual number of days elapsed during the related interest period.

(d)    The principal of and Interest on the Notes shall be paid as provided herein and in the Notes. In the case of Notes held by an Agent as agent for its Lender Group, such Agent shall allocate to the members of its Lender Group each payment in respect of the Notes received by such Agent as provided herein. Payments in respect of principal and Interest (including pursuant to Section 2.06) shall be allocated and applied to Owners of such Note based on their respective Invested Percentages that are Class A Loans or Class B Loans, as applicable, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower.

(e)    At or before 3:00 p.m., New York City time, on the first Business Day prior to each Reporting Date, each Lender shall notify the Agent for its Lender Group of its Interest Rate in effect for the current Interest Period. At or before 5:00 p.m., New York City time, on the first Business Day prior to each Reporting Date, the Agents shall then notify the Borrower of all such rates. For such purposes, the Agents may rely conclusively on notices from Lenders as to the interest rate or rates from time to time applicable to their respective Invested Percentage of the Loans Outstanding. Each determination by a Lender of its Interest Rate pursuant to this Agreement shall be conclusive and binding on the Lenders, each Agent, the Borrower, the Servicer and the Backup Servicer, in the absence of manifest error.

(f)    Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

Section 2.08.    Settlement Procedures.

(a)    On each Payment Date, the Servicer shall instruct the Account Bank to pay, or if an Event of Default shall have occurred and is continuing, the Administrative Agent shall instruct the Account Bank to pay, no later than 12:00 p.m., New York City time, in each case, based solely on the information in the related Monthly Report, to the following Persons, from the Collection Account (to the extent of Available Funds) and from the Reserve Account (in the amount of the related Reserve Account Withdrawal Amount), in the following order of priority as set forth in the Monthly Report:

(i)    First, pro rata, based on amounts owing (A) to the Servicer, the accrued and unpaid Servicing Fee, (B) to the Backup Servicer, the sum of (1) the accrued and unpaid Backup Servicing Fee and (2) any out-of-pocket expenses and indemnities due to the Backup Servicer, which in the case of subclause (B)(2) shall not in the aggregate exceed $25,000 in any calendar year, (C) to the Successor Servicer, any unpaid Transition Expenses (such Transition Expenses not to exceed $250,000 in the aggregate) payable pursuant to Section 7.14(d), (D) to the Image File Custodian, the sum of (1) the accrued and unpaid Image File Custodian Fee and (2) any out-of-pocket expenses and indemnities due to the Image File Custodian, which in the case of subclause (D)(2) shall not in the aggregate exceed $25,000 in any calendar year, (E) to the Account Bank and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank), the sum of (1) the accrued and unpaid Account Bank Fee payable to the Account Bank and (2) any out-of-pocket expenses and indemnities due to the Account Bank and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank), which in the case of subclause (E)(2) shall not in the aggregate exceed $25,000 in any calendar year, and (F) to the 2017-1A SUBI Trustee, to the extent not paid by the Initial Beneficiary or the Servicer, any accrued and unpaid fees, out-of-pocket expenses and indemnities due to the 2017-1A SUBI Trustee under the 2017-1A SUBI Supplement, which in the case of subclause (F) shall not in the aggregate exceed $25,000 in any calendar year;

(ii)    Second, pro rata, based on amounts owing (A) to any Hedge Counterparty, any net payments due and payable by the Borrower under the related Hedging Agreement other than Hedge Breakage Costs, and (B) to each applicable Agent for the ratable payment to each Class A Lender in an amount equal to any accrued and unpaid (1) Senior Interest on the Class A Loans, (2) Breakage Costs relating to any Class A Loans and (3) all other Aggregate Unpaids allocable to the Loans Outstanding that are Class A Loans (other than the principal amount of the Loans Outstanding and any related Subordinate Interest) then due under this Agreement to the Administrative Agent and the applicable Agents or Class A Lenders for the payment thereof, which in the case of subclauses (2) and (3) (excluding any unpaid Senior Interest due on the Class A Loans prior to such Payment Date) shall not exceed $50,000 in any calendar year;

(iii)    Third, to each applicable Agent for the ratable payment to each Class B Lender in an amount equal to any accrued and unpaid (1) Senior Interest on the Class B Loans, (2) Breakage Costs relating to any Class B Loans and (3) all other Aggregate Unpaids allocable to the Loans Outstanding that are Class B Loans (other than the principal amount of the Loans Outstanding and any related Subordinate Interest) then due under this Agreement to the applicable Agents or Lenders for the payment thereof, which in the case of subclauses (2) and (3) (excluding any unpaid Senior Interest due on the Class B Loans prior to such Payment Date) shall not exceed $50,000 in any calendar year;

(iv)    Fourth, based on amounts owing (A) first, to each applicable Agent, for the ratable payment (by outstanding Principal Amount) to each Class A Lender, an amount equal to the Class A Monthly Principal Payment Amount, (B) second, to each applicable Agent, for the ratable payment (by outstanding Principal Amount) to each Class B Lender, an amount equal to the Class B Monthly Principal Payment Amount; and (C) third, to any Hedge Counterparty, any Senior Hedge Breakage Costs;

(v)    Fifth, prior to the Revolving Period Termination Date, to the Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Reserve Account Required Amount

(vi)    Sixth, if the Revolving Period Termination Date has occurred, (A) first, to each applicable Agent for the ratable payment to each Class A Lender, any remaining Available Funds, until the Loans Outstanding that are Class A Loans are reduced to zero, and (B) second, to each applicable Agent for the ratable payment to each Class B Lender, any remaining Available Funds, until the Loans Outstanding that are Class B Loans are reduced to zero;

(vii)    Seventh, to each applicable Agent for the ratable payment to each Class A Lender in an amount equal to any accrued and unpaid Subordinate Interest on the Class A Loans and any accrued and unpaid Senior Interest on the Class A Loans, Breakage Costs and other Aggregate Unpaids due to the Class A Lenders and not paid pursuant to clause (ii) above;

(viii)    Eighth, to each applicable Agent for the ratable payment to each Class B Lender in an amount equal to any accrued and unpaid Subordinate Interest on the Class B Loans and any accrued and unpaid Senior Interest on the Class B Loans, Breakage Costs and other Aggregate Unpaids due to the Class B Committed Lenders and not paid pursuant to clause (iii) above;

(ix)    Ninth, to any Hedge Counterparty, any Subordinated Hedge Breakage Costs due but not paid;

(x)    Tenth, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due under this Agreement to the Affected Parties or the Indemnified Parties, for the payment thereof;

(xi)    Eleventh, pro rata, based on amounts owing to the Backup Servicer, the Servicer, the Image File Custodian, the Account Bank, the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) and the 2017-1A SUBI Trustee, any fees, expenses, indemnities and Transition Expenses not paid pursuant to clause (i) above, as applicable; and

(xii)    Twelfth, any remaining amount shall be distributed to the Borrower.

(b)    For the avoidance of doubt, it is hereby agreed that (i) accrued and unpaid fees, expenses and indemnities payable to the Account Bank, the Image File Custodian, the Servicer, the Backup Servicer (including in its capacity as Successor Servicer), the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) or the 2017-1A SUBI Trustee in excess of the aggregate annual maximum amount for any year (as set forth in Section 2.08(a)(i)) and not paid pursuant to Section 2.08(a)(xi) shall be reimbursable in subsequent years in the same order of priority and subject to the same limitations as set forth above until paid in full, and (ii) each of the caps set forth in Section 2.08(a)(i) with respect to the out-of-pocket expenses, losses and indemnities of the Account Bank, the Backup Servicer, the Image File Custodian, the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) and the 2017-1A SUBI Trustee shall not be applicable upon the occurrence and during the continuance of any Event of Default.

Section 2.09.    [Reserved].

Section 2.10.    Payments, Computations, Etc.

(a)    Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder, including such amounts contemplated pursuant to Section 2.08, shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m., New York City time, on the day when due in Dollars in immediately available funds, in the case of amounts due to a Lender, to each Lender at such Lender’s Account, the details of which appear on the Class A Lender Supplement or Class B Lender Supplement, as applicable, for such Lender.

(b)    Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business

Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 12:00 p.m., New York City time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c)    If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason other than due to the fault of a Lender, Administrative Agent or the applicable Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d)    All payments hereunder shall be made without set-off or counterclaim, subject to Section 2.14, and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

(e)    To the extent that (i) any Person makes a payment to any party hereto or (ii) any party hereto receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the related party.

(f)    Each Lender agrees or is deemed to agree that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Party or that would entitle such Lender to receive payments under Section 2.13 or Section 2.14, it shall, to the extent not inconsistent with its internal policies of general application, use commercially reasonable efforts to minimize costs, expenses and other amounts incurred by it and payable by the Borrower pursuant to Section 2.13 or Section 2.14, as applicable.

Section 2.11.    Collections and Allocations; Investment of Funds.

(a)    On or prior to the Closing Date or the applicable Funding Date (with respect to Subsequent Receivables), the Servicer or a Subservicer (i) shall have directed the Obligors to make all payments in respect of the Receivables to a Subservicer, and the Subservicer shall cause the amounts to be deposited into a Regional Local Bank Account related to the Subservicer located in the State in which the related Contract was originated and (ii) will deposit (in immediately available funds) into the Collection Account all Collections received on or after the related Cutoff Date and through and including the Business Day prior to the Closing Date or Funding Date, as the case may be.

(b)    Each of the Servicer, each Subservicer and the Borrower shall transfer, or cause to be transferred, all Collections it has received in respect of a Collection Period in the form of immediately available funds to the Collection Account as soon as possible, but in no event later than the close of business on the second Business Day after it has received such Collections.

(c)    On or prior to each Payment Date, the Servicer shall instruct the Account Bank, in writing, based on the amounts set forth in the Monthly Report, to withdraw from the Reserve Account the Reserve Account Withdrawal Amount, if any, to be deposited into the Collection Account on the opening of business on such Payment Date and applied in accordance with Section 2.08; provided, that, on any Payment Date following the Revolving Period Termination Date, all amounts on deposit in the Reserve Account Amount shall be withdrawn by the Account Bank and deposited into the Collection Account and applied in accordance with Section 2.08. Prior to the Revolving Period Termination Date, so long as no Event of Default or Unmatured Event of Default has occurred or is continuing, if, after giving effect to the distributions from, and deposits in, the Reserve Account on any Payment Date pursuant to Section 2.08, the Reserve Account Amount is greater than the Reserve Account Required Amount for such Payment Date, the Servicer shall direct the Account Bank in writing to distribute such excess amount to or at the direction of the Borrower into the Borrower Operating Account.

(d)    To the extent there are uninvested amounts on deposit in the Collection Account or the Reserve Account, such amounts may be invested in Permitted Investments that mature no later than the Business Day before the next Payment Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Facility Amortization Event, by the Borrower or (ii) after the occurrence of any Facility Amortization Event, by the Administrative Agent (acting at the direction of the Required Lenders). So long as Wells Fargo Bank is the Account Bank hereunder, each Permitted Investment may be purchased by the Account Bank or through an Affiliate of the Account Bank. No Permitted Investment may be purchased at a premium and any earnings (and losses) on the foregoing investments shall be for the account of the Borrower. Absent direction from the Borrower or the Administrative Agent, as specified above, any uninvested amounts on deposit in either Account shall remain uninvested. The Account Bank shall not be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Borrower or the Administrative Agent. Each of the Borrower and the Administrative Agent acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or Account Bank’s receipt of a broker’s confirmation. Each of the Borrower and Administrative Agent agrees that such notifications shall not be provided by Account Bank hereunder, and Account Bank shall instead make available to the Borrower and Administrative Agent, upon request and in lieu of such notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.

Section 2.12.    Fees.

(a)    The Borrower hereby agrees to pay to each Agent, for the account of the related Lenders, monthly in arrears, the Unused Commitment Fee from the Collection Account in accordance with Section 2.08. Payments of the Unused Commitment Fee shall be allocated and paid to Owners based upon their respective Invested Percentages of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable, for the applicable Interest Period.

(b)    The Borrower hereby agrees to pay to the Agents, on or prior to the Closing Date, all reasonable out-of-pocket expenses of the Agents in immediately available funds.

(c)    In accordance with Section 2.08, (i) the Servicer shall be entitled to receive the Servicing Fee, (ii) the Backup Servicer, the Image File Custodian and the Account Bank shall be entitled to receive the Backup Servicing Fee, the Image File Custodian Fee and the Account Bank Fee, respectively, in each case monthly in arrears and (iii) the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) shall be entitled to receive amounts due and owing to it by the Borrower pursuant to the terms of the Intercreditor Agreement.

(d)    The Borrower shall pay to Weil, Gotshal & Manges LLP on the Closing Date, its fees and disbursements in immediately available funds and shall pay all additional reasonable fees and disbursements of such counsel within ten Business Days after receiving an invoice for such amounts.

Section 2.13.    Increased Costs; Capital Adequacy; Illegality.

(a)    If any Regulatory Change (i) subjects any Affected Party to any charge or withholding on or with respect to this Agreement or an Affected Party’s obligations under this Agreement, or on or with respect to a Loan and/or the Receivables, or changes the basis of taxation of payments to any Affected Party of any amounts payable under this Agreement (except for Indemnified Taxes and Excluded Taxes), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax (except for Indemnified Taxes and Excluded Taxes), insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of an Affected Party, or credit extended by an Affected Party pursuant to this Agreement or (iii) imposes any other condition affecting a Loan or a Lender’s right hereunder (other than Taxes), the result of which (A) is a fee, expense, internal capital charge or other imputed cost allocable to any Affected Party, (B) increases the cost to an Affected Party of performing its obligations under this Agreement or (C) reduces the rate of return on an Affected Party’s capital or assets as a consequence of its obligations under this Agreement, or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within 15 Business Days after demand by the applicable Agent on behalf of such Affected Party, the Borrower shall pay to such Agent, for the benefit of the relevant Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction. The Borrower acknowledges that any Affected Party may institute measures in anticipation of a Regulatory Change (including the imposition of internal charges on such Affected Party’s interests or obligations under this Agreement), and may commence allocating Early Adoption Increased Costs, in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Affected Party within 30 days after demand therefor without regard to whether such effective date has occurred; provided, however, that such amounts shall be payable to an Affected Party only if such Affected Party represents and warrants in writing to the Borrower that it is (1) recognizing internal charges in respect of such Affected Party’s interests or obligations under this Agreement in anticipation of a Regulatory Change and (2) applying consistent return metrics in making determinations to charge Early Adoption Increased Costs or similar amounts to its similarly situated consumer loan finance company customers; further provided, however, that no amount of Early Adoption Increased Costs shall begin to accrue or be payable by the Borrower in respect of an anticipated Regulatory Change until 30 days after the Borrower’s receipt of written notice that such Affected Party intends to make a claim for Early Adoption Increased Costs under this Section in respect of such change. For the avoidance of doubt, the Borrower shall not be required to pay any Early Adoption Increased Costs incurred by any Affected Party prior to the expiration of the 30-day notice period specified in the preceding sentence. The Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Affected Party.

(b)    If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request (including the Dodd-Frank Act, Basel II, Basel III, the Volcker Rule or the Risk-Based Capital Requirements) or (ii) compliance by any Affected Party with the interpretation of or any change in the interpretation of any law, guideline, rule, regulation, directive or request from any Governmental Authority (whether or not having the force of law), including compliance by an Affected Party with any request or directive regarding capital adequacy (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements), but in each case, excluding Indemnified Taxes and Excluded Taxes, that has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within 15 Business Days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand and reasonably estimated calculation of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c)    If as a result of any event or circumstance similar to those described in Section 2.13(a) or 2.13(b), any Affected Party is required to compensate a Credit Provider in connection with this Agreement or the funding or maintenance of Loans hereunder, then within 15 days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

(d)    In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate describing such additional or increased cost or reduction in reasonable detail, which certificate shall be conclusive absent manifest error.

(e)    If any Lender has or anticipates having any claim for compensation from the Borrower pursuant to Section 2.13(a), and such Lender believes that having the Loans under this Agreement (or any related Credit Facility or Liquidity Facility provided by a Lender with respect to a Conduit Lender hereunder) rated by a particular nationally recognized statistical rating organization would reduce the amount of such compensation by an amount deemed by such Lender to be material, such Lender shall provide a Ratings Request to the Borrower and the Servicer that such Lender intends to request a Required Rating. The Borrower and the Servicer agree that they shall cooperate with such Lender’s efforts to obtain the Required Rating, and shall provide the applicable nationally recognized statistical rating organization (either directly or through distribution to the Administrative Agent or Lender) any information requested by such nationally recognized statistical rating organization for purposes of providing and monitoring the Required Rating. The Lender or Lenders providing the Ratings Request shall pay the initial fees payable to such nationally recognized statistical rating organization for providing the rating and all ongoing fees payable to such nationally recognized statistical rating organization for their continued monitoring of the rating (for the avoidance of doubt, this Section 2.13(e) shall not apply to the initial and ongoing fees payable to DBRS in connection with the ratings assigned in connection with this Agreement on the Closing Date, which Regional Management is obligated to pay to DBRS directly). Nothing in this subsection shall preclude any Lender from demanding compensation from the Borrower pursuant to Section 2.13(a) at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Lender to obtain any rating on the facility prior to demanding any such compensation from the Borrower.

Section 2.14.    Taxes.

(a)    All payments made by the Borrower in respect of the Loans and all other payments made by the Borrower or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes (including FATCA), unless such withholding or deduction is required by Applicable Law. In such event, the applicable withholding agent shall make such withholding or deduction and shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and if such Taxes are Indemnified Taxes the amount payable to a Lender, the Administrative Agent or an Agent, as the case may be, will be increased (such increase, the “Additional Amount”) such that after deduction or withholding for or on account of any Indemnified Taxes (including any deduction or withholding for any Indemnified Taxes on such Additional Amount), the applicable Lender receives an amount equal to the amount that would have been paid had no such deduction or withholding been made.

(b)    The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Indemnified Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto; provided, however, that the Lender or the Administrative Agent making a demand for indemnity payment hereunder shall provide the Borrower with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender or the Administrative Agent, as the case may be, stating or otherwise evidencing that it has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date a Lender or the Administrative Agent, as the case may be, makes written demand therefor.

(c)    Within 30 days after the date of any payment by the Borrower of any Taxes pursuant to this Section, the Borrower will furnish to the Administrative Agent and the applicable Agent at its address set forth below its name on the signature pages of this Agreement, appropriate evidence of payment thereof.

(d)    If an Agent or Lender is a U.S. Person, such Person shall deliver to the Borrower, with a copy to the Administrative Agent and the Account Bank, upon the earlier of 15 days after the Closing Date or on or prior to the date on which such entity becomes an Agent or Lender hereunder (and from time to time thereafter upon the reasonable written request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.

(e)    If an Agent or Lender is not created or organized under the laws of the United States or a State or is otherwise not a U.S. Person, such Person shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower, with a copy to the Administrative Agent and the Account Bank, (i) upon the earlier of 15 days after the Closing Date, or on or prior to the date on which such entity becomes an Agent or Lender hereunder and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, (i) two executed originals of IRS Form W-8ECI, Form W-8BEN or W-8BEN-E, or Form W-8IMY accompanied by the relevant certification documents for each beneficial owner (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, and (ii) two executed originals (of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law) to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; provided, however, that the delivery of any form or documentation pursuant to this subclause (other than the specific IRS Forms and related documentation (and any successor forms) described in clause (i) above) shall not be required if in the related Agent’s or Lender’s reasonable judgment the completion, execution or delivery of such form or documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Person. For any period with respect to which an Agent or Lender has failed to provide the Borrower with the appropriate form, certificate or statement described in this subsection (other than if such failure is due to a change in law occurring after the date of this Agreement), with a copy to the Administrative Agent and the Account Bank, such Lender shall not be entitled to indemnification under Section 2.13 or Section 2.14(a) or (b) with respect to any Taxes.

(f)    If a payment made to any Agent or Lender under any Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower, the Administrative Agent and the Account Bank, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Administrative Agent or the Account Bank, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Account Bank as may be necessary for the Borrower, the Administrative Agent and the Account Bank to comply with their obligations under FATCA and to determine that such Agent or Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g)    Each Agent and Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Administrative Agent and the Account Bank of its legal inability to do so.

(h)    Within 30 days of the written request of the Borrower therefor, each Lender shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided, however, that (i) a Lender shall not be required to deliver such certificates, forms or other documents if in its sole discretion exercised in good faith it is determined that the deliverance of such certificate, form or other document would have a material adverse effect on such Lender and (ii) the Borrower shall reimburse such Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of Additional Amounts), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person or to file a refund or claim.

(i)    Each Agent and Lender is deemed to understand, acknowledge and agree that the Account Bank has the right to withhold on payments (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in this Section 2.14 or the Account Bank is otherwise required to so withhold under applicable law. The Borrower hereby covenants with the Account Bank that the Borrower will provide the Account with sufficient information so as to enable the Account Bank to determine whether or not the Account Bank is obliged to make any withholding, including under FATCA, in respect of any payments (and if applicable, to provide the necessary detailed information to effectuate any withholding) and to provide such additional information that it may have to assist the Account Bank in making any withholdings or informational reports.

Section 2.15.    Securitizations.

(a)    On any Business Day, the Borrower shall have the right to prepay all or a portion of the Loans Outstanding and require the Administrative Agent to release its security interest and Lien on the related Receivables (and the other related Collateral) in connection with a Securitization, subject to the following terms and conditions:

(i)    the Borrower shall have given the Administrative Agent, each Agent, the Servicer, the Image File Custodian, the Account Bank and the Backup Servicer at least 30 days’ (or such lesser number of days as agreed to by the Required Lenders) prior written notice of its intent to effect a Securitization;

(ii)    unless a Securitization is to be effected on a Payment Date (in which case the relevant calculations with respect to such Securitization shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent and each Agent (A) a Securitization Date Certificate (which shall include the relevant calculations with regard to such Securitization, including a calculation of the Class A Borrowing Base and the Total Borrowing Base after giving effect to such Securitization), together with evidence to the reasonable satisfaction of the Administrative Agent and the Agents that the Borrower shall have sufficient funds on the related Securitization Date to effect such Securitization in accordance with this Agreement, which funds may come from the proceeds of sales of the Receivables in connection with such Securitization (which sales must be made in arm’s-length transactions) and (B) a computer tape of the Receivables, both before and after giving effect to such Securitization;

(iii)    on the related Securitization Date, the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to the Securitization and the release to the Borrower of the related Receivables (and the other related Collateral) on the related Securitization Date, (A) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization, (B) no Class A Borrowing Base Deficiency or Total Borrowing Base Deficiency exists, (C) no Unmatured Event of Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, (D) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.08, and (E) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date as set forth therein;

(iv)    on the related Securitization Date, (x) the Borrower shall have paid, in immediately available funds, to the applicable entities (A) the portion of the aggregate Loans Outstanding to be prepaid, (B) an amount equal to all unpaid Interest (including Interest not yet accrued) to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the aggregate Loans Outstanding to be paid in connection with the Securitization, (C) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Lenders and the Hedge Counterparties, as applicable, under this Agreement and the other Basic Documents, to the extent accrued to such date and to accrue thereafter (including Breakage Costs and Hedge Breakage Costs) and (D) all other Aggregate Unpaids with respect thereto (excluding, for the avoidance of doubt, the portion of the aggregate Loans Outstanding not being prepaid on the Securitization Date and unpaid Interest thereon), and (y) each of the Backup Servicer, the Image File Custodian and the Account Bank shall have received all Aggregate Unpaids accrued and owing to such party on such date;

(v)    at least five Business Days prior to the related Securitization Date, the Borrower shall have delivered to the Administrative Agent, the Agents and the Image File Custodian a list specifying the Receivables being released pursuant to such Securitization; and

(vi)    the Loans Outstanding that are Class A Loans shall be reduced by a minimum aggregate amount of $5,000,000 dollars.

(b)    The Borrower hereby agrees to pay the reasonable out-of-pocket legal fees and expenses of the Administrative Agent, the Lenders, the Servicer, the Backup Servicer, the Image File Custodian and the Account Bank in connection with any Securitization (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Receivables in connection with such Securitization).

Section 2.16.    Sharing Payments.

(a)    If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Notes owned by it any payment in excess of its Invested Percentage of the Outstanding Loans that are Class A Loans or Class B Loans, as applicable (such excess payment, the “Excess Amount”), such Lender shall immediately (i) notify the Borrower and the Administrative Agent of such fact and (ii) repay to the Borrower forthwith on demand by the Administrative Agent or the Borrower the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Borrower, at the Federal Funds Rate. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of Excess Amounts owed under this Section and will in each case notify each Agent following the payment of any Excess Amounts or the repayment thereof.

(b)    If any Lender fails to make any payment required to be made by it pursuant to Section 2.16(a), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), instruct the Servicer to instruct the Account Bank pursuant to any related Monthly Report to apply any amounts thereafter allocated to such Lender pursuant to Section 2.08 to satisfy such Lender’s obligations under Section 2.16(a) until all such unsatisfied obligations are fully paid.

Section 2.17.    Tax Treatment. The Borrower, the Lenders and the Administrative Agent agree to treat the Notes and any interests herein as indebtedness of the Borrower secured by the Collateral for U.S. federal, State and local income, single business and franchise tax purposes.

Section 2.18.    The Account Bank.

(a)    The Borrower hereby appoints Wells Fargo Bank as the initial Account Bank. All payments of amounts due and payable in respect of the Aggregate Unpaids that are to be made from amounts withdrawn from the Collection Account or the Reserve Account shall be made on behalf of the Borrower by the Account Bank in accordance with Section 2.08.

(b)    The Account Bank shall be compensated for its activities hereunder by receiving the Account Bank Fee. The Account Bank Fee shall be payable in accordance with the priorities specified in Section 2.08 or, at the option of the Servicer, may be paid directly to the Account Bank by the Servicer. The Borrower shall indemnify the Account Bank and its officers, directors, employees and agents for, and hold them harmless against, any fees, costs, damages, claims, loss, liability or expense (including reasonable attorneys’ fees and expenses and court costs) incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Account Bank, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the gross negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. All such amounts shall be payable in accordance with Section 2.08. The provisions of this Section shall survive the termination or assignment of this Agreement and the resignation or removal of the Account Bank. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Account Bank of any indemnification or other obligation of the Borrower or other Person.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY.

(c)    The Account Bank shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Account Bank in such capacity herein and under the Account Control Agreement. No implied covenants or obligations shall be read into this Agreement against the Account Bank and, in the absence of bad faith on the part of the Account Bank, the Account Bank may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Account Bank pursuant to and conforming to the requirements of this Agreement.

(d)    The Account Bank shall not be liable for:

(i)    an error of judgment made in good faith by one of its officers; or

(ii)    any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Account Bank under this Agreement in each case unless it shall be proved that the Account Bank shall have been grossly negligent in ascertaining the pertinent facts.

(e)    The Account Bank shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Account Bank has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.

(f)    Without limiting the generality of this Section, the Account Bank shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, assessed or levied against, any part of the Contracts, (iii) to confirm or verify the contents of any reports or certificates of the Servicer (other than in its capacity as Backup Servicer in accordance with its express duties as such undertaken herein) or the Borrower delivered to the Account Bank pursuant to this Agreement believed by the Account Bank to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Contracts under this Agreement.

(g)    The Account Bank shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Account Bank to perform, or be responsible for the manner of performance of, any of the obligations or the acts or omissions of the Borrower, Servicer or any other party under this Agreement, and the Account Bank may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Account Bank to the contrary.

(h)    The Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(i)    The Account Bank may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Account Bank in good faith in accordance therewith.

(j)    The Account Bank shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or any other party hereto shall have offered to the Account Bank security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby. The Account Bank shall have no liability for any action or inaction taken at the direction of the Borrower, the Servicer or the Administrative Agent in accordance with this Agreement.

(k)    The Account Bank shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Account Bank of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Account Bank, not reasonably assured by the Borrower, the Account Bank may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Account Bank, shall be reimbursed by the Borrower pursuant to Section 2.08.

(l)    The Account Bank may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Account Bank shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

(m)    The Account Bank shall have no duties or responsibilities except those that are specifically set forth herein and the other Basic Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement against the Account Bank. If the Account Bank shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Account Bank shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Account Bank shall have received written instructions from the Administrative Agent or the Servicer, as applicable, without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other person.

(n)    The Account Bank may act in reliance upon any written communication of the Administrative Agent concerning the delivery of Collateral pursuant to this Agreement. The Account Bank does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. The Account Bank shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ACCOUNT BANK.

(o)    If the Account Bank shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Account Bank shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Account Bank, the Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Account Bank may conclusively rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Account Bank shall not be liable to the Servicer or any other party to this Agreement in respect of any claims that may arise or be asserted against the Account Bank because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Account Bank shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, and may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Account Bank to the contrary.

(p)    The Account Bank is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person other than any such notices or instructions as are expressly provided for in this Agreement or the Account Control Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Account Bank is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(q)    Any Person into which the Account Bank may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any Person succeeding to the business of the Account Bank, provided that such Person otherwise meets the requirements of the definition of the term “Account Bank”, shall be the successor of the Account Bank under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(r)    The Account Bank may at any time resign and terminate its obligations under this Agreement by providing written notice thereof to the Borrower, the Administrative Agent and the Lenders; provided, however, that except as provided below, no such resignation or termination shall be effective until a successor Account Bank is appointed (and accepts such appointment) pursuant to the terms of this Section 2.18. Promptly after receipt of notice of the Account Bank’s intended resignation, the Borrower shall appoint, by written instrument, a successor Account Bank. If the Borrower fails to appoint a successor Account Bank pursuant to the terms hereof within 30 days after receipt of the Account Bank’s notice of resignation, the Administrative Agent (acting at the direction of the Required Lenders) shall have the exclusive right to appoint by written instrument, a successor Account Bank. If neither the Borrower nor the Administrative Agent (acting at the direction of the Required Lenders) has appointed a successor Account Bank within 60 days after receipt of the Account Bank’s notice of resignation, the Account Bank may petition a court of competent jurisdiction to appoint a successor Account Bank, with the cost of such petition (including any attorneys’ fees and expenses and court costs) to be borne by the Borrower.

(s)    The Account Bank may conclusively rely on, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond or any other paper or document (including any of the foregoing delivered in electronic format) believed by it to be genuine and to have been signed or presented by the proper person or persons. Nothing herein shall be construed to impose an obligation on the part of the Account Bank to investigate evaluate, verify, independently determine or re-calculate any information, statement, representation or warranty or any fact or matter stated in, or the accuracy of, any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(t)    Without limiting the generality of any other provision hereof, the Account Bank shall have no duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable by any Person pursuant to this Agreement, or the eligibility of any Receivable for purposes of this Agreement.

(u)    Before the Account Bank acts or refrains from taking any action under this Agreement, it may require an Officer’s Certificate and/or an Opinion of Counsel from the party requesting that the Account Bank act or refrain from acting in form and substance acceptable to the Account Bank, the costs of which (including the Account Bank’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Account Bank act or refrain from acting. The Account Bank shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate and/or Opinion of Counsel.

(v)    Notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be liable for any loss or damage or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Account Bank, including by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, other industrial action, general failure of electricity or other supply, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Account Bank, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Account Bank being in breach of any Applicable Law or any practice, request, direction, notice, announcement or similar action of any Governmental Authority to which the Account Bank is subject.

(w)    Notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be required to take any action that is not in accordance with Applicable Law.

(x)    The right of the Account Bank to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(y)    Neither the Account Bank nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for (i) the existence, genuineness, value or protection of any collateral securing the Receivables, for the legality, enforceability, effectiveness or sufficiency of the Basic Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Basic Documents or any delay in doing so, or (ii) reviewing or determining the accuracy, completeness or sufficiency of any chain of ownership (including endorsements or assignments related thereto) with respect to any Receivable or Receivable File.

(z)    The Account Bank shall not be liable for any action or inaction of the Servicer, or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary at the address set forth below the name of the Account Bank on the signature pages of this Agreement.

(aa)    The Account Bank shall not be imputed with any knowledge of, or information possessed or obtained by, the Backup Servicer or the Image File Custodian, or any affiliate, line of business, or other division of Wells Fargo Bank, National Association, and vice versa.

(bb)    The Account Bank shall not be liable for any action or inaction of the Borrower, Servicer or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary at the address set forth below the name of the Account Bank on the signature pages of this Agreement

(cc)    Neither the Account Bank nor any of its directors, officers, agents or employees shall be responsible in any manner to any of the Secured Parties for any recitals, statements,

representations or warranties made by the Borrower, the Servicer, Regional Management, the Administrative Agent, the Backup Servicer or the Image File Custodian contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four.

(dd)    Without limiting the generality of any other provision hereof, neither the Account Bank’s preparation or receipt of any reports pursuant to this Agreement nor any other publicly available information available to the Account Bank shall constitute actual or constructive knowledge or written notice of any information contained therein.

(ee)    The Account Bank shall be entitled to any protection, privilege or indemnity afforded to the Image File Custodian under the terms of this Agreement, mutatis mutandis. The Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) under the Intercreditor Agreement shall be entitled to any protection, privilege or indemnity afforded to the Backup Servicer under the terms of this Agreement as though set forth in their entirety therein, mutatis mutandis.

ARTICLE THREE

SECURITY

Section 3.01.    Collateral.

(a)    The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the “Collateral”):

(i)    the Receivables and the related Contracts, (including the right to service the Receivables in connection therewith), and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) or to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii)    the 2017-1A SUBI, the 2017-1A SUBI Certificate and any related rights, authority, powers and privileges of the holder and the beneficiary thereof under the related Trust Documents, including a beneficial interest in the North Carolina Receivables from time to time allocated to the 2017-1A SUBI, including all monies due and to become due with respect thereto and all proceeds thereof, and all payments and distributions thereunder of whatever kind or character and whether in cash or other property, at any time made or distributable to the Borrower thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of the Borrower to receive and collect all amounts payable to the holder thereof, and all of the Borrower’s rights, remedies, powers, interests and privileges under the Trust Documents (whether arising pursuant to the terms thereof or otherwise available to Borrower), including, without limitation, the right to enforce the Trust Documents, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof;

(iii)    each First Tier Purchase Agreement and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by Regional Management against each Originator under or in connection with the First Tier Purchase Agreement;

(iv)    the Second Tier Purchase Agreement and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Regional Management under or in connection with the Second Tier Purchase Agreement;

(v)    the Account Collateral;

(vi)    all Liquidation Proceeds;

(vii)    all Hedge Collateral;

(viii)    all Receivable Files, Servicer Files and the Schedule of Receivables, and the documents, agreements and instruments included in the Receivable Files and Servicer Files, including rights of recourse of the Borrower against the related Originators and Regional Management;

(ix)    all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(x)    all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof), payments and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(xi)    all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Receivables;

(xii)    all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing; and

(xiii)    all income, products, accessions and proceeds of the foregoing.

(b)    The grant under this Section does not constitute and is not intended to result in a creation or an assumption by any Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) no Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)    Notwithstanding the foregoing grant of security interest, no account, instrument, chattel paper or other obligation or property of any kind due from, owned by or belonging to a Sanctioned Target shall be Collateral.

(d)    Each of the Borrower and the Servicer represents and warrants as to itself that each remittance of Collections by the Borrower or the Servicer to the Administrative Agent or any Lender under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and the Servicer and (ii) made in the ordinary course of business or financial affairs of the Borrower and the Servicer or as required under the Basic Documents.

Section 3.02.    Release of Collateral; No Legal Title.

(a)    At the same time as any Receivable (i) expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account or (ii) has been prepaid in full and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account, the Administrative Agent will, to the extent requested by the Servicer, release its interest in such Receivable, the related Contract and the related Collateral. In connection with any sale of any property on or after the occurrence of an event described in clauses (i) or (ii) above or in connection with a Defaulted Receivable, after the deposit by the Servicer of the proceeds of the sale or other disposition of the related property into the Collection Account, the Administrative Agent will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements, payoff letters and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such property; provided, that the Administrative Agent will not make any representation or warranty, express or implied, with respect to any such property in connection with such sale or transfer and assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 7.03(c) or 7.03(d) with respect to the proceeds of any such sale or other disposition.

(b)    Upon (i) the exercise of the optional principal repayment in accordance with Section 2.06, (ii) a reallocation of Receivables in connection with a Securitization or (iii) the Facility Termination Date, the Administrative Agent, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrower to effectuate the release of the relevant portion of the Collateral.

(c)    The Administrative Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.

Section 3.03.    Protection of Security Interest; Administrative Agent, as Attorney-in-Fact.

(a)    The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or that the Administrative Agent or any Agent may reasonably deem necessary, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent in the Receivables and the other Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder.

(b)    If the Borrower fails to perform any of its obligations hereunder after five Business Days’ notice from any Secured Party, any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses incurred by such Secured Party in connection therewith shall be payable by the Borrower as provided in Article Eleven. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Borrower, (i) to execute or cause to be executed on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral, including financing statements that describe the collateral covered thereby as “all assets of the Borrower whether now owned or existing or hereafter acquired or arising and wheresoever located” and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral. This appointment is coupled with an interest and is irrevocable.

(c)    The Servicer, on behalf of the Borrower, shall deliver to the Administrative Agent, each Agent and the Backup Servicer an electronic data file containing a true and complete list of all such Receivables, identified by account number and principal balance as of the end of the Collection Period ending immediately prior to the initial Funding Date. Such file or list shall be marked as the Schedule of Receivables attached hereto as Schedule C hereto, delivered to the Administrative Agent, each Agent and the Backup Servicer as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement. The Servicer, on behalf of the Borrower, agrees to deliver to the Administrative Agent at such times as requested by the Administrative Agent in connection with a third-party’s request to review the Schedule of Receivables, as provided in the financing statement filed by the Administrative Agent under the UCC, an electronic data file containing a true and complete list of all Receivables, including all Receivables created on or after the initial Cutoff Date, in existence as of the later of (x) the last day of the prior Collection Period, (y) the most recent Funding Date or (z) the most recent Securitization Date by account number and by Principal Balance as of such day or date. Such updated and revised file or list shall be marked as the Schedule of Receivables, delivered to the Administrative Agent, each Agent and the Backup Servicer as confidential and proprietary information, shall replace the previously delivered Schedule of Receivables, and shall be incorporated into and made a part of this Agreement.

Section 3.04.    Assignment of the Second Tier Purchase Agreement. The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has collaterally assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Second Tier Purchase Agreement. The Borrower confirms that the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Second Tier Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Second Tier Purchase Agreement. The Borrower further confirms and agrees that such collateral assignment to the Administrative Agent shall terminate upon the Facility Termination Date; provided, however, that the rights of the Secured Parties pursuant to such collateral assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by Regional Management pursuant to the Second Tier Purchase Agreement, which rights and remedies survive the termination of the Second Tier Purchase Agreement, shall be continuing and shall survive any termination of such collateral assignment.

Section 3.05.    Waiver of Certain Laws. Each of the Borrower, the Backup Servicer, the Image File Custodian, and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Backup Servicer, the Image File Custodian, and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

ARTICLE FOUR

CONDITIONS OF CLOSING AND THE LOANS

Section 4.01.    Conditions of Closing and the Initial Loan. The Closing Date shall not occur and no Lender shall be obligated to make any Lender Advance hereunder in respect of the Initial Loan, nor shall any Lender, the Administrative Agent, any Agent or any other party hereto be obligated to take, fulfill or perform any other action hereunder, until the following conditions precedent, after giving effect to the proposed Loan, in each case, have been satisfied or waived in the sole discretion of the Required Lenders:

(a)    The Administrative Agent and each Agent shall have received (i) an executed copy of each Basic Document and (ii) such other documents, instruments, agreements and Opinions of Counsel as the Administrative Agent or any Agent shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent or such Agent, as applicable.

(b)    The Administrative Agent and each Agent shall have received (i) satisfactory evidence, which may be in the form of an Officer’s Certificate or an Opinion of Counsel, that the Borrower, the Servicer, Regional Management, the Backup Servicer and the Image File Custodian have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Basic Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate or an Opinion of Counsel from each of the Borrower, the Servicer, Regional Management, the Backup Servicer and the Image File Custodian, in form and substance satisfactory to the Administrative Agent and each Agent, affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence, Opinion of Counsel or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent or any Secured Party against Regional Management or the Borrower for a breach or Regional Management’s as the Borrower’s representation or warranty that all such consents and approvals have, in fact, been obtained.

(c)    The Borrower and Regional Management shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an Officer’s Certificate to the Administrative Agent and each Agent as to such compliance and other closing matters.

(d)    The Borrower shall have paid all fees, costs and expenses required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter and the Upfront Fee Letters, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Basic Documents, including the fees and expenses of Weil, Gotshal & Manges LLP.

(e)    No Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred.

(f)    No Servicer Termination Event or any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.

(g)    The Administrative Agent and each Agent shall have received the Schedule of Receivables and the Schedule of Locations of Books and Records.

(h)    All existing financing statements naming Regional Management, as debtor securing any chattel paper as collateral thereunder shall be terminated, or amended to release such collateral, to the extent such financing statement covers any Receivables that will become Collateral upon its pledge on the Closing Date.

(i)    The Borrower shall have delivered each related Imaged File with respect to each of the Initial Receivables to the Image File Custodian.

(j)    (i) The Borrower (directly or through the Servicer and the Subservicers) shall have deposited into the Collection Account, an amount equal to all Collections received on or in respect of the Receivables since the related Cutoff Date and (ii) the amount on deposit in the Reserve Account shall equal the Reserve Account Initial Deposit.

(k)    [Reserved]

(l)    On and as of the Closing Date, each of the Borrower, the Servicer and Regional Management has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it.

(m)    No adverse procedures were used by the Borrower in providing information related to the Receivables and, to the Borrower’s knowledge, the selection of the Receivables did not result in a selection adverse to the Lenders.

(n)    The Agent for the Credit Suisse Lender Group shall have received a ratings letter from a Rating Agency confirming that the Credit Facility or Liquidity Facility provided to the Conduit Lender in the Credit Suisse Lender Group with respect to the Class A Note will be rated “A(high)” (or equivalent thereof) and that the Credit Facility or Liquidity Facility provided to the Conduit Lender in the Credit Suisse Lender Group with respect to the Class B Note will be rated “A(low)” (or equivalent thereof) by a Rating Agency.

(o)    No Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of the Loan by the Lenders in accordance with the provisions hereof.

(p)    The Administrative Agent and each Agent shall have received opinions from (i) Alston & Bird with respect to corporate, security interest, true sale and nonconsolidation opinions customarily rendered in connection with the transactions contemplated by the Basic Documents and such other opinions as requested by the Lenders, and (ii) Womble Carlyle with respect to corporate opinions for the Originators whose jurisdictions are in the States of Alabama, South Carolina and Tennessee, customarily rendered in connection with the transactions contemplated in the Basic Documents.

(q)    The Lenders shall have received no later than three Business Days in advance of the Closing Date all documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested in writing by any Lender at least ten days in advance of the Closing Date.

(r)    The Administrative Agent and each Agent shall have received a diligence report from Protiviti, Inc., in a form reasonably acceptable to the Lenders.

(s)    The Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or the Lenders may reasonably require.

(t)    The Backup Servicer shall have established a servicing plan subject to the satisfaction of the Agents.

Section 4.02.    Conditions Precedent to All Loans. The Lenders’ obligation to make any Lender Advance on any Funding Date hereunder shall be subject to the conditions set forth in Section 4.01 and the further conditions precedent that:

(a)    With respect to any Loan (including the Initial Loan), the Servicer shall have delivered to the Administrative Agent and each applicable Agent, on or prior to the date of such Loan in form and substance satisfactory to the Administrative Agent and each Agent, (i) a Funding Request and (ii) in the case of Receivables being added to the Collateral, an updated Schedule of Receivables dated within two Business Days prior to the date of such Loan (other than the Initial Loan, in which case such items shall be dated within two days prior to the date of such Initial Loan) and containing such additional information as may be reasonably requested by the Administrative Agent or an Agent.

(b)    On each Funding Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of the Collateral (or as of such other time otherwise specified herein):

(i)    the representations and warranties contained in Sections 5.01 and 5.02 are true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on such date, except to the extent such representations and warranties expressly relate to an earlier date as set forth herein;

(ii)    no event has occurred and is continuing, or would result from such transaction that constitutes (i) an Event of Default, Unmatured Event of Default or Facility Amortization Event or (ii) a Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event;

(iii)    on and as of such date, after giving effect to such Loan, the amount of such Loan (if it is a Class A Loan) and all Loans Outstanding that are Class A Loans does not exceed the Class A Borrowing Base and the amount of such Loan and the aggregate amount of all Loans Outstanding does not exceed the Total Borrowing Base (each calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date);

(iv)    on and as of each such date, the Borrower, the Servicer and Regional Management each has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it at or prior to such date;

(v)    no Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of such Loans by the Lenders in accordance with the provisions hereof;

(vi)    no Level I Trigger Event shall have occurred or be continuing, both before and after giving effect to the proposed Loan and pledge of Collateral; and

(vii)    on and as of such date, the Credit Facility or Liquidity Facility provided to the Conduit Lender in the Credit Suisse Lender Group with respect to the Class A Note is rated at least “A” and the Credit Facility or Liquidity Facility provided to the Conduit Lender in the Credit Suisse Lender Group with respect to the Class B Note is rated at least “A(low)” by DBRS.

(c)    The Borrower shall have deposited to the Reserve Account an amount of cash such that the Reserve Account Amount is not less than the Reserve Account Required Amount, taking into account the aggregate Principal Balance of the Receivables transferred in connection with such Loan.

(d)    The Borrower shall be in compliance with Section 6.03 and with all requirements of any Hedging Agreement required thereby.

(e)    On the date of such transaction, the Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or an Agent may reasonably require.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

Section 5.01.    Representations and Warranties of the Borrower. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a)    Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.

(b)    Due Qualification. The Borrower is duly qualified to do business and is in good standing as a Delaware limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables).

(c)    Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver the Borrower Basic Documents, (B) carry out the terms of the Borrower Basic Documents and (C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of the Borrower Basic Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.

(d)    Binding Obligation. Each Borrower Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e)    No Violation. The execution and delivery of the Borrower Basic Documents, the consummation of the transactions contemplated by the Borrower Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Formation Documents or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Borrower Basic Documents or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)    All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of the Borrower Basic Documents have been obtained.

(h)    Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Borrower.

(i)    Solvency. The transactions contemplated by the Basic Documents do not and will not render the Borrower not Solvent.

(j)    Selection Procedures. No procedures believed by the Borrower to be adverse to the interests of the Lenders were utilized by the Borrower in identifying and/or selecting Receivables to be funded by the related Loans. In addition, each Receivable shall have been underwritten in accordance with and satisfy the standards of the Credit Policy in effect at the time of the origination of such Receivable.

(k)    Taxes. The Borrower has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Borrower has paid or made adequate provisions for the payment of all Taxes shown on such tax returns and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax.

(l)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loans and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

(m)    Quality of Title. Each Receivable, together with the Contract related thereto, shall, at all times, be owned by the Borrower (or, in the case of the North Carolina Receivables, the Trust), free and clear of any Lien except for Permitted Liens, and upon the making of the Loan, the Administrative Agent, on behalf of the Secured Parties, shall acquire a valid and perfected first priority security interest in each Receivable (or, in the case of the North Carolina Receivables, the 2017-1A SUBI Certificate) and, to the extent such a security interest can be perfected by filing a financing statement under the UCC (in the case of the Receivables other than the North

Carolina Receivables) or by possession thereof (in the case of the North Carolina Receivables evidenced by the 2017-1A SUBI Certificate), the related Collateral, free and clear of all Liens other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) Regional Management in accordance with the First Tier Purchase Agreements, (ii) the Borrower in accordance with the Second Tier Purchase Agreement or (iii) the Administrative Agent in accordance with this Agreement.

(n)    Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, on behalf of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent, as secured party and the Borrower as debtor, the Administrative Agent, on behalf of the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral to the extent such an interest can be perfected by filing a financing statement under the UCC or maintaining such possession. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Administrative Agent, on behalf of the Secured Parties, in the Collateral have been (or prior to the applicable Loan will be) made.

(o)    Reports Accurate. All Monthly Reports, Monthly Loan Tapes and static pool information (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports (including the data file indicating characteristics of the Receivables immediately prior to the Closing Date and the data file indicating characteristics of the Subsequent Receivables prior to each subsequent Funding Date) furnished or to be furnished by the Borrower to each Agent, any Secured Party, the Backup Servicer, the Account Bank or the Image File Custodian in connection with this Agreement are true, complete and correct in all material respects as of the dates specified therein or the date so furnished (as applicable).

(p)    Location of Offices. The principal place of business and chief executive office of the Borrower and the offices where the Borrower keeps all Records are located at the addresses referred to in Schedule H and have been so for the four months preceding the Closing Date (or at such other locations as to which the notice and other requirements specified in Section 6.02(i) shall have been satisfied).

(q)    The Accounts. The Borrower has neither pledged nor assigned, nor entered into a control agreement with respect to either Account, other than in accordance with the terms of this Agreement and the Account Control Agreement. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.

(r)    Tax Status. The Borrower has not elected and will not elect to be treated as a corporation, nor, to its knowledge, has it engaged in any transaction which could result in it becoming treated as a corporation, for United States federal income tax purposes.

(s)    Tradenames and Place of Business. (i) The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business and (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth below its name on the signature pages of this Agreement and has been so for the last four months.

(t)    Second Tier Purchase Agreement. The Second Tier Purchase Agreement is the only agreement pursuant to which the Borrower purchased the Receivables and the related Contracts.

(u)    Value Given. In consideration for the transfer to the Borrower of the Receivables and the related Collateral under the Second Tier Purchase Agreement, the Borrower shall have paid Regional Management an amount equal to the fair market value of the Receivables, and no such transfer shall have been made for or on account of an antecedent debt owed by Regional Management to the Borrower and no such transfer is or may be voidable or subject to avoidance under any Insolvency Law.

(v)    Accounting. The Borrower accounts for the transfers to it from Regional Management of the Receivables and related Collateral under the Second Tier Purchase Agreement as true sales/true contributions of such Receivables and related Collateral in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(w)    Special Purpose Entity. The Borrower is in compliance with Section 6.02(q).

(x)    Confirmation from Regional Management. The Borrower has received in writing from Regional Management confirmation that, so long as the Borrower is not “insolvent” within the meaning of the Bankruptcy Code, Regional Management will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws. Each of the Borrower and Regional Management is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Receivable or any other assets of the Borrower available to satisfy claims of the creditors of Regional Management would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(y)    Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act and is not required to register as an “investment company” under the Investment Company Act. The transactions contemplated hereby do not (i) create an ownership interest in the Borrower in favor of the Agents or the Lenders or (ii) cause the Agents or the Lenders to be a “sponsor” of the Borrower, in each case for purposes of the Volcker Rule.

(z)    ERISA. Each Pension Plan established or maintained by Borrower or ERISA Affiliate is in compliance with applicable funding requirements. No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan established or maintained by Borrower or ERISA Affiliate has been billed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer such a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan. None of the assets of the Borrower constitute Plan Assets of any Benefit Plan.

(aa)    Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Borrower Basic Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.

(bb)    Representations and Warranties in Second Tier Purchase Agreement. The representations and warranties made by Regional Management to the Borrower in the Second Tier Purchase Agreement are hereby remade by the Borrower on each date to which they speak in the Second Tier Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this Section, such representations and warranties are incorporated herein by reference as if made by the Borrower to each of the Secured Parties under the terms hereof mutatis mutandis.

(cc)    Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions. None of Borrower nor any of its Affiliates (i) is in violation of any Sanctions, (ii) is a Sanctioned Target, (iii) is controlled by or is acting on behalf of a Sanctioned Target, or (iv) to the best knowledge of Borrower after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions. The proceeds of any Loan have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws. The operations of Borrower are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been initiated or (to the best of its knowledge and belief) threatened against each of Borrower or any Affiliates of Borrower.

(dd)    Money Services Business. The Borrower is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).

(ee)    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information (other than general market or economic data) furnished by or on behalf of Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that forecasts and projections are subject to contingencies and no assurances can be given that any forecast or projection will be realized).

Section 5.02.    Representations and Warranties of the Borrower as to the Receivables. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a)    Eligibility of Receivables.

(i)    As of the Closing Date, (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is an accurate and complete listing in all material respects of the Receivables constituting a portion of the Collateral as of the date of the Initial Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each such Receivable is an Eligible Receivable, (C) each such Receivable is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Applicable Laws and (D) with respect to each such Receivable, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect; and

(ii)    As of each Funding Date other than the Funding Date on which the Initial Loan is made, the Borrower shall be deemed to represent and warrant that (A) Schedule C and the information contained in the related Funding Request is an accurate and complete listing in all material respects of the Receivables (including the Subsequent Receivables being transferred on such Funding Date) constituting a portion of the Collateral as of the date of the Subsequent Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each Subsequent Receivable referenced on the related

Funding Request is an Eligible Receivable, (C) each such Subsequent Receivable is free and clear of any Lien of any Person (other than Permitted Liens) and is in compliance in all material respects with all Applicable Laws and (D) with respect to each such Subsequent Receivable, all material consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Subsequent Receivable and the related Collateral have been duly obtained, effected or given and are in full force and effect.

(b)    Security Interest. This Agreement constitutes a grant of a security interest in all Collateral to the Administrative Agent which upon the filing of financing statements in the applicable jurisdictions, shall be a first priority perfected security interest in all Collateral, subject only to Permitted Liens. Until the Facility Termination Date, neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in any Account Collateral; provided, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property. The representations and warranties contained in Schedule F are true and correct in all material respects.

Section 5.03.    Representations and Warranties of the Servicer. The Servicer represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a)    Organization and Good Standing. The Servicer and each Subservicer has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of its incorporation or formation, as applicable, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the Servicer had at all relevant times, and now has all requisite corporate power and authority to acquire, own, sell and service the Receivables and the other Collateral.

(b)    Due Qualification. Each of the Servicer and each Subservicer is duly qualified to do business and is in good standing as a corporation or limited liability company, as applicable, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the origination and servicing of the Receivables, requires such qualification, licenses or approvals, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(c)    Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver the Servicer Basic Documents and (B) carry out the terms of the Servicer Basic Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Basic Documents.

(d)    Binding Obligation. Each Servicer Basic Document constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e)    No Violation. The execution and delivery of the Servicer Basic Documents, the consummation of the transactions contemplated the Servicer Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such certificate of incorporation, bylaws or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Servicer Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Basic Document, (iii) challenging the enforceability of a material portion of the Receivables or (iv) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of the Servicer Basic Documents have been obtained.

(h)    Solvency. The transactions contemplated by the Basic Documents do not and will not render the Servicer not Solvent.

(i)    Taxes. The Servicer has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Servicer has paid or made adequate provisions for the payment of all Taxes shown on such tax returns and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax.

(j)    Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer or any Subservicer to any Agent, any Secured Party, the Backup Servicer, the Account Bank or the Image File Custodian in connection with this Agreement are accurate, true and correct in all material respects as of the date specified therein or the date so furnished (as applicable).

(k)    Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder.

(l)    Compliance with the Collection Policy. The Servicer and each Subservicer has, with respect to the Receivables, complied in all material respects with the Collection Policy.

(m)    The Accounts. The Servicer has neither pledged nor assigned, nor entered into a control agreement with respect to, either Account or amounts on deposit therein with or to any other Person except the Administrative Agent and/or the Secured Parties. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.

(n)    Representations and Warranties in the Second Tier Purchase Agreement. The representations and warranties made by Regional Management in the Second Tier Purchase Agreement are hereby remade by Regional Management on each date to which they speak in the Second Tier Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this subsection, such representations and warranties are incorporated herein by reference as if made by Regional Management to the Administrative Agent and to each of the Secured Parties under the terms hereof mutatis mutandis.

(o)    Anti-Corruption Laws and Sanctions. The Servicer has implemented and maintains in effect policies and procedures designed to ensure compliance by the Servicer and its Subsidiaries, directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Servicer, its Subsidiaries and their respective officers and employees and to the knowledge of the Servicer, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Servicer, any Subsidiary or to the knowledge of the Servicer any of their respective directors, officers or employees, or (ii) to the knowledge of the Servicer, any of their respective agent or any Subsidiary that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Target. No advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(p)    Money Services Business. The Servicer is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).

Section 5.04.    Representations and Warranties of the Backup Servicer and the Image File Custodian. Each of the Backup Servicer and the Image File Custodian represents and warrants as of the Closing Date:

(a)    Organization and Good Standing. It has been duly organized, and is validly existing as a national banking association and in good standing under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

(b)    Power and Authority; Due Authorization. It (i) has all necessary power and authority to execute, deliver and carry out the terms of the Basic Documents to which it is a party and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of such Basic Documents.

(c)    Binding Obligation. Each of the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(d)    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any of its Contractual Obligations, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such organizational documents or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(e)    No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) challenging the enforceability of any portion of the Receivables or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of this Agreement have been obtained.

Section 5.05.    Repurchase of Certain Receivables.

(a)    The Borrower and the Servicer, as applicable, shall inform the Administrative Agent, each Agent and each Lender promptly, in writing, upon knowledge that any Receivable is an Ineligible Receivable and disclose the identity of the affected Receivables on the next Monthly Report. Unless waived by the Required Lenders, the Servicer shall deliver to the Borrower a written demand to cause Regional Management to (i) reacquire the affected Receivable, for the related Release Price, as provided in the Second Tier Purchase Agreement, or (ii) substitute a Substitute Receivable for such affected Receivable, in each case on or before the next Payment Date. The Administrative Agent shall be deemed, upon receipt of the Release Price into the Collection Account or upon receipt of a Substitute Receivable in respect of any affected Receivable repurchased or substituted by the Borrower in accordance with the terms hereof, as applicable, to convey to the Borrower, without recourse, representation or warranty, all of its right, title and interest in each such affected Receivable. In any of the foregoing instances, the Borrower shall accept the release of each such affected Receivable from the Administrative Agent, and the aggregate Eligible Receivables Principal Balance shall be reduced by the Principal Balance (as of the end of the most recent Collection Period) of each such affected Receivable and, if applicable, increased by the Principal Balance of each such Substitute Receivable. On and after the date of release, any affected Receivable so released shall not be included in the Collateral and, as applicable, the related Substitute Receivable shall be included in the Collateral. In consideration of a release, the Borrower shall, on the date of release of such affected Receivable, make or cause to be made a deposit of the Release Price to the Collection Account in immediately available funds and/or via an ACH transaction. Upon each release to the Borrower of such an affected Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Receivable and all future monies due or to become due with respect thereto, all proceeds of such Receivable and Liquidation Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Release Price). In connection with the addition of any Substitute Receivable to the Collateral in accordance with the terms of this Section 5.05, the Borrower shall be deemed to have represented, as of the related date of substitution, that such Substitute Receivable is an Eligible Receivable. The Administrative Agent shall, at the sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such a Receivable removed from the Collateral pursuant to this subsection. The Borrower shall deliver to the Administrative Agent and each Agent an updated Schedule of Receivables in connection with any such repurchase or substitution hereunder, in accordance with the terms of Section 3.03(c).

(b)    Without limiting Sections 5.05(a) or 5.05(d), with respect to any Receivable for which the Custodian Certification has identified any exception, which has not been corrected by the Borrower or the Servicer in a manner acceptable to the Administrative Agent (acting at the direction of the Required Lenders) by the later of (i) the tenth (10th) Business Day following the Image File Custodian’s delivery of the related Custodian Certification for such Receivable and (ii) the thirtieth (30th) calendar day following the Funding Date for such Receivable (the later of the dates set forth in clauses (i) and (ii) above, a “Certification Repurchase Date”), then the Borrower shall remove or cause the removal of the related Receivable from the Collateral, and the Borrower shall acquire and repurchase, respectively, such Receivable from the Collateral and deposit the Release Price into the Collection Account on such Certification Repurchase Date. None of the Image File Custodian, the Backup Servicer or Account Bank is responsible for monitoring or enforcing repurchase requirements. Other than a review in accordance with Section 9.07(c) with respect to each Initial Receivable and any Subsequent Receivable, the Image File Custodian shall have no duty or obligation to review any of the Imaged Files.

(c)    The Administrative Agent shall have the right to enforce all rights of the Borrower under the Second Tier Purchase Agreement including the right to require Regional Management to repurchase Receivables for breaches of representations and warranties made by Regional Management.

(d)    In the event that the Servicer breaches a servicing covenant pursuant to Section 7.03(c)(i), no later than the earlier of (i) knowledge by the Servicer of such event or (ii) receipt by the Servicer from the Administrative Agent, any Lender or the Borrower of written notice thereof, the Servicer shall (A) disclose the identity each Receivable that is adversely affected in any material respect by such breach on the next Monthly Report and (B) on or before the next Payment Date, to the extent such breach has not been cured or waived, make a deposit of the Release Price for each such adversely affected Receivable into the Collection Account in immediately available funds, and the Borrower shall accept the release of such Receivable(s), in each case as described in Section 5.05(a).

(e)    In the event that the Servicer identifies a third party to purchase a Defaulted Receivable in accordance with the Collection Policy (other than, for the avoidance of doubt, any Receivable required to be repurchased pursuant to Sections 5.05(a), (b) and (d)), the Servicer shall make a deposit of the Defaulted Receivable Release Price for such Defaulted Receivable into the Collection Account in immediately available funds, and the Borrower shall accept the release of such Defaulted Receivable as described in Section 5.05(a) so that the Servicer, on its own behalf, can then sell such Defaulted Receivable to the third party purchaser. Upon the release to the Borrower of such Defaulted Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Defaulted Receivable and all future monies due or to become due with respect thereto, all proceeds of such Defaulted Receivable and Liquidation Proceeds relating thereto, all rights to security for any such Defaulted Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Defaulted Receivable Release Price).

(f)    The Borrower or the Servicer, as applicable, shall provide written notice to the Administrative Agent, each Lender and each Hedge Counterparty on the Monthly Report of any release of Receivables pursuant to Sections 5.05(a) and (d).

ARTICLE SIX

COVENANTS

Section 6.01.    Affirmative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a)    Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables.

(b)    Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)    Performance and Compliance with Agreements. The Borrower will, at its expense, timely and fully perform and comply (or cause (i) Regional Management to perform and comply pursuant to this Agreement and other Basic Documents to which Regional Management is a party or (ii) each Originator to perform and comply pursuant to the related First Tier Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Basic Documents and the Contracts.

(d)    Keeping of Records and Books of Account. The Borrower will (or will direct the Servicer on behalf of the Borrower to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

(e)    Borrower Assets. With respect to each Receivable, the Borrower will: (i) acquire such Receivable pursuant to and in accordance with the terms of the Second Tier Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) listing Regional Management as debtor in all necessary or appropriate filing offices (and will cause Regional Management to obtain similar financing statements from each Originator from which it acquired the Receivables), and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrative Agent or any Lender may reasonably request, including the filing of financing statements (Form UCC-1) listing the Administrative Agent as secured party to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral on the Closing Date.

(f)    Delivery of Collections. The Borrower will deliver or cause to be delivered to the Servicer for further remittance to the Collection Account promptly (but in no event later than one Business Day after receipt) all Collections received by it.

(g)    Separate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.02(q).

(h)    Credit Policy and Collection Policy. The Borrower will cause the Servicer to (i) with respect to each Receivable, comply in all material respects with the Credit Policy and the Collection Policy, as applicable, throughout the life of such Receivable, (ii) furnish to the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that may be deemed adverse or material to a Secured Party, and with respect to any adverse change, the Borrower will not allow such change to be put into effect without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof) and (iii) furnish to the Administrative Agent and the Lenders revised versions of the Credit Policy and the Collection Policy, as applicable.

(i)    Events of Default and Facility Amortization Event. The Borrower will provide the Administrative Agent, each Lender, the Backup Servicer and the Image File Custodian with written notice promptly and in any event within three Business Days after a Responsible Officer of the Borrower obtains knowledge (or should have obtained knowledge) of the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(j)    Taxes. The Borrower will file or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it. The Borrower will pay when due, cause to be paid when due or make adequate and timely provisions for the payment when due of all federal Taxes and all other material Taxes and assessments made against it or any of its property (other than any amount of Tax the validity of which the Borrower may contest in good faith by appropriate proceedings, including appeals, and with respect to which the Borrower retains reserves in accordance with GAAP on the books of the Borrower), including those required to meet the obligations of the Basic Documents.

(k)    Tax Status. The Borrower will not elect to be treated as a corporation or enter into any transaction which could reasonably be expected to result in it becoming taxable as a corporation, for U.S. federal income tax purposes.

(l)    Use of Proceeds. The Borrower will use the proceeds of the Loans only to acquire the Receivables from Regional Management pursuant to the Second Tier Purchase Agreement, and Regional Management will use the ultimate proceeds of the Loans only (i) to finance the acquisition of Receivables and (ii) to fund the fees and expenses arising under this Agreement and the other Basic Documents. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(m)    Reporting. The Borrower will maintain for itself, or cause to be maintained, a system of accounting established and administered in accordance with GAAP and furnish or cause to be furnished to the Administrative Agent, each Lender and each Hedge Counterparty, if any, and, in the case of Monthly Reports, Monthly Loan Tapes and notices of material events, each Lender, the Account Bank and the Backup Servicer:

(i)    Monthly Reports and Monthly Loan Tapes. Not later than each Reporting Date, a Monthly Report, a Monthly Loan Tape and such other information as reasonably requested by the Administrative Agent or a Lender.

(ii)    Income Tax Liability. Within ten Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) which equal or exceed $1,000,000 in the aggregate, telephonic or telecopied notice (confirmed in writing within five Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iii)    Tax Returns. Upon demand by the Administrative Agent or a Lender, copies of all federal, State and local Tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like taxes).

(iv)    Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower.

(v)    Representations. Promptly upon receiving knowledge of same, the Borrower shall notify the Administrative Agent and each Lender if any representation or warranty set forth in Section 5.01 or 5.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent and each Lender in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of such representations and warranties untrue at the date when they were made or deemed to have been made.

(vi)    ERISA. Promptly, and in any event within 30 days, after receiving notice of any “Reportable Event” (as defined in Title IV of ERISA) with respect to the Borrower (or any ERISA Affiliate thereof and for which the Borrower would have liability), a copy of such notice.

(vii)    Proceedings. As soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), material litigation, material action, material suit or material proceeding before any Governmental Authority, domestic or foreign, affecting the Regional Management Entities or their Affiliates.

(viii)    Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstance with respect to the Borrower that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect.

(n)    Accounting Policy. The Borrower will promptly notify the Administrative Agent and each Lender of any material change in the Borrower’s accounting policies that are not otherwise required by GAAP.

(o)    Notices Regarding Collateral. The Borrower will advise the Administrative Agent and each Lender in writing promptly, in reasonable detail, of (i) any Lien (other than Permitted Liens) asserted or claim made against a material portion of the Collateral, (ii) the occurrence of a material breach by the Borrower of any of its representations, warranties or covenants contained herein and (iii) the occurrence of any other event which would have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables or which would have a material adverse effect on the security interests of the Administrative Agent for the benefit of the Secured Parties.

(p)    Reports Accurate. All Monthly Reports, Monthly Loan Tapes and static pool information (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to any Agent, any Secured Party, the Backup Servicer and the Image File Custodian in connection with this Agreement will be true, complete and correct in all material respects.

(q)    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender, the Borrower will (i) correct any material defect or error that may be discovered in any Basic Document other than a Hedging Agreement or in the execution, acknowledgment, filing or recordation thereof, and with respect to a Hedging Agreement request the relevant Hedge Counterparty to amend the Hedging Agreement to correct any material defect or error that may be discovered therein or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or any Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Basic Documents, (B) to the fullest extent permitted by Applicable Law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Basic Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Basic Documents and any of the Liens intended to be created hereunder and thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Basic Document or under any other instrument executed in connection with any Borrower Basic Document.

(r)    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(i)    The proceeds of any Loan shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(ii)    The Borrower shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii)    The proceeds of any Loan hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available to any Person (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Lenders to be in breach of any Sanctions. Borrower shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Borrower shall notify the Lenders in writing not more than three (3) Business Days after becoming aware of any breach of Section 5.01(cc) and 6.01 (r).

(iv)    The Borrower shall, promptly upon a Lender’s request, deliver documentation in form and substance satisfactory to Lenders which Lenders deem necessary or desirable to evidence compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(v)    The Borrower or one of its Affiliates will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers and employees with Anti-Corruption Laws.

(s)    Other. The Borrower will furnish to the Administrative Agent and each Lender promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or Regional Management as the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

Section 6.02.    Negative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a)    Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness except Indebtedness pursuant to this Agreement or the other Basic Documents.

(b)    Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its property, except for any Permitted Liens and Liens created under this Agreement or the other Basic Documents.

(c)    Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Basic Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or any other Basic Document (excluding any incidental expenses incurred by the Borrower in connection with the performance of its obligations under the Basic Documents) or (iii) form any Subsidiary or make any Investments in any other Person.

(d)    Receivables Not to be Evidenced by Instruments. The Borrower will take no action to cause any Receivable that is not, as of the Closing Date or the related Funding Date, as applicable, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable.

(e)    Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any portion of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion of the Collateral.

(f)    The Accounts. The Borrower shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) and will not enter into any “control agreement” (as defined in the relevant UCC) with respect to either Account other than as set forth in, or permitted pursuant to, this Agreement and the Account Control Agreement.

(g)    Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock or membership interests of any class of, or any partnership or joint venture interest in, any other Person, or, other than in compliance with the terms hereof, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(h)    Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default, Unmatured Event of Default or Facility Amortization Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or limited liability company membership interest distributions with funds distributed to the Borrower pursuant to Section 2.08 or Section 2.11(c), subject to Applicable Law.

(i)    Change of Name or Location of Receivable Files. The Borrower shall not (i) change its name, form or State of organization or change the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the locations referred to in Schedule D or (ii) move, or consent to the Servicer moving, the Receivable Files from the location thereof on the Closing Date (other than to another branch of Regional Management within the same State), without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Borrower shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent in the Collateral, subject only to Permitted Liens. In addition, if the Borrower moves, or consents to the Servicer moving, the Receivable Files from the location thereof on the Closing Date to another branch of Regional Management within the same State, the Borrower shall deliver written notice thereof to the Administrative Agent and the Lenders within 90 days following such move.

(j)    True Sale. Except for purposes of GAAP, the Borrower will not account for or treat the transactions contemplated by the First Tier Purchase Agreements and the Second Tier Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by the Originators to Regional Management and by Regional Management to the Borrower, respectively.

(k)    ERISA Matters. The Borrower will not (i) assuming that no portion of the Loans are funded or held with Plan Assets of any Benefit Plan, engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) fail, or permit any ERISA Affiliate to fail, to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (iii) file, or permit any ERISA Affiliate to file, an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 303(c)

of ERISA with respect to any Pension Plan, (iv) incur, or permit any ERISA Affiliate to incur, any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (v) fail, or permit any ERISA Affiliate to fail, to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (vi) terminate any Pension Plan so as to result in any liability or (vii) permit to exist any occurrence of any “Reportable Event” described in Title IV of ERISA.

(l)    Formation Documents; Borrower Basic Documents. Without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), the Borrower will not (i) amend, modify, waive or terminate any provision of its Formation Documents or any other Borrower Basic Document or (ii) permit the Member to amend, modify or terminate its Certificate of Formation or its limited liability company agreement. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Rating Agency.

(m)    Changes in Payment Instructions. The Borrower will not add or make any change, or permit the Servicer or any Subservicer to make any change, in its instructions (i) to Obligors regarding payments in respect of the Receivables to be made to the Borrower, the Servicer or any Subservicer in which payments in respect of the Receivables are made and (ii) regarding payments to be made to the Administrative Agent or the Lenders with respect to the Collateral, each unless the Administrative Agent and the affected Lenders have consented to such change and has received duly executed copies of all documentation related thereto, which documentation shall be satisfactory in form and substance to the Administrative Agent and such Lenders; provided that the option to accept ACH payments or debit card payments from the related Obligors will not be deemed a change in payment instructions for purposes of this Section 6.02(m).

(n)    Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Contract.

(o)    Collection Policy. Subject to Sections 6.01(h) and 6.04(j), the Borrower will not materially amend, modify, restate or replace, in whole or in part, the Collection Policy, which change would impair the collectability of the Receivables or otherwise adversely affect the interests or the remedies of the Secured Parties under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof).

(p)    No Assignments. The Borrower will not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

(q)    Special Purpose Entity. The Borrower will not (nor has it taken any such action in the past):

(i)    engage in any business or activity other than the purchase and receipt of Receivables and related assets under the Second Tier Purchase Agreement, the pledge of Receivables and related assets under the Basic Documents and such other activities as are incidental thereto;

(ii)    acquire or own any material assets other than (A) the Receivables and related assets under the Second Tier Purchase Agreement, (B) incidental property as may be necessary for the operation of the Borrower and (C) cash generated from the foregoing;

(iii)    merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Administrative Agent’s consent (acting at the direction of the Required Lenders);

(iv)    elect for the Borrower to be treated, or otherwise knowingly take any action that reasonably could cause Borrower to become taxable, as a corporation for U.S. federal income tax purposes;

(v)    fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), amend, modify, terminate, fail to comply with the provisions of its Formation Documents or fail to observe corporate formalities;

(vi)    own any Subsidiary or make any Investment in any Person, or own any equity interest in any other entity, without the consent of the Administrative Agent (acting at the direction of the Required Lenders), except for the 2017-1A SUBI Certificate with respect to the Trust;

(vii)    commingle its assets with the assets of any of its Affiliates, or of any other Person, except to the extent contemplated by this Agreement;

(viii)    incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or under any other Basic Document or in conjunction with a repayment of the Aggregate Unpaids, except for trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

(ix)    become not Solvent or generally fail to pay its debts and liabilities from its assets as the same shall become due;

(x)    fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person; provided, however, that the Borrower may be included in Regional Management’s consolidated financial statements for Tax and reporting purposes;

(xi)    seek its dissolution or winding up, in whole or in part;

(xii)    enter into any contract or agreement with any of its principals or Affiliates or any other Person, except as contemplated by this Agreement upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than its Affiliates;

(xiii)    fail to correct any known misunderstandings regarding the separate identity of the Borrower from any principal or Affiliate thereof or from any other Person;

(xiv)    guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xv)    make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of Indebtedness issued by any other Person (other than Permitted Investments and Contracts);

(xvi)    fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii)    file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws or make an assignment for the benefit of creditors;

(xix)    hold itself out as or be considered as a department or division of (A) any of its principals or Affiliates, (B) any Affiliate of a principal or (C) any other Person;

(xx)    permit any transfer (whether in any one or more transactions) of a direct or indirect ownership interest in the Borrower unless the Borrower delivers to the Administrative Agent and each Lender an acceptable non-consolidation opinion;

(xxi)    fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person; provided, however, that the Borrower may be included in Regional Management’s consolidated financial statements for Tax and reporting purposes;

(xxii)    fail to pay its own liabilities and expenses only out of its own funds;

(xxiii)    fail to pay or cause to be paid the salaries of its own employees, if applicable, in light of its contemplated business operations;

(xxiv)    acquire obligations or securities of its Affiliates or stockholders;

(xxv)    fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxvi)    fail to use separate invoices and checks bearing its own name;

(xxvii)    pledge its assets for the benefit of any other Person, other than with respect to payment of the Indebtedness to the Secured Parties hereunder;

(xxviii)    fail at any time to have at least one Independent Manager on its board of managers; provided, however, such Independent Manager may be an independent director or manager of another special purpose entity affiliated with Regional Management;

(xxix)    fail to provide that the unanimous consent of all managers of the Borrower (including the consent of the Independent Manager) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (B) institute or consent to the institution of bankruptcy or Insolvency Proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any Insolvency Law, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any action in furtherance of any of the foregoing;

(xxx)    replace or appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager and (B) with less than ten days’ prior written notice to the Administrative Agent and each Lender and without an Officer’s Certificate of Regional Management that the prospective Independent Manager satisfies the definition of an Independent Manager;

(xxxi)    (A) amend, restate, supplement or otherwise modify its Formation Documents in any respect that would impair its ability to comply with the Basic Documents or (B) fail to require in its limited liability company agreement that no Independent Manager may be replaced or appointed with less than ten days’ prior written notice to the Administrative Agent and each Lender and a certification by Regional Management that the prospective Independent Manager satisfies the definition of an Independent Manager; and

(xxxii)    not take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Alston & Bird, LLP, dated the Closing Date, upon which the conclusions expressed therein are based.

(r)    Residual Interest Conveyance. The Borrower will not transfer any interest or residual interest in (i) its rights to receive amounts pursuant to Section 2.08(a)(xii) or (ii) its membership or other equity interests.

(s)    The Notes. The Borrower will not amend, and shall not permit any amendment to, any of the Notes, except with the consent of the Administrative Agent and the Required Lenders.

(t)    Additional Collateral. In no event shall Receivables be transferred to the Borrower on or after the Revolving Period Termination Date.

(u)    Credit Policy. Subject to Section 6.01(h), the Borrower will not consent to Regional Management’s amendment, modification, restatement or replacement, in whole or in part, of the Credit Policy, which change could adversely affect the interests or the remedies of the Secured Parties under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof).

Section 6.03.    Covenant of the Borrower Relating to Hedging.

(a)    Unless otherwise directed in writing by the Administrative Agent (acting at the direction of the Required Lenders), the Borrower shall, within ten (10) Business Days of the occurrence of an Interest Rate Hedge Trigger, enter into one or more Hedge Transactions to hedge the Interest Rate risk with respect to the Loans, which shall be interest rate caps in form and substance reasonably satisfactory (including the notional amount, term and amortization rate (if any) of such Hedge Transaction) to the Administrative Agent, acting at the direction of the Required Lenders. Each such Hedge Transaction shall be entered into with a Hedge Counterparty and governed by a Hedging Agreement. Under the Hedging Agreement, the initial aggregate notional amount of the Hedge Transaction shall equal at least 95.0% of the Loans Outstanding at that time. For so long as an Interest Rate Hedge Trigger is outstanding, the Borrower shall maintain Hedge Transactions in accordance with this Section 6.03 with an aggregate notional amount that is at least 95.0% of the Loans Outstanding at any such time.

The Borrower shall deliver to the Administrative Agent and each Lender a copy of all documents related to any Hedging Agreement, including confirmations, schedules and an aggregate notional amortization schedule. The Borrower shall provide each Rating Agency with notice of any Hedging Agreement that may be entered into as provided in this Section.

(b)    As additional security hereunder, the Borrower will collaterally assign to the Administrative Agent for the benefit of the Secured Parties, at the time each Hedging Agreement is entered into, all right, title and interest of the Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party for the performance by the Borrower of any such obligations.

Section 6.04.    Affirmative Covenants of the Servicer. From the Closing Date until the Facility Termination Date:

(a)    Compliance with Laws. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Receivables and the Receivable Files or any part thereof.

(b)    Preservation of Corporate Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)    Obligations and Compliance with Receivables. The Servicer will fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Receivable and will do nothing to impair the rights of the Administrative Agent in, to and under the Collateral.

(d)    Performance and Compliance with Servicer Basic Documents. The Servicer will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Servicer Basic Documents.

(e)    Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables, including the Servicer Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables, including the Servicer Files.

(f)    Taxes. The Servicer will file all federal tax returns and all other material tax returns that are required to be filed by it and pay any and all Taxes shown on such tax returns and any other material Taxes, including those required to meet the obligations of the Basic Documents; provided, however, that the Servicer shall not be required to pay any such Tax if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer.

(g)    Use of Proceeds. Regional Management will use the monies remitted to it by the Borrower pursuant to the Second Tier Purchase Agreement (i.e., the net proceeds of the Loan) only (i) to finance the acquisition of the Receivables, (ii) to fund the fees and expenses arising under this Agreement and the other Basic Documents and (iii) for general corporate purposes. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(h)    Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents that may be required by any Applicable Law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

(i)    Collateral. The Servicer shall (x) deliver or cause to be delivered to the Borrower no later than two Business Day preceding the related Funding Date, as the case may be, the current Schedule of Receivables, (y) with respect to any Receivable, deliver or cause to be delivered to the Image File Custodian on the related Funding Date, the related Imaged File, as the case may, and (z) with respect to any Receivable, retain the original Receivable File. Notwithstanding any other provision of this Agreement, the Servicer may release any underlying collateral from the security interest created by the related Receivable when the Servicer deposits into the Collection Account an amount equal to the related Release Price or the entire amount of Liquidation Proceeds and other Collections it has received or expects to receive with respect to such Receivable and such underlying collateral.

(j)    Credit Policy and Collection Policy. The Servicer and each Subservicer will comply in all material respects with the Credit Policy and the Collection Policy in regard to each Receivable. The initial Servicer shall furnish to the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that may be deemed adverse or material to a Secured Party, and with respect to any adverse change, the initial Servicer will not allow any such change to be put into effect without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof). The initial Servicer will not agree to or otherwise permit to occur any change to the Credit Policy or the Collection Policy, which change would reasonably be expected to impair the collectability of any Receivable or otherwise adversely affect the interests or remedies of the Secured Parties under this Agreement or any other Basic Document, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof). The initial Servicer will cause to be delivered to the Administrative Agent, each Lender and the Backup Servicer a modified Credit Policy and Collection Policy including each change thereto, for inclusion, respectively, as Exhibits D and E.

(k)    Events of Default and Facility Amortization Event. The Servicer will furnish to the Administrative Agent, each Rating Agency, each Lender and Hedge Counterparty, as soon as possible and in any event within three Business Days after the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event, a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(l)    Other. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Servicer or an Originator as the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

(m)    Losses, Etc. In any suit, proceeding or action brought by the Backup Servicer, the Image File Custodian, the Account Bank or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep each such entity harmless from and against all fees, claims, costs, expense, loss or damage (including attorneys’ fees and expenses and court costs) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under the Receivables, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against each such entity. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by an indemnified party of any indemnification or other obligation of the Servicer. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(n)    Notice Regarding Collateral. The Servicer shall advise the Image File Custodian, the Administrative Agent and each Lender in writing promptly, in reasonable detail of (i) any Lien (other than Permitted Liens) asserted or claim made against any portion of the Collateral, (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein and (iii) the occurrence of any other event which could have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables, or which could have a material adverse effect on the security interests of the Administrative Agent for the benefit of the Secured Parties.

(o)    Realization on Receivables. In the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable will not subject the Servicer, the Borrower, any Secured Party, any Agent, the Backup Servicer or the Image File Custodian to liability under any federal, State or local law, and any such realization or enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Collection Policy and Applicable Law.

(p)    Accounting Policy. The initial Servicer will promptly notify the Administrative Agent, each Agent and each Lender of any material change in the Servicer’s accounting policies.

(q)    Additional Information. The Servicer shall, within two Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Account Bank, the Borrower, the Administrative Agent, each Agent or each Lender might have with respect to the administration of the Receivables.

(r)    Anti-Corruption Laws. The Servicer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Servicer and each of its Subsidiaries and its or their respective directors, officers and employees with Anti-Corruption Laws.

(s)    Additional Covenants. The Servicer will (i) immediately notify the Borrower, the Backup Servicer, the Administrative Agent, each Agent, each Lender, the Account Bank and the Image File Custodian of the existence of any Lien on any portion of the Collateral (other than the Lien of the Administrative Agent and Permitted Liens) if the Servicer has actual knowledge thereof, (ii) defend the right, title and interest of such entities in, to and under the Collateral against all claims of third parties claiming through or under the Servicer, (iii) transfer to the Account Bank for deposit into the Collection Account, all payments received by the Servicer with respect to the Collateral in accordance with this Agreement other than during a Dominion Period or a Report Failure Period, (iv) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Receivables from the Collateral pursuant to this Agreement and the obligation of Regional Management to reacquire Receivables from the Borrower pursuant to the Second Tier Purchase Agreement, (v) promptly notify the Borrower, the Administrative Agent, each Agent, each Lender, the Backup Servicer, the Account Bank and the Image File Custodian of the occurrence of any Servicer Termination Event and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (vi) promptly notify the Borrower, the

Administrative Agent, each Agent, each Lender, the Backup Servicer, the Account Bank and the Image File Custodian of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC as may be necessary or advisable to create, maintain and protect a first priority security interest of the Administrative Agent in, to and on the Collateral, (vii) immediately notify the Backup Servicer if any changes to the Collection Policy or the servicing platform occur and (viii) not impair the rights of the Borrower or the Secured Parties in the Collateral.

Section 6.05.    Negative Covenants of the Servicer. From the Closing Date until the Facility Termination Date:

(a)    Collection Account; Reserve Account. The Servicer shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) with respect to the Collection Account or the Reserve Account. The Servicer shall not grant the right to take dominion or “control” (as defined in the relevant UCC) at a future time or upon the occurrence of a future event to any Person with respect to such Collection Account or the Reserve Account.

(b)    Mergers, Acquisition, Sales, Etc. The initial Servicer shall not (i) consolidate with or merge into any other Person or (ii) convey or transfer all or substantially all of its assets to any other Person; provided, that the Servicer may (A) merge with another Person if (1)(x) the initial Servicer is the entity surviving such merger or (y) the Person with whom the Servicer is merged into or consolidated assumes in writing all duties and liabilities of the initial Servicer hereunder, (2) the initial Servicer shall have delivered prior written notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender and (3) immediately after giving effect to such merger, no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing and (B) convey or transfer all or substantially all of its assets to a Person if (1) such Person assumes in writing all duties and liabilities of the Servicer hereunder, (2) the initial Servicer shall have delivered prior written notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender and (3) immediately after giving effect to such transfer, no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing.

(c)    Change of Name or Location of Servicer Files or Receivable Files. The Servicer shall not (i) change its name or its State of organization or move the location of its principal place of business and chief executive office from the locations referred to in Schedule D or (ii) move the Receivables (including the Receivable Files or the Servicer Files) from the locations referred to in Schedule D (other than to another branch of Regional Management within the same State) without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Servicer shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent for the benefit of the Secured Parties, in the Collateral, subject only to Permitted Liens. In addition, if the Servicer moves the Receivable (including the Receivable Files or the Servicer Files) from the location thereof referred to in Schedule D to another branch of Regional Management within the same State, the Servicer shall deliver written notice thereof to the Administrative Agent and the Lenders within 90 days following such move.

(d)    Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to the Obligors regarding payments to be made to the Borrower, the Servicer or a Subservicer, unless the Administrative Agent (acting at the direction of the Required Lenders) has consented to such change and has received duly executed documentation related thereto, provided that the option to accept ACH payments or debit card payments from the related Obligors will not be deemed a change in payment instructions for purposes of this Section 6.05(d).

(e)    Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.

(f)    No Electronic Chattel Paper. The Servicer shall take no action to cause any Receivable to be evidenced by “electronic chattel paper” (as defined in the UCC).

(g)    No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien created by this Agreement) on the Collateral or any interest therein, the Servicer will notify the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof (but in no event later than three Business Days after discovery thereof), and the Servicer shall defend the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(h)    Anti-Corruption Laws. The Servicer shall not use, nor shall cause its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of the Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Target, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(i)    Release; Additional Covenants. The Servicer shall not (i) release any underlying collateral securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of such underlying collateral to a purchaser following repossession by the Servicer, (ii) impair the rights of the Borrower, the Administrative Agent or the Secured Parties in the Collateral, (iii) increase the number of Scheduled Payments due under a Receivable except as permitted herein, (iv) prior to the payment in full of any Receivable, sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on such Receivable or any interest therein, (v) impair the rights of the Borrower or the Secured Parties in the Collateral or (vi) sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein.

(j)    Ownership Interest. Regional Management, as Servicer, shall not sell, transfer, convey, assign or pledge any portion of its limited liability company interest in the Borrower without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

(k)    UTI and SUBI. Regional Management shall not permit or cause the UTI or the UTI Certificate to be transferred to any Person without the prior written consent of the Required Lenders and receipt by the Administrative Agent and the Required Lenders of an opinion of counsel, reasonably satisfactory to the Required Lenders, as to the non-substantive consolidation of the Trust in the event such Person becomes a debtor in a voluntary or involuntary bankruptcy case which opinion of counsel shall be obtained by and at the expense of the transferor. Regional Management shall not permit or cause any additional SUBI to be created or additional SUBI Certificate to be issued without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), and entry into an intercreditor agreement with each SUBI holder that is acceptable to the Administrative Agent and the Required Lenders. In addition, Regional Management shall not permit or cause any North Carolina Receivable to be reallocated from the 2017-1A SUBI except as permitted by and subject to the satisfaction of the conditions in Section 3.02 and Section 5.05.

ARTICLE SEVEN

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 7.01.    Designation of Servicing. The Administrative Agent, each Agent, each Lender and the Borrower, at the direction of and on behalf of the Administrative Agent, hereby appoint Regional Management, as Servicer to service, manage, collect and administer each of the Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral and Regional Management hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section 7.02.    Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.08. The Servicer shall be further entitled to retain as additional servicing compensation any and all ancillary fees and payments from Obligors, including administrative fees and similar charges allowed by Applicable Law, but excluding extension fees and late fees.

Section 7.03.    Duties of the Servicer.

(a)    Standard of Care. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Collection Policy.

(b)    Records Held in Trust. The Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral. In the event that a Successor Servicer assumes the servicing responsibilities of the Servicer, the outgoing Servicer shall promptly deliver to the Successor Servicer, and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties, all records which evidence or relate to all or any part of the Collateral.

(c)    Collection Practices.

(i)    The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts, as and when the same shall become due. The Servicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for Borrower and the Secured Parties. The Servicer, consistent with the Collection Policy, shall service, manage, administer and make collections on the Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are not inconsistent with this Agreement. The Servicer may in its discretion (1) grant extensions, rebates or adjustments on a Contract in accordance with the Collection Policy and amend or modify any Contract or Receivable and (2) waive any late payment charge or any other fees (not including interest on the Principal Balance of a Receivable) that may be collected in the ordinary course of servicing any

Receivable; provided that the Servicer shall not modify the APR, the number or amount of the Scheduled Payments or the Principal Balance unless the Concentration Limits are satisfied after giving effect to such modification and the Servicer shall not extend any Contract such that its maturity date occurs later the date that is twelve (12) months after the last Scheduled Payment, in each case, except if such modification is required by Applicable Law or court order issued pursuant to Insolvency Proceedings involving the related Obligor. The Servicer shall also enforce (A) all rights of the Borrower under the Second Tier Purchase Agreement, including the right to require Regional Management to repurchase Receivables for breaches of its representations and warranties, (B) its rights under the First Tier Purchase Agreement, including the right to require each related Originator to repurchase Receivables for breaches of its representations and warranties and (C) its rights under the 2017-1A SUBI Supplement, including the right to require the Initial Beneficiary to repurchase North Carolina Receivables for breaches of its representations and warranties relating to the eligibility of the North Carolina Receivables allocated to the 2017-1A SUBI.

(ii)    If the full amount of a Scheduled Payment due under a Receivable is not received within five Business Days after its due date, the Servicer will, in accordance with the Collection Policy, make reasonable and customary efforts to contact the related Obligor. The Servicer shall continue its efforts in accordance with the Collection Policy to obtain such payment from an Obligor whose payment has not been made until the Servicer has determined in its discretion that all amounts due and payable which are collectable on the Receivable have been collected. The Servicer shall use its best efforts, consistent with the Collection Policy, to collect funds on a Defaulted Receivable.

(iii)    Except as otherwise provided in Section 7.03(c)(ii), the Servicer shall deposit or cause to be deposited by electronic funds transfer all Collections to the Collection Account no later than two Business Days after receipt by the applicable Subservicer, or if such Collection was received directly by the Servicer, the Servicer.

(d)    [Reserved].

(e)    Subservicers. The Servicer may at any time and from time to time delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more Subservicers; provided, however, that (i) each initial Subservicer shall only be responsible for servicing Receivables in the State in which it is located and (ii) notwithstanding any other provision of this Agreement, the Servicer shall at all times remain responsible for the performance of such duties and obligations. The identity of each Subservicer shall be listed on Schedule E. The Servicer shall provide a copy of each amendment or modification of Schedule E to each Rating Agency.

(f)    Fidelity Bond/Insurance. The Servicer represents, warrants and covenants that it has obtained and shall continue to maintain in full force and effect a fidelity bond or comparable insurance in such form and amount as is customary for prudent servicers acting as custodian of funds and documents in respect of consumer contracts similar to the Receivables on behalf of institutional investors. All insurance required to be maintained pursuant to this section shall name the Borrower as an additional insured.

(g)    Security Interests. The Servicer shall, at the direction of the Borrower, the Administrative Agent or a Lender, take any action reasonably necessary to preserve and protect the security interests of the Borrower and the Secured Parties in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer.

(h)    Realization on Underlying Collateral Securing Receivables. The Servicer warrants, represents and covenants that in the event that the Servicer or any Subservicer realizes upon any underlying collateral securing a Receivable, the methods utilized to realize upon such Receivable or otherwise enforce any provisions of the related Contract, will not subject the Servicer, the Borrower, any Secured Party or the Image File Custodian to liability under any federal, State or local law, and that such enforcement by the Servicer or a Subservicer will be conducted in accordance with the provisions of this Agreement, the Collection Policy and Applicable Law.

(i)    Recordkeeping. The Servicer shall:

(i)    maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of all documents in the Servicer File with respect to each Receivable and the underlying collateral related thereto; and

(ii)    keep books and records, reasonably satisfactory to the Administrative Agent, pertaining to each Receivable and make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Servicer File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

(j)    Inspection. The Servicer shall permit the Secured Parties and the Backup Servicer, upon five Business Days’ prior notice and during regular business hours (provided that from and after the occurrence of any Event of Default, Unmatured Event of Default or Facility Amortization Event, the foregoing notice shall not be required to be given), to periodically, at the discretion of the Administrative Agent, the Lenders and the Backup Servicer, as applicable, review the collection and administration of the Receivables by the Servicer and the Subservicers in order to assess compliance by the Servicer and the Subservicers with the Collection Policy and this Agreement and may conduct an audit of the Receivables and Receivable Files in conjunction with such a review. Such review may include tours of the facilities of the Servicer and the Subservicers and discussions with their respective managements. Reasonable costs and expenses incurred in connection with any such inspection conducted pursuant to this subsection shall be at the Servicer’s expense; provided, that if no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing, the Administrative Agent, the Backup Servicer, each Agent, the Lenders or their respective agents or representatives shall only be entitled to conduct two such inspections during any 12-month period beginning on the

Closing Date and on each anniversary thereof and provided, further, that if an Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing, there shall be no limit on the number of such inspections the Administrative Agent, each Agent, the Backup Servicer, the Lenders or their respective agents or representatives shall be entitled to conduct. It is anticipated that each inspection by the Administrative Agent (or its designee) will be a full operational, legal, compliance and collateral audit and will verify among other items, the existence of Collateral, cash application and aging and eligibility, will include a litigation and regulatory review, and will confirm that internal ratings actually applied conform to underwriting standards. Each audit by the Administrative Agent (or its designee) will also include a sample review of no fewer than 200 Receivable Files and Servicer Files to check the accuracy of information provided by the Borrower, the Servicer or the Subservicers. The Servicer shall reimburse the Administrative Agent and the Agents for all reasonable fees, costs and expenses incurred by or on behalf of the Administrative Agent and the Secured Parties in connection with the foregoing actions promptly upon receipt of a written invoice therefor, which invoices in any one year may not exceed $50,000 (unless an Event of Default has occurred, following which such expenses will not be so capped).

(k)    Custody of Receivable Files.

(i)    Custody. The Borrower, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent (solely in its capacity as Servicer under the Basic Documents) of the Borrower for the benefit of the Secured Parties, solely in the Servicer’s capacity as custodian of the Receivable File.

(ii)    Safekeeping of Contracts. The Servicer, in its capacity as custodian, or a Subservicer appointed by the Servicer as subcustodian pursuant to paragraph (k)(v) below, shall hold the Receivable Files for the benefit of the Secured Parties, as pledgee of the Borrower. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices. The Servicer will promptly report to the Administrative Agent and the Lenders any failure on its part (or, if applicable, a subcustodian’s part) to hold the Receivable Files and maintain its account, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Secured Parties of the Receivable Files. The Servicer will maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 7.03(e)). The Servicer will make available to the Administrative Agent and each Lender or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon reasonable request.

(iii)    Effective Period and Termination. The Servicer’s appointment as custodian with respect to any Receivable shall become effective as of the Cutoff Date for such Receivable and will continue in full force and effect until terminated pursuant to this paragraph. If Regional Management resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.13, the Administrative Agent (acting at the direction of the Required Lenders) shall terminate the appointment of the Servicer as custodian hereunder in the same manner as the it may terminate the rights and obligations of the Servicer under Section 7.13. In the event that the Back-up Servicer assumes servicing responsibilities or a Successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly transfer to the Back-up Servicer or a Successor Servicer, as applicable, in such manner and to such location as the Back-up Servicer or a Successor Servicer, as applicable, shall reasonably designate, all of the Receivable Files in its possession.

(iv)    Establishment of Imaging System; Delivery of Imaged Files. The Servicer shall maintain an imaging system through which the original physical Receivable File and, with respect to any Hard Secured Receivable, the original physical certificate of title, if any, with respect to the Titled Asset securing such Hard Secured Receivable may be imaged and captured through a standalone PDF, or another electronic medium, and validated through an internal, controlled process with images captured, stored and identifiable at a central location as a backup to physical documentation.

(v)    Subcustodian. The initial Servicer, in its capacity as custodian, may appoint a Subservicer as subcustodian with respect to any Receivable File pursuant to Section 7.03(e). In the event that the initial Servicer, in its capacity as custodian, is terminated in such capacity hereunder, each subcustodian will be terminated as subcustodian for each Receivable with respect to which it is then acting in such capacity.

Section 7.04.    Collection of Payments.

(a)    Payment Instructions. On or before the Closing Date with respect to the Initial Receivables, and on or before the relevant Funding Date with respect to the Subsequent Receivables, the Servicer and each Subservicer shall have instructed all related Obligors to make all payments in respect of the related Receivables directly with the Servicer or such Subservicer.

(b)    Establishment of the Accounts. The Servicer shall cause to be established or establish, on or before the Closing Date, and maintained in the name of the Administrative Agent, for the benefit of the Secured Parties, with the Account Bank, (i) the Collection Account and (ii) the Reserve Account, in each case over which the Administrative Agent shall have sole dominion and control and from which neither the Servicer nor the Borrower shall have any right of withdrawal, except as otherwise set forth in the Account Control Agreement. The Borrower will be required to pay all reasonable fees and expenses owing to the Account Bank in connection with the maintenance of the Accounts for its own account and shall not be entitled to any payment therefor. Following the Facility Termination Date, the Account Bank shall terminate the Accounts.

To the extent that the Reserve Account or Collection Account is a “securities account” within the meaning of Section 8-501 of the UCC:

(i)    the Account Bank shall comply with any order or instructions (each, an “Order”) from the Administrative Agent directing transfer or redemption of any financial asset credited to such account without further consent by the Borrower, Regional Management, the Servicer or any other person;

(ii)    the Account Bank shall treat any investment property, financial assets, securities, instruments, general intangibles or other property credited to any such account as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC; and

(iii)    securities or financial assets credited to the Reserve Account or the Collection Account, as applicable, shall be registered in the name of the Account Bank, indorsed to the Account Bank or in blank or credited to another securities account maintained in the name of the Account Bank and in no case will any financial asset credited to the Reserve Account or the Collection Account, as applicable, be registered in the name of the Borrower or the Servicer, payable to the order of the Borrower or the Servicer, or specially indorsed to the Borrower or the Servicer, except to the extent the foregoing have been specially indorsed to the Account Bank or in blank.

To the extent that the Reserve Account or the Collection Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Account Bank shall comply with any order or instructions (each also, an “Order”) from the Administrative Agent directing disposition of funds in the such account without further consent by the Borrower, Regional Management, the Servicer or any other person.

Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Account Bank’s jurisdiction and the Reserve Account and the Collection Account (as well as any securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)    Adjustments. If the Servicer, directly or through a Subservicer, makes (i) a deposit into the Collection Account in respect of a collection of a Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.05.    Payment of Certain Expenses by the Initial Servicer. Subject to Section 7.08, the initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants and third party due diligence providers, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of Subservicers (including monthly compensation for acting as Subservicers) and agents of the Servicer and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 7.06.    Reports.

(a)    Monthly Reports; Monthly Compliance Statements; Monthly Loan Tapes. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, each Rating Agency, each Agent, each Lender, each Hedge Counterparty, the Backup Servicer and the Account Bank (i) a Monthly Report, (ii) a Monthly Loan Tape and (iii) an Officer’s Certificate, dated as of related Determination Date, stating that (A) a review of the activities of the Servicer and the Subservicers during such Collection Period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Servicer and the Subservicers have fulfilled all of their respective obligations under this Agreement throughout such Collection Period (or such longer period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)    Financial Statements. In the event the initial Servicer is no longer subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Exchange Act, the initial Servicer will submit to the Administrative Agent and each Lender, (i) within 45 days of the end of each of its fiscal quarters, its unaudited consolidated financial statements (including an analysis of delinquencies and losses on the Receivables for each fiscal quarter) as of the end of each such fiscal quarter and (ii) within 120 days of the end of each of its fiscal years, its audited consolidated financial statements (including an analysis of delinquencies and losses on the Receivables for each fiscal year describing the causes thereof and sufficient to determine whether an Event of Default or Servicer Termination Event has occurred or is reasonably likely to occur and otherwise reasonably satisfactory to the Administrative Agent) as of the end of each such fiscal year; provided that such financial statements are in public company reporting format under the Exchange Act.

(c)    Static Pool Information. The initial Servicer will provide to the Administrative Agent and each Agent in regard to vintage originations, upon request (i) static pool gross and net loss history, (ii) static pool defaulted receivable recovery rates, (iii) static pool origination characteristics and (iv) any additional static pool information reasonably requested by the Administrative Agent or an Agent.

Section 7.07.    Annual Statement as to Compliance. The Servicer shall deliver to the Administrative Agent and each Agent on or before March 31st of each year, beginning in 2018, an Officer’s Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each of the Servicer and the Subservicers have fulfilled all their respective obligations under this Agreement throughout such year (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 7.08.    Annual Diligence Reports. Upon the request of the Administrative Agent, any Agent or any Lender, which request may be made up to once per year; provided that such request is made before November 30th of the year of the request, the Servicer will deliver to the Administrative Agent and each Agent, on or before March 31st of the year following such request, beginning in 2018, a copy of a report prepared by a firm of independent certified public accountants or third party due diligence provider acceptable to the Required Lenders, who may also render other services to the Servicer or any of its Affiliates, addressed to the board of directors of the Servicer or any of its Affiliates, the Administrative Agent and the Agents and dated during the current year, to the effect that such firm has examined the policies and procedures of the Servicer and the Subservicers and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances, which are acceptable to the Required Lenders) relating to the servicing of the Receivables and the administration of the Receivables (including the preparation of the Monthly Reports, the Monthly Loan Tapes, the static pool information and such other information as may reasonably be requested by the Required Lenders) during the preceding calendar year (or such longer period in the case of the first report) and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (a) was performed in accordance with standards established by the American Institute of Certified Public Accountants or another standard acceptable to the Required Lenders and (b) included tests relating to consumer loans serviced for others in accordance with the requirements of any program under which the Servicer customarily provides such reporting to other warehouse lenders similarly situated, which may include Uniform Single Attestation Program for Mortgage Bankers, SSAE 16 reports or comparable reports to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. Notwithstanding the foregoing, to the extent that in connection with public offerings, Regulation AB under the Securities Act requires the delivery of an annual attestation of a firm of independent public accountants with respect to the assessment of servicing compliance with specified servicing criteria of the Servicer stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed, the delivery of a copy of such an attestation to the Administrative Agent and the Agents shall be deemed to satisfy the provisions of this Section. Such report shall also indicate that the firm is “Independent” of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

In the event such independent certified public accountant or third party due diligence provider, as applicable, requires the Backup Servicer, or the Account Bank to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section, the Servicer shall direct the related party in writing to so agree; it being understood and agreed that the Backup Servicer and the Account Bank will deliver any such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Backup Servicer and the Account Bank have not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

The Servicer shall pay all costs and expenses associated with this Section up to $50,000 per annum and the Lenders (pro rata based on their Commitment amounts) shall reimburse the Servicer for any amounts in excess of $50,000 per annum.

Section 7.09.    Rights Prior to Assumption of Duties by Successor Servicer.

(a)    On or before each Reporting Date, the Servicer shall deliver to the Backup Servicer an electronic file containing all information necessary to allow the Backup Servicer to review the Monthly Report related thereto and determine the following: (i) that such Monthly Report is complete on its face, (ii) that the amounts to be withdrawn for payments pursuant to Section 2.08 from the Collection Account are the same as the amounts to be withdrawn from the Collection Account as set forth in the Monthly Report and (iii) the Reserve Account Amount. The Backup Servicer shall, within two Business Days after receipt of the electronic file referred to in the preceding sentence, load such electronic file, confirm such computer tape or diskette is in readable form and verify the following: the aggregate Principal Balance of all Receivables as of the most recent Determination Date, the Class A Borrowing Base and the Total Borrowing Base as of the related Reporting Date (calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date, but prior to the date of such Monthly Report, the related Cutoff Date), the Annualized Charge-off Ratio Ration, the Delinquency Ratio (60+ Days) and the Extension Ratio as of the related Determination Date, each as set forth in the Monthly Report. In the event of any discrepancy between the information set forth in the two foregoing sentences, as determined or calculated by the Servicer, from that determined or calculated by the Backup Servicer, the Backup Servicer shall notify the Servicer of such discrepancy by the third Business Day following receipt by the Backup Servicer of the related electronic file and, if by the Business Day following receipt by the Servicer of such notice, the Backup Servicer and the Servicer are unable to resolve such discrepancy, the Backup Servicer shall promptly notify the Administrative Agent and the Agents of such discrepancy. The Backup Servicer shall provide a monthly report, in form and substance satisfactory to the Backup Servicer, the Administrative Agent, the Agents and the Servicer, to the Administrative Agent, the Agents and the Servicer, on or before the close of business on the Business Day immediately preceding the related Payment Date. The Backup Servicer, in its capacity as such, shall not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer.

(b)    Prior to the Closing Date, the Servicer shall deliver the Test Data File to the Backup Servicer, in a format acceptable to the Backup Servicer. The Backup Servicer and the Servicer will agree upon the file layout and electronic medium to transfer such data to the Backup Servicer. Any reasonable cost associated with the obligations of the Backup Servicer described in this subsection shall be at the expense of the Servicer, and, to the extent that the Servicer does not pay such amounts, the Backup Servicer shall be entitled to recover such amounts pursuant to Section 2.08. On an annual basis, on the anniversary date of the Closing Date, the Servicer shall provide an Officer’s Certificate to the Backup Servicer describing any material changes which have been made to the Servicer’s system of record.

(c)    Other than as specifically set forth elsewhere in this Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no Liability for any action taken or omitted by the Servicer.

(d)    The Backup Servicer shall consult with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer’s obligations hereunder, including the obligation, if requested in writing by the Administrative Agent (acting at the direction of the Required Lenders), to succeed to the duties and obligations of the Servicer pursuant hereto.

(e)    Except as provided in this Agreement, the Backup Servicer may accept and rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, “Errors”) exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no Liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event the Backup Servicer has actual knowledge or receives written notice of Errors or Continued Errors, the Backup Servicer shall promptly notify the Servicer of such Errors or Continued Errors and, with the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. The Backup Servicer shall be entitled to recover its reasonable costs thereby expended from the Servicer (or, to the extent not paid by the Servicer, in accordance with Section 2.08).

(f)    The Backup Servicer shall be indemnified by the Servicer and the Borrower from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorneys’ fees and expenses and court costs) arising out of claims asserted against or by the Backup Servicer on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer’s own gross negligence, bad faith or willful misconduct. All such amounts payable by the Borrower shall be payable in accordance with Section 2.08. All such amounts payable by the Servicer, to the extent not promptly paid by the Servicer, shall be payable in accordance with Section 2.08. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Backup Servicer of any indemnification or other obligation of the indemnifying party or other Person. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(g)    The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.14. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

(h)    The Backup Servicer shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.

(i)    The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

Section 7.10.    Rights After Assumption of Duties by Successor Servicer; Liability. At any time following the assumption of the duties of the Servicer by the Backup Servicer or the designation of a Successor Servicer pursuant to Section 7.14 as a result of the occurrence of a Servicer Termination Event:

(a)    The Servicer, on behalf of the Borrower, shall, at the Administrative Agent’s or the Required Lender’s request, (i) assemble all of the records relating to the Collateral, including all Receivable Files, and shall make the same available to the Administrative Agent or the Successor Servicer at a place selected by the Administrative Agent (acting at the direction of the Required Lenders), and (ii) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Administrative Agent and the Required Lenders and shall, promptly upon receipt but no later than two Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to, or at the direction of, the Administrative Agent (acting at the direction of the Required Lenders).

(b)    The Borrower hereby authorizes the Administrative Agent, to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Administrative Agent (acting at the direction of the Required Lenders), to collect all amounts due under any and all of the Collateral with respect thereto, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.

(c)    The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.14. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

(d)    The Backup Servicer shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.

(e)    The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it reasonably determines that the repayment of such funds or adequate written indemnity against such risks or liability is not available prior to the expenditure of such funds or the incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

(f)    If requested by the Administrative Agent (acting at the direction of the Required Lenders), the Backup Servicer (in its capacity as the Successor Servicer) shall direct the Obligors then making payments directly to the Servicer to make all payments under the Receivables directly to the Backup Servicer (in its capacity as the Successor Servicer), in which event the Backup Servicer shall process all such payments, or to a lockbox or lockbox account established by the Backup Servicer (in its capacity as the Successor Servicer) at the direction of the Administrative Agent (acting at the direction of the Required Lenders).

Section 7.11.    Limitation on Liability of the Servicer and Others. Except as otherwise provided herein, neither the Servicer nor any of its directors or officers or employees or agents shall be under any liability to the Secured Parties, the Backup Servicer, the Image File Custodian or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 7.12.    The Servicer Not to Resign. The Servicer shall resign only if the Servicer provides an Opinion of Counsel to the Administrative Agent, the Agents and the Backup Servicer to the effect that it is no longer permitted by Applicable Law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until the Backup Servicer or a different entity, acceptable to the Administrative Agent (acting at the direction of the Required Lenders), has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Collection Policy.

Section 7.13.    Servicer Termination Events. The occurrence and continuance of any one of the following events shall constitute a “Servicer Termination Event” hereunder:

(a)    the occurrence of a Level III Trigger Event;

(b)    any failure by the Servicer to (i) deliver any Collections or (ii) make any payment, transfer or deposit, in each case as required by this Agreement or any other Servicer Basic Document and which failure shall continue unremedied for two Business Days;

(c)    any failure by the Servicer to deliver to the Administrative Agent, each Agent, each Lender, the Image File Custodian or the Backup Servicer a Monthly Report and a Monthly Loan Tape when required that shall continue unremedied for two Business Days after (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(d)    any merger or consolidation of the Servicer in breach of Section 7.15;

(e)    any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in any Servicer Basic Document, which failure shall remain unremedied for 30 days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(f)    any representation, warranty or certification made by the Servicer in any Servicer Basic Document or in any other certificate, information or report delivered pursuant to any Servicer Basic Document shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for 30 days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(g)    an Insolvency Event shall occur with respect to the Servicer;

(h)    an Event of Default shall have occurred and shall not have been waived; or

(i)    any failure by the Servicer to observe any covenant, condition or agreement under Section 6.05(h).

During the continuance of any of the foregoing, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent and the Required Lenders, the Administrative Agent acting at the direction of the Required Lenders, by written notice to the Servicer (with a copy to each Agent, Hedge Counterparty, the Image File Custodian, the Account Bank and the Backup Servicer) (each, a “Servicer Termination Notice”), shall terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

Section 7.14.    Appointment of Successor Servicer.

(a)    On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Servicer, the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) and the Administrative Agent (acting at the direction of the Required Lenders); provided, however, that the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) shall use its best efforts to effect the transition of the servicing and will assume the duties of the Servicer no more than 45 days after receipt by the Servicer and the Backup Servicer of the Servicer Termination Notice. The Administrative Agent (acting at the direction of the Required Lenders) shall, at the time described in the immediately preceding sentence, appoint the Backup Servicer as the Successor Servicer hereunder, and the Backup Servicer shall on such date assume all duties, liabilities and obligations of the Servicer hereunder from and after such date, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer except to the extent otherwise set forth herein.

(b)    In the event that the Administrative Agent (acting at the direction of the Required Lenders) does not so appoint the Backup Servicer to succeed the Servicer as Servicer hereunder or the Backup Servicer is unable to assume such obligations on the date specified, the Administrative Agent (acting at the direction of the Required Lenders) shall as promptly as possible appoint a different entity to be the Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption agreement in a form acceptable to the Administrative Agent (acting at the direction of the Required Lenders) provided, however, that if the Administrative Agent (acting at the direction of the Required Lenders) designates as Successor Servicer any Person other than the Backup Servicer, the Administrative Agent shall provide ten (10) Business Days’ prior written notice to each Rating Agency. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent (acting at the direction of the Required Lenders) shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000, that meets (or the parents of which meets) the Long-Term Ratings Requirement and whose regular business includes the servicing of consumer loans as the Successor Servicer hereunder.

(c)    The Administrative Agent (acting at the direction of the Required Lenders) shall have the same rights of removal and termination for cause with respect to any Successor Servicer as with respect to Regional Management as the Servicer.

(d)    All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred by the Backup Servicer and Successor Servicer in connection with the transfer and assumption of servicing obligations hereunder from the Servicer to the Backup Servicer or Successor Servicer, converting the Servicer’s data to such Person’s computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of a written invoice setting forth reasonable transition expenses not exceeding $150,000 (the “Transition Expenses”) in the aggregate as to all such Persons. In no event shall the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.08.

(e)    Upon the termination and removal of the Servicer and the assumption by the Successor Servicer hereunder, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all Collections that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, the Collection Account, the Reserve Account and Servicer Files and other records maintained by the Servicer.

(f)    Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that any Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor becomes the Successor Servicer or any claim based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party to any Basic Document and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including Regional Management. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of gross negligence, bad faith or willful misconduct of the Backup Servicer in its role as Successor Servicer.

(g)    All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer as servicer and shall pass to and be vested in the Administrative Agent and the Administrative Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.

(h)    The Administrative Agent may, solely for purposes of establishing the fee to be paid to the Backup Servicer or any other Successor Servicer after a notice of removal of the Servicer pursuant to this Article, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of consumer loan receivables similar to the Receivables and that are not Affiliates of the Servicer or the Borrower and are reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders). Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee and that any fees and transfer costs in excess of the Servicing Fee shall be paid by the Borrower from amounts received pursuant to Section 2.08. The Borrower may also solicit additional bids from other such entities. The Successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.08 (up to the Servicing Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Administrative Agent (acting at the direction of the Required Lenders) and may revise the percentage used to calculate the Servicing Fee, which, if the Successor Servicer is the Backup Servicer, shall be revised as provided in Section 7.16(a) or, if the Backup Servicer is not the Successor Servicer, may be adjusted in the sole discretion of the Administrative Agent (acting at the direction of the Required Lenders).

Section 7.15.    Merger or Consolidation, Assumption of Obligations or Resignation, of the Servicer. Any Person (a) into which the Servicer may be merged or consolidated in accordance with Section 6.05(b), (b) which may result from any merger or consolidation to which the Servicer may be a party in accordance with Section 6.05(b), (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) which may succeed to the duties and obligations of the Servicer under this Agreement following the resignation of the Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent (acting at the direction of the Required Lenders) to perform every obligation of the Servicer hereunder, shall, with the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i)    prior written notice of such consolidation, merger, succession or resignation shall be delivered by the Servicer to the Administrative Agent, each Lender, the Image File Custodian and the Account Bank;

(ii)    immediately after giving effect to such consolidation, merger, succession or resignation, no Servicer Termination Event and no event which after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and is continuing;

(iii)    no Event of Default, Unmatured Event of Default or Facility Amortization Event would occur as result of such consolidation, merger, succession or resignation;

(iv)    the Servicer shall have delivered to the Borrower, the Administrative Agent, each Lender and the Image File Custodian an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with; and

(v)    the Servicer shall have delivered to the Borrower, the Administrative Agent, each Lender and the Image File Custodian an Opinion of Counsel to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower, the Secured Parties and the Image File Custodian in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

Section 7.16.    Wells Fargo Bank as Successor Servicer. In the event that Wells Fargo Bank becomes the Successor Servicer hereunder following the termination of Regional Management as Servicer, the following shall apply with respect to Wells Fargo Bank, as Successor Servicer:

(a)    Servicing Fee. At all times that Wells Fargo Bank or another Person is acting as Successor Servicer hereunder, “Servicing Fee Rate” shall mean the greater of (i) 4.00% per annum and (ii) the average of three bids obtained by the Administrative Agent pursuant to the first two sentences of Section 7.14(h).

(b)    Covenants; Representations and Warranties. The covenants and representations and warranties of Regional Management, as Servicer, shall apply to Wells Fargo Bank as Successor Servicer but shall be deemed modified to the extent necessary to apply to Wells Fargo Bank; provided, however, that prior to or promptly following the Assumption Date, applicable modifications and amendments shall be agreed upon by Wells Fargo Bank and the Administrative Agent, as contemplated by Section 7.16(f).

(c)    Delegation of Duties. Notwithstanding anything herein to the contrary, Wells Fargo Bank as Successor Servicer may delegate any or all of its duties and obligations hereunder to one or more Subservicers; provided, however, that Wells Fargo Bank as Successor Servicer shall at all times remain responsible for the performance of such duties and obligations.

(d)    Servicer Obligations.

(i)    Wells Fargo Bank shall have no obligation to provide investment directions pursuant to Section 2.11 or any other Section requiring investment directions from the Servicer.

(ii)    Wells Fargo Bank shall not be responsible for any deficiency collections or enforcement of the Borrower’s rights under the Second Tier Purchase Agreement, as set forth in Section 7.03(c)(i). The Administrative Agent hereby agrees to enforce the rights of the Borrower under the Second Tier Purchase Agreement.

(e)    Termination. Wells Fargo Bank shall only be terminated in accordance with this subsection and “Servicer Termination Events” shall mean and refer to the following on and after the Assumption Date:

(i)    Wells Fargo Bank shall fail to make any payment, transfer or deposit as required under this Agreement;

(ii)    Wells Fargo Bank shall fail to observe or perform in any material respect any other covenant or agreement of the Servicer as set forth in this Agreement;

(iii)    material breach of a representation, warranty or certification by Wells Fargo Bank made by it in its role as Servicer under this Agreement; or

(iv)    an Insolvency Event shall occur with respect to Wells Fargo Bank.

Upon the occurrence and continuation of a Servicer Termination Event, the Administrative Agent shall notify Wells Fargo Bank of such Servicer Termination Event and Wells Fargo Bank shall have 60 days thereafter to cure such breach. Should Wells Fargo Bank fail to cure such breach, then upon the lapse of 60 days thereafter or at such later time specified by the Administrative Agent (acting at the direction of the Required Lenders), Wells Fargo Bank shall be removed as Servicer and a new Successor Servicer shall be appointed in accordance with the terms hereof.

The Administrative Agent, with the consent of the Required Lenders, may terminate Wells Fargo Bank as Successor Servicer hereunder in its sole discretion, upon 90 days’ prior written notice to Wells Fargo Bank.

(f)    Amendment. Prior to or promptly following the Assumption Date, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders), providing for such modifications of this Agreement as are necessary to permit the Backup Servicer to fulfill its responsibilities hereunder as Successor Servicer.

Section 7.17.    Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform or shall cause the Servicer to perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Administrative Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due, from funds available to the Borrower under Section 2.08, any Taxes of the Borrower, including any sales taxes payable in connection with the Receivables and their creation and satisfaction. No Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 7.18.    Servicing Centralization Event. Upon the occurrence of a Servicing Centralization Event, the Backup Servicer and the Servicer will work with the Administrative Agent and the Lenders to put into effect the items described on Schedule G, together with such other items as may reasonably be agreed upon between the Backup Servicer, the Administrative Agent and the Lenders.

ARTICLE EIGHT

THE BACKUP SERVICER

Section 8.01.    Designation of the Backup Servicer.

(a)    The backup servicing role with respect to the Receivables shall be conducted by the Person appointed to act as Backup Servicer hereunder from time to time in accordance with this Section.

(b)    The Borrower and the Administrative Agent, on behalf of the Secured Parties, each hereby appoints and directs Wells Fargo Bank to act as Backup Servicer, for the benefit of the Administrative Agent and the Secured Parties. Wells Fargo Bank hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(c)    Until the receipt by Wells Fargo Bank of a notice from the Administrative Agent of the designation of a new Backup Servicer pursuant to Section 8.04, Wells Fargo Bank agrees that it will not terminate its activities as Backup Servicer hereunder except in accordance with Section 8.05.

(d)    Upon the occurrence of a Servicer Termination Event, the Administrative Agent (acting at the direction of the Required Lenders) may designate the Backup Servicer to act as Successor Servicer for the benefit of the Secured Parties. The Backup Servicer shall accept such appointment and agree to perform the duties and obligations with respect thereto set forth herein.

Section 8.02.    Duties of the Backup Servicer. From the Closing Date until the earlier of (i) its removal pursuant to Section 8.04, (ii) its resignation in accordance with the provisions of Section 8.05, (iii) its appointment as Successor Servicer pursuant to Section 7.14(a) or (iv) the Facility Termination Date, the Backup Servicer shall perform, on behalf of the Secured Parties, the duties and obligations set forth in Section 7.09.

Section 8.03.    Backup Servicing Compensation. As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Borrower. The Backup Servicer shall be entitled to receive its Backup Servicing Fee to the extent of funds available therefor pursuant to Section 2.08. The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer pursuant to Section 8.04, (iii) its resignation in accordance with the provisions of Section 8.05 and (iv) the termination of this Agreement.

Section 8.04.    Backup Servicer Removal. The Backup Servicer may be removed in connection with a breach by the Backup Servicer in any material respect of any representation, warranty or covenant of the Backup Servicer under this Agreement, or otherwise in the discretion of the Administrative Agent (acting at the direction of the Required Lenders), by 30 days’ prior notice given in writing and delivered to the Backup Servicer from the Administrative Agent (acting at the direction of the Required Lenders) (the “Backup Servicer Termination Notice”). On and after the receipt by the Backup Servicer of the Backup Servicer Termination

Notice, the Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders).

Section 8.05.    The Backup Servicer Not to Resign. The Backup Servicer shall resign only with the prior written consent of the Administrative Agent and the Required Lenders or if the Backup Servicer provides an Opinion of Counsel to the Administrative Agent to the effect that the Backup Servicer is no longer permitted by Applicable Law to act as Backup Servicer hereunder. No termination or resignation of the Backup Servicer hereunder shall be effective until a successor Backup Servicer, acceptable to the Administrative Agent (acting at the direction of the Required Lenders) has accepted its appointment as successor Backup Servicer hereunder and has agreed to be bound by the terms of this Agreement. If, however, a successor Backup Servicer is not appointed by the Administrative Agent and the Required Lenders within 30 days after the giving of notice of resignation or termination, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor Backup Servicer, with the cost of such petition (including attorneys’ fees and expenses and court costs) to be borne by the Borrower.

Section 8.06.    Covenants of the Backup Servicer.

(a)    Affirmative Covenants. From the date of its appointment until the Facility Termination Date:

(i)    Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws and all of its obligations under this Agreement.

(ii)    Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(b)    Negative Covenant. From the date of its appointment until the Facility Termination Date, the Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Administrative Agent (acting at the direction of the Required Lenders) and, so long as no Event of Default or Servicer Termination Event has occurred, the Borrower.

Section 8.07.    Merger of the Backup Servicer. Any Person into which the Backup Servicer (in such capacity or in its capacity as Successor Servicer) may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Backup Servicer shall be a party, or any Person succeeding to the business of the Backup Servicer, shall be the successor of the Backup Servicer under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.08.    Privilege. The Backup Servicer shall be entitled to any protection, privilege or indemnity afforded to the Account Bank under the terms of this Agreement.

ARTICLE NINE

THE IMAGE FILE CUSTODIAN

Section 9.01.    Appointment; Duties of the Image File Custodian. The Administrative Agent, each Lender and the Borrower, at the direction of and on behalf of the Administrative Agent, hereby appoint Wells Fargo Bank, acting through its document custody division, to act solely on their behalf as Image File Custodian hereunder, and Wells Fargo hereby accepts such appointment. The Image File Custodian shall perform such duties and only such duties as are specifically set forth in this Agreement.

Section 9.02.    Compensation and Indemnification of Image File Custodian.

(a)    The Image File Custodian shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses by receiving the Image File Custodian Fee.

(b)    The Borrower shall indemnify the Image File Custodian and its officers, directors, employees and agents for, and hold them harmless against any fees, costs, damages, claims, loss, liability or expense (including reasonable attorneys’ fees and expenses and court costs) incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Image File Custodian, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. All such amounts shall be payable in accordance with Section 2.08. The provisions of this Section shall survive the termination or assignment of this Agreement and the resignation or removal of the Image File Custodian. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Image File Custodian of any indemnification or other obligation of the Borrower or other Person.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE IMAGE FILE CUSTODIAN.

Section 9.03.    Covenants of the Image File Custodian.

(a)    Affirmative Covenants. From the date hereof until the Facility Termination Date:

(i)    Compliance with Law. The Image File Custodian will comply in all material respects with all Applicable Laws and will comply with all of its obligations hereunder.

(ii)    Preservation of Existence. The Image File Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(b)    Negative Covenant. From the date hereof until the Facility Termination Date the Image File Custodian will not assign, transfer, convey, deliver or dispose of any Imaged Files related to a Receivable or other document evidencing or relating to any of the Collateral or any of the Collateral except as contemplated by this Agreement.

(c)    Agreement to Provide. The Image File Custodian agrees to promptly provide any and all information reasonably requested by the Servicer in writing to help facilitate the Servicer’s compliance with its obligations set forth under Section 7.08.

Section 9.04.    Liability of the Image File Custodian.

(a)    The Image File Custodian shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Image File Custodian in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Image File Custodian and, in the absence of bad faith on the part of the Image File Custodian, the Image File Custodian may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Image File Custodian pursuant to and conforming to the requirements of this Agreement.

(b)    The Image File Custodian shall not be liable for:

(i)    an error of judgment made in good faith by one of its officers; or

(ii)    any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Image File Custodian under this Agreement in each case unless it shall be proved that the Image File Custodian shall have been grossly negligent in ascertaining the pertinent facts.

(c)    The Image File Custodian shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Image File Custodian has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take any action to determine whether any such event, default or Event of Default shall have occurred.

(d)    Without limiting the generality of this Section, the Image File Custodian shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the related underlying collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iii) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Image File Custodian pursuant to this Agreement believed by the Image File Custodian to be genuine and to have been signed or presented by the proper party or parties or (iv) to inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables under this Agreement.

(e)    The Image File Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Image File Custodian to perform, or be responsible for the manner of performance of, any of the obligations or acts or omissions of the Borrower, the Servicer or any other Person under this Agreement, and the Image File Custodian may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Image File Custodian to the contrary.

(f)    The Image File Custodian may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, any Monthly Loan Tape, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g)    The Image File Custodian may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Image File Custodian in good faith in accordance therewith.

(h)    The Image File Custodian shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, shall have offered to the Image File Custodian security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby. The Image File Custodian shall have no liability for any action or inaction taken at the direction of the Borrower, the Servicer or the Administrative Agent in accordance with this Agreement.

(i)    The Image File Custodian shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Image

File Custodian of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Image File Custodian, not reasonably assured by the Borrower, the Image File Custodian may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Image File Custodian, shall be reimbursed by the Borrower upon demand.

(j)    The Image File Custodian may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Image File Custodian shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

(k)    The Image File Custodian shall indemnify and hold harmless the Borrower, the Servicer, the Secured Parties and each of their respective officers, directors, employees and agents from and against any and all loss, liability or expense that may be imposed on, incurred by or asserted against them as a result of the gross negligence, willful misconduct or bad faith relating to the maintenance and custody of the Imaged Files by the Image File Custodian; provided, however, that the Image File Custodian shall not be liable for any portion of any such loss, liability or expenses resulting from the willful misconduct, bad faith or gross negligence of the Borrower, the Servicer or any Secured Party.

Section 9.05.    Limitation on Liability of the Image File Custodian and Others. The directors, officers, employees or agents of the Image File Custodian shall not be under any liability to any Secured Party, the Borrower or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Image File Custodian against any liability which would be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties. Except as provided in Section 9.04, the Image File Custodian shall not be under any liability to any Secured Party, the Borrower or any other Person for any action taken or for refraining from the taking of any action in its capacity as Image File Custodian pursuant to this Agreement; provided, however, that this provision shall not protect the Image File Custodian against any liability which would be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties. The Image File Custodian may rely in good faith on any document of any kind, prima facie, properly executed and submitted by any Person respecting any matters arising hereunder.

Section 9.06.    Certain Matters Affecting the Image File Custodian.

(a)    The Image File Custodian shall have no duties or responsibilities except those that are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Image File Custodian. If the Image File Custodian shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Image File Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Image File Custodian shall have received written instructions from the Administrative Agent or the Servicer, as applicable without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other Person.

(b)    The Image File Custodian may act in reliance upon any written communication of the Administrative Agent concerning the delivery of the Imaged Files for any of the Receivables and other items of Collateral pursuant to this Agreement.    The Image File Custodian shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct. In no event shall the Image File Custodian have any responsibility to ascertain or take action with respect to the Imaged Files relating to any of the Receivables or other Collateral, except as expressly provided herein.

THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE IMAGE FILE CUSTODIAN.

(c)    If the Image File Custodian shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Image File Custodian shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Image File Custodian, the Image File Custodian may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, any Monthly Loan Tape, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Image File Custodian may conclusively rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Servicer and the other parties to this Agreement will hold the Image File Custodian harmless from any claims that may arise or be asserted against the Image File Custodian because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Image File Custodian shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, except as may otherwise be specifically set forth herein. The Image File Custodian may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Image File Custodian in good faith in accordance therewith.

(d)    The Image File Custodian is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Image File Custodian is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(e)    The Image File Custodian may at any time resign and terminate its obligations under this Agreement; provided, however, that except as provided below, no such resignation or termination shall be effective until a successor Image File Custodian is appointed (and accepts such appointment) pursuant to the terms of this Section. Promptly after receipt of notice of the Image File Custodian’s intended resignation, the Borrower shall appoint, by written instrument, a successor Image File Custodian who shall be acceptable to the Administrative Agent (acting at the direction of the Required Lenders). If the Borrower fails to appoint a successor Image File Custodian pursuant to the terms hereof within 30 days after receipt of the Image File Custodian’s notice of resignation, the Administrative Agent (acting at the direction of the Required Lenders) shall have the exclusive right to appoint by written instrument, a successor Image File Custodian. If neither the Borrower nor the Administrative Agent (acting at the direction of the Required Lenders) has appointed a successor Image File Custodian within 60 days after receipt of the Image File Custodian’s notice of resignation, the Image File Custodian may petition a court of competent jurisdiction to appoint a successor Image File Custodian, with the cost of such petition (including attorneys’ fees and expenses and court costs) to be borne by the Borrower.

(f)    Any corporation, banking association or trust company into which the Image File Custodian may be merged or converted or consolidated with, or any corporation, banking association or trust company resulting from any merger, conversion or consolidation to which the Image File Custodian shall be a party, or any corporation, banking association or trust company succeeding to all or substantially all the corporate trust business of the Image File Custodian, shall be the successor of the Image File Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 9.07.    Custody of Imaged Files.

(a)    The Servicer and each Subservicer shall be authorized to transmit, and the Image File Custodian shall be authorized to accept, standalone .PDF files or other similar electronic mediums of the Imaged Files. The Image File Custodian shall retain such Imaged Files on its computer systems in accordance with Section 9.09. Prior to or contemporaneously with the delivery of any Imaged Files to the Image File Custodian, the Servicer or the Subservicer, as applicable, shall deliver or cause to be delivered to the Image File Custodian an Excel spreadsheet (or other similar electronic document reasonably acceptable to the Image File Custodian) (each, an “Imaged File Loan Schedule”) identifying the Receivables to which such Imaged Files relate.

(b)    In receiving and reviewing any such Imaged File, the Image File Custodian shall be required only to review each document within any such Imaged File received to determine whether (1) each document in the Imaged File appears fully executed and (2) each Imaged File contains each of the following with respect to the applicable Receivable specified by the Servicer or Subservicer, as applicable, in the applicable Imaged File Loan Schedule: (a) last name of Obligor, (b) Obligor’s account number, (c) whether such Receivable is a Hard Secured Receivable (with a certificate of title or not), (d) loan amount, (e) APR, (f) contract term (i.e., the number of payments), (g) branch state and (h) Obligor’s state of residence at time of origination (to the extent such information appears in the Imaged File). For the avoidance of doubt, if a Contract contained within an Imaged File is not fully executed, the Image File Custodian will specify that such Contract is not fully executed in the exception report attached to the related Custodian Certification.

(c)    In connection with the Image File Custodian’s review of the Imaged Files relating to Receivables delivered to the Image File Custodian hereunder, (i) if less than 500 Imaged Files are delivered to the Image File Custodian on an Imaged File Delivery Date, the Image File Custodian shall execute and deliver to the Servicer, the Administrative Agent and each Lender a certificate substantially in the form attached hereto as Exhibit I (the “Custodian Certification”) no later than the third (3rd) Business Day following such Imaged File Delivery Date; (ii) if more than 500 Imaged Files but less than 800 Imaged Files are delivered to the Image File Custodian on an Imaged File Delivery Date, the Image File Custodian shall execute and deliver to the Servicer, the Administrative Agent and each Lender a Custodian Certification no later than the fifth (5th) Business Day following such Imaged File Delivery Date; (iii) if more than 800 Imaged Files but less than 1,500 Imaged Files are delivered to the Image File Custodian on an Imaged File Delivery Date, the Image File Custodian shall execute and deliver to the Servicer, the Administrative Agent and each Lender a Custodian Certification no later than the seventh (7th) Business Day following such Imaged File Delivery Date; and (iv) if more than 1,500 Imaged Files are delivered to the Image File Custodian on an Imaged File Delivery Date, the Image File Custodian shall exercise commercially reasonable efforts to execute and deliver to the Servicer, the Administrative Agent and each Lender a Custodian Certification no later than the seventh (7th) Business Day following such Imaged File Delivery Date, but in no event later than the fifteenth (15th) Business Day following such Imaged File Delivery Date; provided, however, with respect to the review of Imaged Files relating to Receivables delivered to the Image File Custodian on the Closing Date, the Image File Custodian shall execute and deliver to the Servicer, the Administrative Agent and each Lender a Custodian Certification no later than the thirtieth (30th) Business Day following the Closing Date. For the avoidance of doubt, any single Custodian Certification may relate to one or more Imaged Files.

(d)    In the event that an Authorized Officer of the Servicer (on its own behalf or on behalf of a Subservicer) requests that any Imaged File relating to a Receivable be removed from the Image File Custodian’s custody (x) as a result of a repurchase pursuant to Section 5.05 hereof, (y) for the purpose of correcting errors therein or (z) in order to comply with, or give effect to, any other provisions of the Basic Documents, the Servicer shall send a written request to the Image File Custodian, substantially in the form of Exhibit J attached hereto (each, a “Removal Request”). Within two (2) Business Days of receipt of such written request, the Image File Custodian shall delete the applicable Imaged File from the Image File Custodian’s system as directed by the Servicer in such Removal Request.

(e)    In the event that the Backup Servicer is removed or resigns as Backup Servicer hereunder, the successor Backup Servicer shall automatically (and without further action) become the successor Image File Custodian. Any predecessor Image File Custodian shall take any actions reasonably requested by the Servicer in order to allow for a successor Image File Custodian to assume its duties and obligations hereunder. Without limiting the foregoing, in the event that any Image File Custodian ceases to act in such capacity hereunder, (i) it shall promptly as practicable transfer any Imaged Files in its custody (or on its systems) to the successor Image

File Custodian and (ii) upon completing such transfer, promptly (except as required by its internal document retention policies) delete any Imaged Files in its custody (or on its systems) unless otherwise directed by the Servicer. The predecessor Image File Custodian shall be entitled to receive from the Servicer reimbursement of such predecessor Image File Custodian’s reasonable and documented out-of-pocket expenses in connection with the performance of its duties under this Section 9.07(e).

(f)    The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth in this Agreement, the review contemplated by this Section 9.07 (the “Review”) is a review to be performed by the Image File Custodian solely for the purpose of acknowledging receipt of Imaged Files by the Image File Custodian. Any Custodian Certification related to such Review prepared by the Image File Custodian and furnished to the Servicer, the Administrative Agent and each Lender is produced solely in connection with this purpose. The Image File Custodian was not engaged to perform the Review, produce any Custodian Certification or perform any of the services in this Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the Receivables provided to the Image File Custodian hereunder for the Review as contemplated by Rule 17g-10 under the Exchange Act. Given the purpose and scope of the Image File Custodian’s services (including the Review and any Custodian Certification) under this Agreement and given the treatment and use of the Review and Custodian Certification, the parties hereto agree that the Image File Custodian’s Review is not commonly understood in the market to be “due diligence services” for purposes of Rule 17g-10. The parties hereto do not consider the Review and the delivery of any Custodian Certification to be “due diligence services” for purposes of Rule 17g-10, and shall not treat any Custodian Certification as a “third party due diligence report” for purposes of Rule 15Ga-2 under the Exchange Act. The other parties hereto hereby acknowledge that the Image File Custodian is relying on this certification for purposes of determining that its Review does not constitute “due diligence services” under Rule 17g-10.

Section 9.08.    Further Agreements. The parties hereto further agree that:

(a)    The Image File Custodian may conclusively rely on, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond or any other paper or document (including any of the foregoing delivered in electronic format) believed by it to be genuine and to have been signed or presented by the proper Person or Persons. Nothing herein shall be construed to impose an obligation on the part of the Image File Custodian to investigate, evaluate, verify, independently determine or re-calculate any information, statement, representation or warranty or any fact or matter stated in, or the accuracy of, any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(b)    Without limiting the generality of any other provision hereof, the Image File Custodian shall have no duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable by any Person pursuant to this Agreement, or the eligibility of any Receivable for purposes of this Agreement.

(c)    Before the Image File Custodian acts or refrains from taking any action under this Agreement, it may require an Officer’s Certificate and/or Opinion of Counsel from the party requesting that the Image File Custodian act or refrain from acting in form and substance acceptable to the Image File Custodian, the costs of which (including the Image File Custodian’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Image File Custodian act or refrain from acting. The Image File Custodian shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate and/or Opinion of Counsel.

(d)    Notwithstanding anything to the contrary in this Agreement, the Image File Custodian shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Image File Custodian, including by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, other industrial action, general failure of electricity or other supply, technical failure, accidental or mechanical or electrical breakdown, computer failure or any event where, in the reasonable opinion of the Image File Custodian, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Image File Custodian being in breach of any Applicable Law or practice, request, direction, notice, announcement or similar action of any Governmental Authority to which the Image File Custodian is subject.

(e)    Notwithstanding anything to the contrary in this Agreement, the Image File Custodian shall not be required to take any action that is not in accordance with Applicable Law.

(f)    The right of the Image File Custodian to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(g)    Neither the Image File Custodian nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for (i) the existence, genuineness, value or protection of any collateral securing the Receivables, for the legality, enforceability, effectiveness or sufficiency of the Basic Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the liens or Basic Documents or any delay in doing so, or (ii) reviewing or determining the accuracy, completeness or sufficiency of any chain of ownership (including endorsements or assignments related thereto) with respect to any Receivable or Receivable File.

(h)    The Image File Custodian shall not be liable for any action or inaction of the Servicer, or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Image File Custodian shall have obtained actual knowledge of such event or received written notice to the contrary at the address set forth below the name of the Image File Custodian on the signature pages hereof.

(i)    Neither the Image File Custodian nor any of its directors, officers, agents or employees shall be responsible in any manner to any of the Secured Parties for any recitals,

statements, representations or warranties made by the Borrower, the Servicer, Regional Management, the Administrative Agent, the Backup Servicer or the Account Bank contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four.

(j)    Without limiting the generality of any other provision hereof, neither the Image File Custodian’s preparation or receipt of any reports pursuant to this Agreement nor any other publicly available information available to the Image File Custodian shall constitute actual or constructive knowledge or written notice of any information contained therein.

(k)    The Image File Custodian shall be entitled to any protection, privilege or indemnity afforded to the Account Bank under the terms of this Agreement.

Section 9.09.    System Maintenance. The Image File Custodian will maintain or cause to be maintained gateways, hardware, software, systems it deems necessary or appropriate in order to, and otherwise maintain or caused to be maintained a technology platform that will enable the Image File Custodian to fulfill its obligations hereunder at all times.

ARTICLE TEN

EVENTS OF DEFAULT

Section 10.01.     Events of Default.

(a)    Each of the following events shall constitute an “Event of Default”:

(i)    the Borrower shall fail to make any payment of Interest or any Unused Commitment Fees, in each case when due and without giving effect to the availability of funds and such failure continues unremedied for two (2) Business Days after the date such payment was due;

(ii)    failure to pay all Aggregate Unpaids by the Maturity Date;

(iii)    a failure on the part of the Borrower to make any payment, transfer or deposit required by the terms of any Basic Document (other than as set forth in clauses (i) and (ii) above) on the day such payment or deposit is required to be made, which default or failure continues unremedied for three Business Days after the earlier of (i) receipt of written notice of such failure by the Borrower from the Administrative Agent or any Lender or (ii) discovery of such failure by a Responsible Officer of the Borrower;

(iv)    after giving effect to the allocation of funds pursuant to Section 2.08, the Loans Outstanding that are Class A Loans exceeds the Class A Borrowing Base or the Loans Outstanding exceeds the Total Borrowing Base (each calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date but prior to such Payment Date or Securitization Date, the related Cutoff Date), which condition continues unremedied for two (2) Business Days; provided, that if such event is due solely to a decrease in the Class A Advance Rate and the Total Advance Rate due to the occurrence of a Level I Trigger Event, such event will not constitute an Event of Default if cured by the second Payment Date after the occurrence of such Level I Trigger Event;

(v)    on any Payment Date, after giving effect to the allocation of funds pursuant to Section 2.08, the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, and such deficiency has not been cured prior to or on the next Payment Date.

(vi)    a failure by the Borrower or Regional Management to duly perform or observe any term, covenant or agreement of the Borrower or Regional Management contained in this Agreement or any other Basic Document and such failure remains unremedied for 30 calendar days (or such longer period not in excess of 60 days as may be reasonably necessary to remedy that failure; provided that such failure is capable of remedy within 60 days) after the earliest to occur of (i) discovery by a Responsible Officer of the Borrower or Regional Management, as applicable, (ii) the date such Responsible Officer should have discovered such failure and (iii) receipt of a written notice of such failure from the Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer;

(vii)    any representation, warranty or certification made or deemed to be made by the Borrower or Regional Management under this Agreement or any other Basic Document, or any Monthly Report, any Monthly Loan Tape or other information required to be given by the Borrower, Regional Management or the Servicer to the Administrative Agent or any Lender, shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for 30 calendar days after the earlier to occur of (A) discovery by a Responsible Officer of the Borrower or Regional Management, as applicable, and (B) receipt of a written notice of such failure from the Administrative Agent, any Agent or any Lender;

(viii)    the occurrence of an Insolvency Event (which, if involuntary, remains unstayed for more than 45 days) relating to any Regional Management Entity;

(ix)    a breach of the Financial Covenant shall have occurred;

(x)    a Servicer Termination Event shall have occurred;

(xi)    failure on the part of the Borrower to enter into a Hedge Transaction when required under this Agreement;

(xii)    (A) the Borrower shall become an “investment company” within the meaning of the Investment Company Act or (B) the transactions contemplated hereby create an ownership interest in the Borrower in favor of an Agent or a Lender or cause an Agent or a Lender to be a “sponsor” of the Borrower, in each case for purposes of the Volcker Rule;

(xiii)    a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower or any Affiliate of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;

(xiv)    any material adverse change in the operations of the Servicer, Regional Management, the Borrower or any other event which materially affects the ability of the Servicer, Regional Management or the Borrower to either collect the Receivables or to perform its obligations under any Basic Document to which it is a party;

(xv)    the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or Regional Management and such lien shall not have been released within five Business Days after the earlier of the Borrower or Regional Management having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or Regional Management and such Lien shall not have been released or stayed within 30 days after the earlier of the Borrower or Regional Management having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender;

(xvi)    the Administrative Agent shall fail for any reason to have a first priority perfected security interest in any material portion of the Collateral (subject to Permitted Liens), which failure shall continue for five Business Days after the earlier of the Borrower or the Servicer having actual knowledge thereof or the Borrower or the Servicer having received written notice thereof from the Administrative Agent or any Lender;

(xvii)    a Change in Control shall occur;

(xviii)    except as permitted under this Agreement with respect to the Servicer, the Servicer, Regional Management or the Borrower shall enter into any transaction or merger whereby it is not the surviving entity or the Borrower shall enter into any merger;

(xix)    an event of default occurs, or an event occurs which, with the giving of notice or the passage of time or both, would constitute an event of default, under any agreement of any Regional Management Entity in connection with any Indebtedness of $50,000 or more (in the case of the Borrower), or $5,000,000 or more (in the case of Regional Management or any of its Subsidiaries other than the Borrower);

(xx)    the Regional Management Entities (individually and in the aggregate) shall have one or more final nonappealable judgments entered against it by a court of competent jurisdiction, enter into one or more settlements or have a penalty or fine assessed against it by any Governmental Authority, in excess of, in the aggregate, $10,000,000 and, in the case of the Borrower, $50,000; or

(xxi)    any Basic Document shall cease to be in full force and effect (other than in accordance with its terms) or any Regional Management Entity shall so assert in writing or otherwise seek to terminate or disaffirm its obligations under any Basic Document.

(b)    Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower (with a copy to the Image File Custodian and the Account Bank), declare the Maturity Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and, upon such declaration, the Loans and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided, that in the event that an Event of Default described in Section 10.01(a)(ii) or 10.01(a)(viii) has occurred, the Maturity Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(c)    Upon the occurrence of an Event of Default, the Revolving Period shall terminate and no further Loans will be made.

Section 10.02.    Actions Upon Declaration or the Automatic Occurrence of the Maturity Date. Upon the declaration or the automatic occurrence of the Maturity Date, the Administrative Agent shall, at the direction of the Required Lenders, exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, the

Administrative Agent shall, at the direction of the Required Lenders, take the following remedial actions:

(a)    The Administrative Agent may, without notice to the Borrower except as required by Applicable Law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Loans Outstanding, any Interest accrued thereon and or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Accounts or any part of such Accounts in accordance with and subject to the priorities required by Section 2.08.

(b)    The Administrative Agent may take any action permitted under the Basic Documents and may exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral, including directing that Collections be deposited into an account specified by the Administrative Agent (acting at the direction of the Required Lenders) (rather than to the Collection Account).

(c)    Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Administrative Agent may, without notice except as specified below, foreclose on the Collateral or any part of the Collateral, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable and the Administrative Agent shall apply the proceeds from the sale of the Collateral to any amounts payable by the Borrower with respect to the Obligations in accordance with the priorities required by Section 2.08. Notwithstanding the foregoing, the Administrative Agent may not sell or otherwise liquidate the Collateral or any part of the Collateral, at the direction of the Required Lenders following an Event of Default, other than an Event of Default described in Section 10.01(a)(i) or (a)(ii), unless: (A) 100% of the Lenders consent thereto, (B) the proceeds of such sale or liquidation will be sufficient to pay in full the Loans Outstanding and all accrued but unpaid interest on such Loans Outstanding or (C) the Administrative Agent determines that the Collateral will not continue to provide sufficient funds for the payment of principal and interest on the Loans as they would have become due if the Loans had not been declared immediately due and payable, and the Administrative Agent obtains the consent of the Required Lenders. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Administrative Agent may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as of the sufficiency of the Collateral for such purpose. The Borrower agrees that, to the extent notice of sale shall be required by Applicable Law, at least seven Business Days’ notice to the Borrower (with a copy to each Secured Party) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns.

(d)    Upon the completion of any sale under Section 10.02(c), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(e)    At any sale under Section 10.02(c), Regional Management or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 10.02(c) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price up to the full amount owing to such Secured Party.

(f)    The Administrative Agent (acting at the direction of the Required Lenders) may direct the Servicer to direct Collections to an account other than the Lockbox or the Collection Account. The Administrative Agent and the Servicer agree to cooperate in good faith to provide the Servicer access to the information relating to the Collections deposited into such account in order for the Servicer to perform its related duties hereunder.

Section 10.03.    Exercise of Remedies. No failure or delay on the part of the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower or the Servicer, on the one hand, and the Administrative Agent, any Agent or Secured Party, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have pursuant to Applicable Law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 10.04.    Waiver of Certain Laws. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Administrative Agent or such court may determine.

Section 10.05.    Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, upon the occurrence and during the continuance of an Event of Default and deemed occurrence or declaration of the Maturity Date pursuant to Section 10.01(b), in connection with the enforcement of the rights and remedies provided for in this Article, including (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document. Nevertheless, if so requested by the Administrative Agent, directly or through a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. On the Closing Date, the Borrower and Regional Management shall deliver to the Administrative Agent a power of attorney in the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively.

ARTICLE ELEVEN

INDEMNIFICATION

Section 11.01.    Indemnities by the Borrower. Without limiting any other rights which the Administrative Agent, each Agent, each Lender or its assignee, the Image File Custodian, the Backup Servicer, the Account Bank or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each such entity and each of their respective Affiliates and officers, directors, employees and agents thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i)    any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time, an Eligible Receivable;

(ii)    reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)    the failure by the Borrower or any other Regional Management Entity to comply with any term, provision or covenant contained in this Agreement or any other Basic Document or a failure by the Borrower or any Regional Management Entity to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Contract or Receivable, or the non-conformity of any Contract with any such Applicable Law and any failure by the Borrower or any other Regional Management Entity to perform its respective duties under the Contracts and Receivables included as part of the Collateral;

(iv)    the failure to vest and maintain vested in the Administrative Agent a valid and enforceable first priority perfected security interest in any or all of the Collateral, except for Permitted Liens;

(v)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

(vi)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable (including a defense based on the Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)    any failure by the Borrower or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

(viii)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable;

(ix)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(x)    any repayment by any Agent or a Secured Party of any amount previously distributed in reduction of the Loans Outstanding or payment of Interest, any obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid;

(xi)    any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Contract or Receivable, (2) relating to the use of the proceeds of the Loan or (3) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans by the Borrower or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(xii)    the use of the proceeds of any Loan;

(xiii)    any failure by the Borrower to give reasonably equivalent value to Regional Management in consideration for the transfer by Regional Management to the Borrower of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of any Insolvency Law;

(xiv)    the failure of the Borrower to remit to the Servicer Collections remitted to the Borrower in accordance with the terms hereof or the commingling by the Borrower of any Collections with other funds;

(xv)    all reasonable and documented fees, costs and expense (including reasonable legal fees and expenses) incurred by any Lender, their respective Credit Providers or the Administrative Agent in connection with entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Borrower or the Servicer, or is required or necessary under the Basic Documents; or

(xvi)    any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents.

Any amounts subject to the indemnification provisions of Section 11.01 payable by the Borrower shall be paid solely pursuant to the provisions of Section 2.08 in the order and priority set forth therein.

Section 11.02.    Indemnities by the Servicer. Without limiting any other rights which the Indemnified Parties may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party relating to or arising from any of the following, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party:

(i)    reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)    the failure by the Servicer to comply with (a) any term, provision or covenant contained in this Agreement or any other Basic Document or (b) any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Receivable, the non-conformity of any Receivable with any such Applicable Law and any failure by the Originator to perform its respective duties under the Receivables or (c) any Applicable Law in the operation of Regional Management;

(iii)    any failure by the Servicer to perform any of its other duties or obligations in accordance with the provisions of this Agreement;

(iv)    the failure to vest and maintain vested in the Administrative Agent a valid and enforceable first priority perfected security interest in the Collateral;

(v)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

(vi)    any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Receivable included as part of the Collateral, (2) relating to the use of the proceeds of the Loan or (3) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loan by the Servicer or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(vii)    entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Servicer, or is required or necessary under the Basic Documents;

(viii)    any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents; or

(ix)    the commingling by the Servicer of any Collections with other funds.

Any amounts subject to the indemnification provisions of Section 11.01 payable by the Servicer, to the extent not promptly paid by the Servicer, shall be paid pursuant to the provisions of Section 2.08.

Section 11.03.    General Indemnity Provisions. Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against Excluded Taxes, any other Taxes for which the Borrower was required to indemnify a Secured Party pursuant to Section 2.14 or, except as otherwise provided herein, (i) nonpayment by an Obligor of an amount due and payable with respect to a Contract or (ii) any loss in value of any Permitted Investment due to changes in market conditions or for other reasons beyond the control of the Borrower or the Servicer.

The indemnities expressly provided in this Article are cumulative and not exclusive of any rights or remedies which the Indemnified Parties would otherwise have pursuant to law or equity.

For the avoidance of doubt, Indemnified Amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by an Indemnified Party of any indemnification or other obligation of the indemnifying party or other Person.

Section 11.04.    Applicability and Survival. The foregoing indemnities shall apply whether or not liabilities and costs set forth above are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability. The provisions of this Article shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

ARTICLE TWELVE

THE ADMINISTRATIVE AGENT AND THE AGENTS

Section 12.01.    Authorization and Action.

(a)    Each Lender and each Secured Party (other than the Administrative Agent) hereby designates and appoints Wells Fargo Bank, National Association (and Wells Fargo Bank, National Association accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate on the Facility Termination Date.

(b)    Each Lender hereby irrevocably designates and appoints the related Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Basic Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

(c)    Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent (the Administrative Agent and each Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Agent.

(d)    The Administrative Agent shall promptly distribute to each Agent (if such Agent or the Lender in its Lender Group are not otherwise required to receive such notice), who shall promptly distribute to each related Lender (if such Lender is not otherwise required to receive such notice) all notices, requests for consent and other information received by the Administrative Agent under this Agreement that are not also delivered to the Lenders.

(e)    The Administrative Agent shall promptly notify all Lenders in writing of any proposed consent, waiver, approval, vote or other action taken or to be taken by the Administrative Agent in such capacity under the Intercreditor Agreement (an “Intercreditor Action”) within one (1) Business Day of the Administrative Agent actually receiving notice thereof, which notice shall include all information delivered to the Administrative Agent in such capacity under the Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement or in any other Basic Document, all Intercreditor Actions shall be exercised by the

Administrative Agent in such capacity solely at the written direction of the Required Lenders. For the avoidance of doubt, the terms set forth in this Section 12.01(e) shall not be applicable to any other capacity in which Wells Fargo Bank may serve under the Intercreditor Agreement (other than as Administrative Agent for the Secured Parties hereunder), including any action to be taken by Wells Fargo Bank in such other capacity under the Intercreditor Agreement.

Section 12.02.    Delegation of Duties. Each Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.03.    Exculpatory Provisions. Neither any Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of any Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, Regional Management, the Backup Servicer or the Image File Custodian contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. No Agent shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Unmatured Event of Default, Facility Amortization Event or Servicer Termination Event unless it has received written notice thereof from the Borrower, the Servicer or a Secured Party.

Section 12.04.    Reliance.

(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by such Agent.

(b)    Each Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by, in the case of (i) the Administrative Agent, the Lenders or by the Committed Lenders or (ii) an Agent, the Lenders or by the Committed Lenders in its Lender Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c)    The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Lenders (or their Agents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(d)    Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of (i) Owners in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lender in such Lender Group.

(e)    In the event the Administrative Agent receives notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Unmatured Event of Default, Facility Amortization Event or Servicer Termination Event from the Borrower, the Servicer or any Lender, referring to this Agreement and describing such event, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by (i) Owners in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Lenders in such Lender Group; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 12.05.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, Regional Management, the Servicer, any Originator, the Backup Servicer or the Image File Custodian shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, Regional Management, each Originator, the Backup Servicer or the Image File Custodian and the Receivables and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Basic Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, Regional Management, each Originator, the Backup Servicer or the Image File Custodian and the Receivables. Except for notices, reports and other documents received by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Servicer, Regional Management, each Originator, the Backup Servicer or the Image File Custodian or the Receivables which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 12.06.    Indemnification. The Committed Lenders (i) agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable) and (ii) in each Lender Group agree to indemnify the Agent for such Lender Group in its capacity as such (without limiting the obligation (if any) of the Borrower and the Servicer to reimburse such Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Loans Outstanding) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the applicable Agent.

Section 12.07.    Each Agent in its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not an Agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Agents may act (i) as administrator, sponsor or agent for one or more Conduit Lenders and in such capacity act and may continue to act on behalf of each such Conduit Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Conduit Lenders is party and in various other capacities relating to the business of any such Conduit Lender under various agreements. Any such Person, in its capacity as Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent other than as expressly provided in this Agreement. Any Person which is an Agent may act as an Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 12.08.    Successor Agents. The Administrative Agent may resign as Administrative Agent upon ten days’ written notice to the Lenders, each Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent, which may be a lender. Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group, the Administrative Agent and each other Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If an Agent shall resign as Agent under this Agreement, then (i) Owners in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Owners in such Lender Group, and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Lenders in such Lender Group shall appoint from among the Committed Lenders (other than the Conduit Lenders) in such Lender Group a successor agent for such Lender Group. Any successor administrative agent or agent shall succeed to the rights, powers and duties of resigning Agent, and the term “Administrative Agent” or “Agent,” as applicable, shall mean such successor administrative agent or agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent’s resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 12.09.    Borrower, Servicer Reliance. For all purposes under this Agreement, the Borrower and the Servicer may conclusively rely on written consent, approval or waiver from the Administrative Agent as consent, approval or waiver, respectively, of the Required Lenders.

ARTICLE THIRTEEN

ASSIGNMENTS; PARTICIPATIONS

Section 13.01.    Assignments and Participations.

(a)    Each Lender agrees that each Note or interests therein owned by such Lender pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and that such Lender will not offer to sell or otherwise dispose of the Notes or the interest therein so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable State securities laws. Each Lender hereby confirms and agrees that, in connection with any syndication, offering, transfer or sale by it of any interest in the Notes, such Lender has not engaged and will not engage in a general solicitation or general advertising.

(b)    Each Lender may upon at least ten days’ notice (or in the case of an assignment to an Eligible Assignee satisfying clause (ii) of the definition of the term “Eligible Assignee”, prompt notice following such assignment) to the Administrative Agent and the Agents, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $5,000,000 or an integral multiple of $1,000,000 in excess of that amount (except in the case of an assignment to an Eligible Assignee satisfying clause (ii) of the definition of the term “Eligible Assignee”) and (B) the full amount of the assigning Lender’s Commitment, (iii) each such assignment shall be to an Eligible Assignee and in the case of an assignment by a Committed Lender at any time its Commitments remain outstanding, such Eligible Assignee shall agree to the Commitment of such Committed Lender hereunder, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Administrative Agent (provided that in the case of an assignment to an Eligible Assignee satisfying clause (ii) of the definition of the term “Eligible Assignee”, such recordation fee shall not apply), (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Thirteen and (vii) there shall be no increased costs, expenses or Taxes incurred by the Administrative Agent or the Lenders upon assignment or participation. Upon such execution, delivery and acceptance and the recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    The Administrative Agent, for the benefit of the Borrower, shall maintain at its United States address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names, addresses and Commitment of each Lender and the Principal Amount (and stated interest thereon) of each Loan made by such Lender from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by any Agent or Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)    Subject to the provisions of Section 13.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

(f)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and each Loan owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Administrative Agent, each Agent, the other Lenders and the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.13 and 2.14; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, and no Lender granting a participation shall be entitled to receive payment under either such Section in an amount which exceeds the sum of (1) the amount to which such Lender is entitled under such Section with respect to any portion of any Loan owned by such Lender which is not subject to any participation plus (2) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 13.01. Notwithstanding anything in the foregoing to the contrary, no Lender may sell a participation to any other person without first sending written notice to the Borrower informing it of such Lender’s intention to make such sale, including the name of the proposed participant.

(g)    Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitment or Loan, letter of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as reasonably necessary for the Borrower, the Servicer or the Administrative Agent to comply with their respective withholding and reporting obligations under FATCA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, neither the Administrative Agent (in its capacity as Administrative Agent) nor any Agent (in its capacity as Agent) shall have any responsibility for maintaining a Participant Register.

(h)    Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to (i) any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law, (ii) any Lender, any Agent or the Administrative Agent or any Affiliate thereof in connection with any financing or repurchase agreement entered into by such Lender or (iii) a collateral trustee or security agent for holders of commercial paper and, in each case, any such pledge or Collateral assignment may be made without compliance with Section 13.01(a) or 13.01(b). Furthermore, nothing herein shall prohibit or limit the ability of any Conduit Lender to sell or assign all or any portion of its Loans (or interests therein) to its Credit Providers (or to an agent on its or their behalf) pursuant to Liquidity Facilities with respect to such Conduit Lender.

ARTICLE FOURTEEN

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

Section 14.01.    Covenants of the Borrower, the Servicer, the Image File Custodian and the Backup Servicer. Each of the Borrower, the Servicer, the Backup Servicer and the Image File Custodian, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of the Lenders under this Agreement), except as the Administrative Agent or any such Lender may have consented to in writing prior to any proposed disclosure and except that it may disclose such information (i) to its Advisors, officers, directors, employees, lenders, investors, potential investors, agents, auditors, subservicers or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer, the Backup Servicer or the Image File Custodian, (iii) to Credit Suisse, Wells Fargo Bank, National Association or their respective Affiliates or (iv) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters)) as exhibits to filings required to be made with the SEC, or in connection with any legal or regulatory proceeding, (b) requested by any Governmental Authority to disclose such information or (c) requested by any nationally recognized statistical rating organization; provided, that, in the case of clause (iv)(a), the Borrower, the Servicer, the Backup Servicer and the Image File Custodian, as applicable, will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the Lenders of its intention to make any such disclosure prior to making such disclosure. The provisions of this Section 14.01 shall survive for two years following the termination of this Agreement.

Section 14.02.    Covenants of the Administrative Agent, the Agents, the Lenders, the Backup Servicer and the Image File Custodian.

(a)    Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian covenants and agrees that it will not disclose any of the Confidential Information now or hereafter received or obtained by it without the Borrower’s prior written consent; provided, however, that it may disclose any such Confidential Information (i) in connection with participations and assignments pursuant to Section 13.01, including to potential third party participants and assignees, (ii) to those of its officers, directors, employees, lenders, potential lenders, investors, potential investors, dealers, hedge counterparties, potential counterparties, agents, counsel, accountants, auditors, subservicers, Advisors or representatives directly involved in the transactions contemplated by the Basic Documents who need to know such information for the purpose of assisting it in connection with the transactions contemplated by the Basic Documents or the financing thereof (provided, for so long as no Event of Default or Facility Amortization Event has occurred and is continuing, the Collection Policy shall not be disclosed to such person if such person is a Direct Competitor), (iii) to any nationally recognized statistical rating organization (within the meaning of the Exchange Act), including in compliance with Rule 17g-5 thereunder (or any similar rule or regulation in any relevant jurisdiction) or that is then rating the commercial paper notes issued by or on behalf of a Conduit Lender or other debt obligations of a Conduit Lender or its Affiliates, (iv) to any hedge counterparty and (v) to the extent it should be (a) required by Applicable Law

(including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters)) as exhibits to filings required to be made with the SEC, or in connection with any legal or regulatory proceeding or (b) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v)(a), the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian, as applicable, will use all reasonable efforts to request that confidentiality is maintained and to use reasonable efforts to, unless otherwise prohibited by Applicable Law, promptly notify the Borrower of its intention to make any such disclosure. Confidential Information may not be provided to prospective participants or assignees before the execution of an Assignment and Acceptance, unless such Confidential Information is covered under a separate confidentiality agreement between the assigning Lender and such prospective participant or assignee.

(b)    Each of the Backup Servicer, any Successor Servicer and the Image File Custodian acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act (the “Act”), and each of the Backup Servicer, any Successor Servicer and the Image File Custodian, and each of its employees, Affiliates, directly involved in the transaction contemplated by the Basic Documents, agrees that it (i) shall comply with applicable laws and regulations regarding the privacy or security of “nonpublic personal information” as that term is defined in Section 509(4) of the Act, (ii) shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of the Regional Entities which party may hold, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information, (iii) shall promptly notify the Regional Entities in writing upon becoming aware of any actual breach of the security, confidentiality, or integrity of nonpublic personal information received hereunder, and (iv) shall maintain such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws.

(c)    Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian agrees that it will advise its Affiliates to whom it provides Confidential Information of the confidential nature of such information and that it shall direct its Affiliates to comply with the terms of this Article Fourteen applicable to the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer or the Image File Custodian, as applicable.

(d)    Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian acknowledges and agrees that any Confidential Information provided to it, in whatever form, is the sole property of the Borrower and Regional Management. Neither such Person nor its Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from or through the Borrower, Regional Management or any of their respective Affiliates for any purpose other than for purposes of engaging in, or as otherwise contemplated by, the transactions contemplated by the Basic Documents. The Administrative Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian agree that if the Borrower and/or Regional Management should request in writing that it destroy or return the Confidential Information, it shall, at its option, return or destroy such Confidential Information; provided that it shall be permitted to retain only that portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Agreement, that is necessary (i) for purposes of documenting any due diligence review performed by it in connection with this Agreement and (ii) to comply with any Applicable Laws or the internal document retention policies of the Administrative Agent, any Agent, any Lender, the Backup Servicer, any Successor Servicer or the Image File Custodian.

(e)    Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances trade secrets. Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian agrees that because of the unique nature of the Confidential Information any breach of this Agreement may cause the Borrower, Regional Management and their respective Affiliates irreparable harm and money damages and other remedies available at law in the event of a breach may not be adequate to compensate the Borrower, Regional Management and their Affiliates for any such breach. Accordingly, each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian acknowledges and agrees that the Borrower, Regional Management and their respective Affiliates shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to the Borrower, Regional Management and their respective Affiliates whether at law or in equity.

(f)    If the Administrative Agent, any Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian, or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations took place with respect to the transactions contemplated by the Basic Documents), the related entity shall promptly notify the Borrower and Regional Management in writing (unless such notification is prohibited by Applicable Law) of such requirement so that the Borrower and/or Regional Management, at their sole cost and expense, may seek a protective order or other appropriate remedy. The Administrative Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it is legally compelled to disclose; provided that it agrees to use reasonable efforts, at the sole cost and expense of the Borrower and Regional Management, to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.

(g)    Notwithstanding the foregoing, it is understood that the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian or their Affiliates may be required to disclose (and may so disclose) the Confidential Information or portions thereof at the request of a Governmental Authority or in connection with an examination of it or its Affiliates by a Governmental Authority, including in connection with the regulator compliance policy of Administrative Agent, any Agent, any Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian. No notice shall be required in connection with any disclosures made pursuant to any request or examination by any Governmental Authority.

(h)    It is understood and agreed that no failure or delay by the Servicer, the Borrower, the Backup Servicer, the Successor Servicer, the Image File Custodian, the Administrative Agent, any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(i)    The provisions of this Section 14.02 shall survive for two years following the termination of this Agreement.

Section 14.03.    Non-Confidentiality of Tax Treatment and Tax Structure. Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with Treasury Regulations Section 1.6011-4, Section 301.6111-1T and Section 301.6112-1, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind (other than limitations imposed by State or federal securities laws), the structure and tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other Person (other than as it may be limited by State or federal securities laws).

ARTICLE FIFTEEN

MISCELLANEOUS

Section 15.01.    Amendments and Waivers.

(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default, Unmatured Event of Default or Facility Amortization Event, regardless of whether the Administrative Agent, any Agent or any Lender may have had notice or knowledge of such Event of Default, Unmatured Event of Default or Facility Amortization Event at the time.

(b)    Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent with the consent of the Required Lenders. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Hedge Counterparty and each Rating Agency. Notwithstanding the foregoing, no such agreement shall, without the written consent of each Lender:

(i)    amend any provision of Section 2.08,

(ii)    amend any provision of Schedule B,

(iii)    change any provision of this Section or the definition of “Required Lenders”, “Event of Default,” “Facility Amortization Event” or “Servicer Termination Event”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

(iv)    amend or change the definition of “Class A Advance Rate”, “Total Advance Rate”, “Class A Borrowing Base”, “Total Borrowing Base”, “Class A Borrowing Base Deficiency”, “Total Borrowing Base Deficiency”, “Annualized Charge-off Ratio”, “Concentration Limits”, “Level I Trigger Event”, “Level II Trigger Event”, “Level III Trigger Event”, “Class A Monthly Principal Amount”, “Class B Monthly Principal Amount”, “Total Required Collateralization Percentage”, “Reserve Account Required Amount”, “Senior Interest” or “Subordinate Interest”.

(v)    reduce the principal or the rate of interest on the Loans or any fees or other amounts payable hereunder or under any other Basic Document;

provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Account Bank, the Backup Servicer or the Image File Custodian hereunder without the prior written consent of the Account Bank, the Backup Servicer or the Image File Custodian, as the case may be (which consent shall not be unreasonably withheld or delayed); provided further, that the Fee Letter may only be amended, or rights or privileges thereunder waived, in writing executed by the parties thereto and with the written consent of the Required Lenders.

No amendment, waiver or other modification which could have a material adverse effect on the rights or obligations of any Hedge Counterparty shall be effective against such Hedge Counterparty without the prior written agreement of such Hedge Counterparty.

(c)    Neither this Agreement nor any provision hereof may be waived except pursuant to an agreement or agreements in writing entered into by the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall, without the written consent of each Lender waive any condition set forth in Section 4.01; provided further, that no such agreement shall waive the rights or duties of the Account Bank, the Backup Servicer, the Hedge Counterparty or the Image File Custodian hereunder without the prior written consent of the Account Bank, the Backup Servicer, the Hedge Counterparty or the Image File Custodian, as the case may be.

(d)    The Borrower shall promptly deliver to the Account Bank, the Backup Servicer, the Hedge Counterparty and the Image File Custodian an executed copy of any amendment, waiver or modification under this Section.

Section 15.02.    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and e-mailed, mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto, or in the case of DBRS, to DBRS, Inc., U.S. Structured Credit, Surveillance Department, 140 Broadway, 35th Floor, New York, New York 10005, provided that all notices to DBRS shall be provided to DBRS via e-mail at abs_surveillance@dbrs.com. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) e-mail and facsimile copy, when electronic communication of receipt is obtained or (iii) overnight courier, one Business Day after being deposited with such overnight courier service, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail, telecopier or e-mail.

Section 15.03.    No Waiver, Rights and Remedies. No failure on the part of the Administrative Agent, any Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 15.04.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Backup Servicer, the Image File Custodian, each Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, each Hedge Counterparty shall be an express third-party beneficiary of this Agreement.

Section 15.05.    Term of this Agreement. This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions, including those of Article Eleven, the provisions of Section 15.10 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement or the assignment, resignation or removal by or of the applicable parties hereto.

Section 15.06.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN §5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 15.07.    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 15.08.    Costs, Expenses and Taxes.

(a)    In addition to the rights of indemnification granted to the Indemnified Parties under Article Eleven, the Borrower agrees to pay on demand all reasonable costs and expenses of each Agent, the Secured Parties, the Backup Servicer, the Account Bank and the Image File Custodian incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Basic Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and disbursements of counsel for each Agent, the Secured Parties, the Backup Servicer, the Account Bank and the Image File Custodian with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b)    The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Basic Documents, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to a Lender in connection with this Agreement or the funding or maintenance of the Loan hereunder.

Section 15.09.    No Insolvency Proceedings.

(a)    Notwithstanding any prior termination of this Agreement, no Secured Party, the Image File Custodian or the Backup Servicer shall, prior to the date which is one year and one day after the final payment of the Aggregate Unpaids, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

(b)    Notwithstanding any prior termination of this Agreement, each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against, any Conduit Lender any Insolvency Proceeding, for one year and one day after the latest maturing Commercial Paper Note and other debt security issued by such Conduit Lender is paid.

(c)    The provisions of this Section shall survive the termination of this Agreement.

Section 15.10.    Recourse Against Certain Parties.

(a)    No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of each Agent, any Secured Party, the Backup Servicer, the Account Bank, the Image File Custodian, Regional Management, or the Borrower as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against manager or administrator of such Person or any incorporator, Affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Agents, any Secured Party, the Backup Servicer, the Account Bank and the Image File Custodian contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such

Person or any incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)    Each of the parties to this Agreement hereby (i) acknowledges and agrees that no Conduit Lender shall have any obligation to pay any amounts under this Agreement unless and until such Conduit Lender shall have received such amounts in respect of its Loans and (ii) agrees that no Conduit Lender shall have any obligation to pay any amounts constituting fees, a reimbursement for expenses, or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the Bankruptcy Code or any similar law under another jurisdiction) against any Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims from amounts received by it in respect of its Loans and such amounts are not required to pay its indebtedness for borrowed money.

(c)    The provisions of this Section shall survive the termination of this Agreement.

(d)    No claim may be made by the Borrower, the Servicer or any of their Affiliates or any other Person against the Administrative Agent, any Agent, any Lender, the Image File Custodian, the Backup Servicer, the Account Bank, or any of their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages (including lost profits) arising out of or related to the transactions contemplated by this Agreement, and each of the Borrower and the Servicer, to the extent permitted by Applicable Law, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 15.11.    Patriot Act Compliance. Each of the Administrative Agent, the Backup Servicer, the Account Bank and the Image File Custodian hereby notify the Borrower and the Servicer that pursuant to the requirements of the Patriot Act, it, and each other Lender, may be required to obtain, verify and record information that identifies the Borrower or the Servicer, which information includes the name and address of the such party, organizational documentation, director and shareholder information, and other information that will allow the Administrative Agent, each Agent, the Backup Servicer, the Account Bank, the Image File Custodian and each Lender to identify such entity in accordance with the Patriot Act (and the Borrower and the Servicer agree to provide any such necessary information). This notice is given in accordance with the requirements of the Patriot Act and is effective for the Administrative Agent, each Agent, the Backup Servicer, the Account Bank, the Image File Custodian and each Lender.

Section 15.12.    Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 15.13.    Intercreditor Agreement. The parties hereto acknowledge the existence of the Intercreditor Agreement and that certain rights of the parties (other than the Account Bank, the Backup Servicer (other than if it becomes the Successor Servicer) and the Image File Custodian) may be subject to the provisions thereof.

Section 15.14.    Third Party Beneficiary. The 2017-1A SUBI Trustee shall be a third party beneficiary of this Agreement for purposes of amounts owed to it by the Borrower from time to time in accordance with Section 2.08 and subject to the other terms of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGIONAL MANAGEMENT RECEIVABLES II, LLC, as Borrower

By:	/s/ Donald E. Thomas
	Name:	Donald E. Thomas
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices:
979 Batesville Road
Suite B
Greer, SC 29651

REGIONAL MANAGEMENT CORP., as Servicer

By:	/s/ Donald E. Thomas
	Name:	Donald E. Thomas
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices:
979 Batesville Road
Suite B
Greer, SC 29651

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Brian Grushkin
Name: Brian Grushkin
Title: Director

Address for Notices:
Wells Fargo Bank, National Association
Consumer Finance Group 550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: ############
E-mail: ############@wellsfargo.com
Telephone: (###) ###-####

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Account Bank, Image File Custodian, and Backup Servicer

By:	/s/ Adam Holzemer
Name: Adam Holzemer
Title: Vice President

Address for Notices:
Wells Fargo Bank, National Association,
MAC N9300-061 600 S. 4th Street
Minneapolis, MN 55479
Attention: Corporate Trust Services – Asset- Backed Administration
E-mail: ############@wellsfargo.com
Telephone: (###) ###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	CREDIT SUISSE LENDER GROUP

Class A Committed Lender	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Authorized Signatory

By: /s/ Patrick Duggan
Name: Patrick Duggan
Title: Authorized Signatory

Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 3rd Floor
New York, New York 10010
Attention: Conduit and Warehouse Financing
E-mail: ############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
Telephone: ###-###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	CREDIT SUISSE LENDER GROUP

Class A Conduit Lender	GIFS CAPITAL COMPANY, LLC

By: /s/ R. Scott Chisholm
Name: R. Scott Chisholm
Title: Authorized Signer

Commitment: An amount not to exceed the commitment of Credit Suisse AG, Cayman Islands Branch as Class A Committed Lender

Address for Notices:

GIFS Capital Company, LLC 227 West Monroe St., Suite 4900
Chicago, IL 60606
(###) ###-####
Attn: Operations
Email: ############@guggenheimpartners.com

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	CREDIT SUISSE LENDER GROUP

Class A Lender Agent:	CREDIT SUISSE AG, NEW YORK BRANCH

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Vice President

By: /s/ Patrick Duggan
Name: Patrick Duggan
Title: Associate

Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 3rd Floor
New York, New York 10010
Attention: Conduit and Warehouse Financing
E-mail: ############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
Telephone: ###-###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	WELLS FARGO LENDER GROUP

Class A Committed Lender	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Brian Grushkin
Name: Brian Grushkin
Title: Director

Address for Notices:
Wells Fargo Bank, National Association
Consumer Finance Group 550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: ############
E-mail: ############@wellsfargo.com
Telephone: (###) ###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	WELLS FARGO LENDER GROUP

Class A Lender Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Brian Grushkin
Name: Brian Grushkin
Title: Director

Address for Notices:
Wells Fargo Bank, National Association
Consumer Finance Group 550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: ############
E-mail: ############@wellsfargo.com
Telephone: (###) ###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	CREDIT SUISSE LENDER GROUP

Class B Committed Lender	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Authorized Signatory

By: /s/ Patrick Duggan
Name: Patrick Duggan
Title: Authorized Signatory

Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 3rd Floor
New York, New York 10010
Attention: Conduit and Warehouse Financing
E-mail: ############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
Telephone: ###-###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	CREDIT SUISSE LENDER GROUP

Class B Conduit Lender	GIFS CAPITAL COMPANY, LLC

By: /s/ R. Scott Chisholm
Name: R. Scott Chisholm
Title: Authorized Signer

Commitment: An amount not to exceed the commitment of Credit Suisse AG, Cayman Islands Branch as Class B Committed Lender

Address for Notices:

GIFS Capital Company, LLC 227 West Monroe St., Suite 4900
Chicago, IL 60606
(###) ###-####
Attn: Operations
Email: ############@guggenheimpartners.com

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	CREDIT SUISSE LENDER GROUP

Class B Lender Agent:	CREDIT SUISSE AG, NEW YORK BRANCH

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Vice President

By: /s/ Patrick Duggan
Name: Patrick Duggan
Title: Associate

Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 3rd Floor
New York, New York 10010
Attention: Conduit and Warehouse Financing
E-mail: ############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
############@credit-suisse.com
Telephone: ###-###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	WELLS FARGO LENDER GROUP

Class B Committed Lender	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Brian Grushkin
Name: Brian Grushkin
Title: Director

Address for Notices:
Wells Fargo Bank, National Association
Consumer Finance Group 550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: ############
E-mail: ############@wellsfargo.com
Telephone: (###) ###-####

Signature Page to Credit Agreement (Regional Management)

LENDER GROUP:	WELLS FARGO LENDER GROUP

Class B Lender Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Brian Grushkin
Name: Brian Grushkin
Title: Director

Address for Notices:
Wells Fargo Bank, National Association
Consumer Finance Group 550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: ############
E-mail: ############@wellsfargo.com
Telephone: (###) ###-####

Signature Page to Credit Agreement (Regional Management)

SCHEDULE A-1

CREDIT SUISSE LENDER SUPPLEMENT

CLASS A

Lender Group:	Credit Suisse

Agent:	Credit Suisse AG, New York Branch

Address for Notices:

Credit Suisse AG, New York Branch

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

E-mail: ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

Telephone: ###-###-####

Class A Conduit Lender:	GIFS Capital Company, LLC

Commitment:	An amount not to exceed the commitment of Credit Suisse AG, Cayman Islands Branch

Address for Notices and Investing Office:	GIFS Capital Company, LLC 227 West Monroe St., Suite 4900 Chicago, Illinois 60606 Attention: Operations E-mail: ############@guggenheimpartners.com Telephone No.: (###) ###-####

Class A Committed Lender:	Credit Suisse AG, Cayman Islands Branch

Commitment:	$63,750,000

Address for Notices and Investing Office:

Credit Suisse AG, New York Branch

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

E-mail: ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

Telephone: ###-###-####

SA-1-1

Wire Information:

If for the Credit Suisse Lender Group:

Bank Name: Bank of New York, NY

Acct Name: Alpine Securitization LTD

ABA #: ###-###-###

Acct #: ############

Attn: ############

         ############

Ref: Regional Management

CLASS B

Lender Group:	Credit Suisse

Agent:	Credit Suisse AG, New York Branch

Address for Notices:

Credit Suisse AG, New York Branch

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

E-mail: ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

Telephone: ###-###-####

Class B Conduit Lender:	GIFS Capital Company, LLC

Commitment:	An amount not to exceed the commitment of Credit Suisse AG, Cayman Islands Branch

Address for Notices and Investing Office:	GIFS Capital Company, LLC 227 West Monroe St., Suite 4900 Chicago, Illinois 60606 Attention: Operations E-mail: ############@guggenheimpartners.com Telephone No.: (###) ###-####

Class B Committed Lender:	Credit Suisse AG, Cayman Islands Branch

Commitment:	$11,250,000

SA-1-2

Address for Notices and Investing Office:

Credit Suisse AG, New York Branch

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

E-mail: ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

             ############@credit-suisse.com

Telephone: ###-###-####

Wire Information:

If for the Credit Suisse Lender Group:

Bank Name: Bank of New York, NY

Acct Name: Alpine Securitization LTD

ABA #: ###-###-###

Acct #: ############

Attn: ############

         ############

Ref: Regional Management

SA-1-3

SCHEDULE A-2

WELLS FARGO LENDER SUPPLEMENT

CLASS A

Lender Group:	Wells Fargo

Agent:	Wells Fargo Bank, N.A.

Address for Notices:

Wells Fargo Bank, National Association

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: ############

E-mail: ############@wellsfargo.com

Telephone: ############

Class A Committed Lender:	Wells Fargo Bank, N.A.

Commitment:	$42,500,000

Address for Notices and Investing Office:

Wells Fargo Bank, National Association

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: ############

E-mail: ############@wellsfargo.com

Telephone: (###) ###-####

Wire Information:

If for the Wells Fargo Lender Group:

Bank Name: Wells Fargo Bank, National Association

Acct Name: Asset Securitization Division

ABA #: ############

Acct #: ############

Attn: ############

Ref: Regional Management Receivables II, LLC

SA-2-1

CLASS B

Lender Group:	Wells Fargo

Agent:	Wells Fargo Bank, N.A.

Address for Notices:

Wells Fargo Bank, National Association

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: ############

E-mail: ############@wellsfargo.com

Telephone: (###) ###-####

Class B Committed Lender:	Wells Fargo Bank, N.A.

Commitment:	$7,500,000

Address for Notices and Investing Office:

Wells Fargo Bank, National Association

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: ############

E-mail: ############@wellsfargo.com

Telephone: (###) ###-####

Wire Information:

If for the Wells Fargo Lender Group:

Bank Name: Wells Fargo Bank, National Association

Acct Name: Asset Securitization Division

ABA #: ############

Acct #: ############

Attn: ############

Ref: Regional Management Receivables II, LLC

SA-2-2

SCHEDULE B

ELIGIBLE RECEIVABLE CRITERIA

An “Eligible Receivable” means, on any date of determination, any Receivable (A) that has been included as part of the Collateral or in the case of the North Carolina Receivables, allocated to the 2017-1A SUBI, (B) for which the related Receivable File is in the possession of the Servicer, (C) which is identified on the Schedule of Receivables delivered by the Borrower to each Agent and the Account Bank as part of a Funding Request and (D) which satisfies each of the following conditions, in each case as of the related Funding Date:

(a)    Characteristics of Receivables. As of the related Cutoff Date (or such other date as may be specifically set forth below), each Receivable:

(i)    has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii)    was originated in the United States and denominated in Dollars;

(iii)    at the time of origination, for which the Obligor thereto has provided as its most recent billing address an address located in the continental United States;

(iv)    was originated at a branch location of an Originator in accordance with and satisfies the standards of the operating polices of the Originator at the time of origination of such Receivable, including the Credit Policy and the Collection Policy;

(v)    with respect to which, as of the date of the related Contract, all proceeds on the related Contract were fully disbursed and there is no requirement for future advances thereunder and all fees and expenses in connection with the origination of the Receivable have been paid and each of the Originator, Regional Management and the Borrower has performed all obligations required to be performed by it under such Contract.

(vi)    is (a) secured by a (i) vehicle that is owned free and clear by the Obligor and not subject to an outstanding loan or associated lease or (ii) a non-essential household good or (b) is unsecured and subject to clause (xiii) of the definition of “Concentration Limits” herein;

(vii)    is not secured by real estate;

(viii)    has either (A) been originated by an Originator in the ordinary course of its respective business or (B) has been originated or acquired directly by an Originator in accordance with its customary practices and, in either case, has been transferred by such Originator (except for Regional Finance Corporation of North Carolina) to Regional Management pursuant to a First Tier Purchase Agreement (and in the case of Regional Finance Corporation North Carolina, has been contributed to the Trust), transferred by Regional Management to the Borrower pursuant to the Second Tier Purchase Agreement and pledged by the Borrower to the Administrative Agent pursuant to this Agreement;

(ix)    as of the related Funding Date, to the extent such Receivable is a Hard Secured Receivable, such Receivable is secured by a first priority validly perfected security interest in the related underlying collateral in favor of an Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in such related underlying collateral in favor of an Originator, as secured party, which security interest, in either case, is assignable and has been so assigned by Regional Management to Borrower and by the Borrower to the Administrative Agent;

(x)    contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(xi)    provided, at origination, for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment;

(xii)    provides for a fixed rate of interest and applicable fees at the APR specified in the Schedule of Receivables and for which payment is calculated pursuant to the Simple Interest Method or Precomputed Interest Method, as applicable, and in the event that such Receivable is prepaid by the Obligor, requires a prepayment that fully pays the Principal Balance of such Receivable and any interest and applicable fees accrued at the related APR through the date of prepayment;

(xiii)    no Scheduled Payment remains unpaid 30 days or more from the original due date for such payment;

(xiv)    is not a Defaulted Receivable;

(xv)    is not secured by underlying collateral that has been repossessed;

(xvi)    has a Scheduled Payment due at least monthly;

(xvii)    is not an Extended Receivable (including delinquent renewals) for which either no Scheduled Payment thereon has been made by the Obligor after the related extension or for which the related extension occurred in the current Collection Period;

(xviii)    is not a Modified Contract;

(xix)    with respect to which no procedures believed by the Servicer or the Borrower to be materially adverse to the interests of the Lenders were utilized by the Servicer or the Borrower in identifying and/or selecting such Receivable; additionally, no adverse procedures were used by the Borrower in providing information related to the Receivables;

(xx)    is not subject to any right of rescission, cancellation, set-off, claim, counterclaim or defense (including the defense of usury), and the operation of any of the terms of any contract, or the exercise of any right thereunder, will not render the related Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) and neither no Regional Management Entity has received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense with respect thereto;

(xxi)    there are no proceedings pending or, to the best of the Borrower’s knowledge threatened, wherein the Obligor or any Governmental Authority has alleged the related Contract is illegal or unenforceable;

(xxii)    provides that a prepayment by the related Obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the Contract’s APR;

(xxiii)    for which the Servicer and the related Originator have clearly marked their electronic records to indicate that such Receivable is owned by the Borrower or in the case of the North Carolina Receivables, owned by the Trust;

(xxiv)    the first scheduled payment on the related Contract is no more than 45 days from the contract date or past due; provided that no funds will have been advanced by an Originator, the Borrower, any third-party lender, or anyone acting on behalf of any of them in order to cause such Contract to comply with such requirement;

(xxv)    is fully assignable and the related Contract does not require the Obligor or any other party to receive notice or consent to the transfer, sale or assignment of the rights and duties of the Originator thereunder;

(xxvi)    the related Contract has not been waived in any manner such that the Contract fails to satisfy any of the representations and warranties made by Regional Management or each Originator with respect thereto, and no provision of any Contract has been waived except as noted in the related Receivable File;

(xxvii)     the sale, transfer, assignment and conveyance of such Receivable by an Originator or Regional Management is not subject to and will not result in any Tax payable by such Originator, Regional Management or the Borrower to any federal, State or local government, other than those Taxes which have or will be paid by such Originator or Regional Management as due;

(xxviii)    the related Obligor is not bankrupt and is not the subject of any bankruptcy proceeding;

(xxix)    such Receivable had an original term to maturity and a remaining term to maturity of not more than 60 months and not less than three months;

(xxx)    such Receivable is due from an Obligor that at the time of origination had a FICO® Score and such FICO® Score was not less than 525;

(xxxi)    such Receivable had an APR of at least 15.00%;

(xxxii)    such Receivable had an APR of no more than 36.00%, inclusive of any fees; and

(xxxiii)    such Receivable (1) had a Principal Balance of at least $2,500 and not exceeding $20,000 and (2) is a “large loan product” offered by an Originator that is not an auto loan delinquent renewal, a large loan check and any identified test product.

(b)    Schedule of Receivables. The information with respect to a Receivable set forth in the Schedule of Receivables is true and correct in all material respects as of the related Cutoff Date.

(c)    Compliance with Law. The Receivable complied at the time it was originated or made, the transfer of that Receivable to the Borrower complied at the time of transfer, and the ownership of that Receivable by the Borrower complies as of Closing Date or the related Funding Date, as applicable, in all material respects with all requirements of applicable federal, State and local laws, and regulations thereunder, including to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable. None of the underlying Obligors related to such Receivables are Sanctioned Targets.

(d)    Binding Obligation. The Receivable and the related Contract is duly authorized on the part of the related Obligor, is in full force and effect and constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the related Cutoff Date of the Servicemembers Civil Relief Act, to the extent applicable to the related Obligor.

(e)    Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the underlying collateral, if any, securing the related Contract been released from the lien of such Receivable in whole or in part, other than in connection with a substitution of similar collateral in accordance with customary procedures, and no Regional Management Entity has done nothing to impair the rights of the Secured Parties therein.

(f)    No Default; No Waiver. Except for payment delinquencies with respect to any Receivable, no default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the related Cutoff Date nor did any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable exist as of the related Cutoff Date and the Borrower has not waived any of the foregoing.

(g)    No Government Obligor. The Obligor on the Receivable is not the United States or any State or any local government, or any agency, department, political subdivision or instrumentality of the United States or any State or any local government.

(h)    Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Receivable would be unlawful, void, or voidable. Neither any Originator nor Regional Management has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(i)    Good Title. It is the intention of the Borrower that each of the sales, transfers, assignments and conveyances herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and the 2017-1A SUBI Certificate and that neither the Receivables nor the 2017-1A SUBI Certificate shall be a part of Regional Management’s estate in the event of the filing of a bankruptcy petition by or against Regional Management under any bankruptcy law. As of the Closing Date or the related Funding Date, as applicable, neither the 2017-1A SUBI Certificate nor any Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Basic Documents. As of the Closing Date or the related Funding Date, as applicable, and immediately prior to the related sale and transfer herein contemplated, Regional Management had good and marketable title to and was the sole owner of each related Receivable and the 2017-1A SUBI Certificate free and clear of all Liens (except any Lien which will be released prior to assignment of such Receivable hereunder and any Permitted Liens), and, immediately upon the sale and transfer thereof, the Borrower will have good and marketable title to each such Receivable and the 2017-1A SUBI Certificate, free and clear of all Liens (other than Permitted Liens).

(j)    Filings. All filings (including UCC filings) necessary in any jurisdiction to give the Borrower a first priority, validly perfected ownership interest in the Receivables (other than any related security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Administrative Agent a first priority perfected security interest therein, will be made on the Closing Date.

(k)    Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Basic Documents. Neither any Originator nor Regional Management has authorized the filing of and there are no financing statements against an Originator or Regional Management that include a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Basic Documents or that have been or, prior to the assignment of such Receivable hereunder, will be terminated, amended or released. The Second Tier Purchase Agreement creates a valid and continuing security interest in the Receivable (other than the related security with respect thereto) in favor of the Borrower which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from Regional Management.

(l)    Characterization of Receivables. Each Receivable constitutes “tangible chattel paper,” “accounts,” “instruments” or “general intangibles” as defined in the UCC.

(m)    One Original. There is only one executed original copy of the Contract (in each case within the meaning of the UCC) related to each Receivable. The Contract relating to such Receivable has not been stamped or otherwise marked to show any interest of any other Person, or if it has been stamped or otherwise marked to show any interest of any other Person, such stamp or other mark has been cancelled or voided (or if such stamp or mark is in the name of Bank of America as agent under the Senior Revolver, the Borrower has the right to cancel or void such stamp or mark without the consent of Bank of America and Bank of America has released in writing its lien on such Contract).

(n)    No Defenses. Neither any Originator nor Regional Management has any knowledge either of any facts which would give rise to any right of rescission, offset, claim, counterclaim or defense, or of the same being asserted or threatened and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the related Obligor) with respect to any Receivable.

(o)    Receivable File. As of the related Funding Date, the Image File Custodian is holding the related Imaged File for the benefit of the Secured Parties, and the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties.

(p)    No Fraud or Misrepresentation. To the best of the Borrower’s knowledge, such Receivable was originated without fraud or misrepresentation.

SCHEDULE C

SCHEDULE OF RECEIVABLES

[Original delivered to and on file with the Agents]

SC-1

SCHEDULE D

LOCATION OF RECEIVABLE FILES AND BOOKS AND RECORDS

[Provided to and on file with the Administrative Agent]

SD-1

SCHEDULE E

LIST OF APPROVED SUBSERVICERS

Regional Finance Corporation of Alabama, d/b/a Regional Finance, d/b/a Superior Financial Services, d/b/a First Community Credit

Regional Finance Company of Georgia, LLC, d/b/a Regional Finance, d/b/a Auto Credit Source Regional Finance Company of New Mexico, LLC, d/b/a Regional Finance

Regional Finance Corporation of North Carolina, d/b/a Regional Finance, d/b/a Auto Credit Source, d/b/a RMC Financial Services

Regional Finance Company of Oklahoma, LLC, d/b/a Regional Finance

Regional Finance Corporation of South Carolina, d/b/a Regional Finance, d/b/a RMC Financial Services, d/b/a Sun Finance, d/b/a Anchor Finance

Regional Finance Corporation of Tennessee, d/b/a Regional Finance

Regional Finance Corporation of Texas, d/b/a Regional Finance, d/b/a Auto Credit Source, d/b/a Regional Finance Corporation

Regional Finance Company of Virginia, LLC, d/b/a Regional Finance

SE-1

SCHEDULE F

REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTERESTS

The Borrower represents and warrants as of the Closing Date and each Funding Date:

(i)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Receivables in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Borrower.

(ii)    The Receivables constitute “tangible chattel paper,” “accounts,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

(iii)    The Borrower owns and has good and marketable title to the Receivables and the 2017-1A SUBI Certificate free and clear of any Lien, claim, or encumbrance of any Person (other than Permitted Liens).

(iv)    The Borrower has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Receivables granted to the Administrative Agent hereunder.

(v)    Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Administrative Agent hereunder, that has been terminated or amended in connection with the security interest of the Administrative Agent. The Borrower is not aware of any judgment or tax lien filings against the Borrower.

(vi)    The Borrower has in its possession all copies of the Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Administrative Agent, except such marks or notations otherwise cancelled, voided or superseded (or if such stamp or mark is in the name of Bank of America as agent under the Senior Revolver, the Borrower has the right to cancel or void such stamp or mark without the consent of Bank of America and Bank of America has released in writing its lien on such Contract). All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent”.

SF-1

SCHEDULE G

SERVICING CENTRALIZATION EVENT

Following the occurrence of a Servicing Centralization Event, unless waived by the Required Lenders, the following will occur:

(a)    The Backup Servicer will confirm access and control of a central lockbox approved by the Administrative Agent (acting at the direction of the Required Lenders) (the “Lockbox”), pursuant to a lockbox agreement (the “Lockbox Agreement”) among the holder of the Lockbox, Regional Management and the Administrative Agent on behalf of the Lenders. Regional Management will send letters to Obligors with new/updated payment instructions to make all payments to the Lockbox and all other offices of Regional Management that collect cash and checks must send such Collections to the Lockbox within one day of receipt.

(b)    The Administrative Agent, the Agents and the Backup Servicer will participate in status meetings with Regional Management on a regular basis.

(c)    The collection function will remain with Regional Management as Servicer, but moved to a central location acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

(d)    Regional Management will utilize a single repossession vendor with a national footprint acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

SG-1

SCHEDULE H

LOCATIONS OF BOOKS AND RECORDS

[Provided to and on file with the Administrative Agent]

SH-1

EXHIBIT A

FORM OF FUNDING REQUEST

            , 201

Wells Fargo Bank, N.A.,

as Administrative Agent and Wells Fargo Agent

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: Jay Brinkley

Credit Suisse AG, New York Branch

as Credit Suisse Agent

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

Wells Fargo Bank, National Association,

    as Account Bank, Image File Custodian and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55479

Attention: Corporate Trust Services – Asset-Backed Administration

Re:	Regional Management Receivables II, LLC – Credit Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of Regional Management Receivables II, LLC (the “Borrower”) and is authorized to execute and deliver this Funding Request on behalf of the Borrower pursuant to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Regional Management Corp, as servicer, Credit Suisse AG, New York Branch, as structuring and syndication agent, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as backup servicer, image file custodian and account bank, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto and Wells Fargo Bank, as Administrative Agent. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby requests that (i) a Class A Loan be made under the Credit Agreement on             ,          in the amount of $        , and (ii) a Class B Loan be made under the Credit Agreement on             ,          in the amount of $        .

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrower, as follows:

(1)    As of the date hereof, the Class A Borrowing Base and the Total Borrowing Base (each calculated as of the previous Determination Date, or the later of, with respect to Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date) are                      and                     , respectively. After giving effect to the requested Loan, the Loans Outstanding that are Class A Loans will not exceed the Class A Borrowing Base, and the Loans Outstanding will not exceed the Total Borrowing Base, and no Class A Borrowing Base Deficiency or Total Borrowing Base Deficiency will exist. Attached to this Funding Request is a true, complete and correct calculation of such Class A Borrowing Base, Total Borrowing Base and all components thereof.

(2)    All of the conditions applicable to the requested Loan as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan, including:

(a)    each of the representations and warranties contained in Article Five of the Credit Agreement are true and correct in all respects on and as of the date hereof, before and after giving effect to the Loan and to the application of the proceeds therefrom as though made on and as of the date hereof;

(b)    no event has occurred, or would result from such Loan or from the application of the proceeds therefrom, which constitutes an Event of Default or Facility Amortization Event;

(c)    the Borrower is in material compliance with each of its covenants set forth in the Credit Agreement; and

(d)    to the best of the Borrower’s knowledge, no event has occurred which constitutes a Servicer Termination Event.

(3)    The requested Loans will not, on the Funding Date, exceed the Available Amount and, after giving effect to the requested Loan, the Loans Outstanding that are Class A Loans will not exceed the Class A Borrowing Base and the Loans Outstanding will not exceed the Total Borrowing Base.

(4)    Attached hereto is a true, correct and complete Schedule C to the Credit Agreement, reflecting all Receivables which will become part of the Collateral on the Funding Date, each Receivable reflected thereon being an Eligible Receivable.

(5)    The Cutoff Date with respect to the Receivables is             , 201    .

REGIONAL MANAGEMENT RECEIVABLES II, LLC, as Borrower

By:
Name:
Title:

SCHEDULE A TO FUNDING REQUEST

[FORM OF FUNDING REQUEST REPORT TO BE INSERTED]

EXHIBIT B

FORM OF CLASS [A/B] NOTE

June 20, 2017

FOR VALUE RECEIVED, the undersigned, REGIONAL MANAGEMENT RECEIVABLES II, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [                    ], as agent, for the benefit of [                    ], at its office set forth in the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent, Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian and backup servicer, on the Maturity Date, in lawful money of the United States of America and in immediately available funds, the principal amount of $[ ], or, in each case, if less, the related Lender Group’s Invested Percentage of the Loans Outstanding that are Class [A/B] Loans under the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender Group’s Invested Percentage of Loans Outstanding that are Class [A/B] Loans from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The related Agent and Lenders are authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount of each applicable Lender’s Invested Percentage of each of the Loans Outstanding that is a Class [A/B] Loan made under the Credit Agreement, each continuation thereof, the funding period for such Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the related Agent or Lenders to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of the Loans Outstanding that are Class [A/B] Loans or any such Lenders’ Invested Percentage thereof.

This Note is one of the Notes referred to in the Credit Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Credit Agreement. This Note is subject to periodic pay downs, and optional and mandatory prepayment as provided in the Credit Agreement.

Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties shall have all of the remedies specified in the Credit Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

REGIONAL MANAGEMENT RECEIVABLES II, LLC, as Borrower

By:
Name:
Title:

Schedule 1 to

Note

Invested Percentage of Loan	Interest on Loan	Payments on Loan	Notation by Date

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE1

                         , 20

Reference is made to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent (in such capacity, the “Administrative Agent”), Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian and backup servicer. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                     (the “Assignor”) and                      (the “Assignee”) agree as follows:

1.    The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Credit Agreement, including such interest in the Commitment of the Assignor and the Lender Advances made by the Assignor. After giving effect to such sale and assignment, the Commitment and the amount of Lender Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2.    The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien.

3.    The Assignor and the Assignee confirm to and agree with each other and the other parties to Credit Agreement that: (i) other than as provided herein, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignee confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender party to the Credit Agreement and based on such documents and information

[1]	Note: This form may be modified as necessary (but on a basis consistent with this form) to accommodate assignments of balances by Conduits and other scenarios.

as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Assignor and the Assignee confirm that the Assignee is an Eligible Assignee; (v) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including the confidentiality provisions of Article Fourteen of the Credit Agreement; and (vii) this Assignment and Acceptance meets all other requirements for such an Assignment and Acceptance set forth in Article Thirteen of the Credit Agreement.

4.    Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1.

5.    The Assignor and the Assignee agree to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with this Assignment and Acceptance.

6.    Upon such acceptance by the Administrative Agent, the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, provided, however, that the Assignor shall, to the extent such rights have been assigned by it under this Assignment and Acceptance, relinquish its assigned rights and be released from its assigned obligations under the Credit Agreement (and, in the case of an Assignment and Acceptance coving all or the remaining portion of an assigning Assignor’s rights and obligations under the Credit Agreement, Assignor shall cease to be a party thereto).

7.    Upon such acceptance by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

8.    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN § 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Acceptance and Assignment as of the      day of             , 20    .

, as Assignor

By:
Name:
Title:

, as Assignee

By:
Name:
Title:

Schedule 1

to

Assignment and Acceptance

                             , 20

Section 1.

Percentage Interest:		%

Section 2.

Dollar Amount of the Loan Owing to the Assignee:	$

Section 3.

Assignment Date: , 20

EXHIBIT D

FORM OF CREDIT POLICY

[Provided to and on file with the Administrative Agent]

D-1

EXHIBIT E

FORM OF COLLECTION POLICY

[Provided to and on file with the Administrative Agent]

E-1

EXHIBIT F-1

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Regional Management Receivables II, LLC (“Grantor”) to Wells Fargo Bank, National Association, as Administrative Agent (“Attorney”), pursuant to (i) the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent, Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, National Association, as account bank, image file custodian and backup servicer, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Event of Default, to do the following: (i) to give any necessary receipts or acquittance for amounts collected or received under the Credit Agreement, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant to the Credit Agreement, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, Grantor thereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document, (v) to exercise all rights and privileges of Grantor under the Second Tier Purchase Agreement, (vi) to pay or discharge any taxes, Liens or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property, (vii) to defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or

F-1-1

if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate, (viii) to file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property, (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith and (x) to cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Credit Agreement or any other Basic Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that the Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of the date first above written.

REGIONAL MANAGEMENT RECEIVABLES II, LLC

By:
Name:
Title:

Sworn to and subscribed before me as of the date first above written

Notary Public

[NOTARY SEAL]

F-1-2

EXHIBIT F-2

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Regional Management Corp. (“Grantor”) to Wells Fargo Bank, National Association, as Administrative Agent (“Attorney”), pursuant to (i) the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower (the “Borrower”), Grantor, as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent, Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, National Association, as account bank, image file custodian and backup servicer, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Servicer Termination Event, to execute any agreements, orders, instructions or other documents in connection with the Receivables, the Receivables Files or the Contracts, including giving instructions to the Image File Custodian or subservicer with respect to assembly and delivery of possession of the Receivables Files or the Contracts to or at the direction of the Administrative Agent, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

F-2-1

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that the Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of the date first above written.

REGIONAL MANAGEMENT CORP.

By:
Name:
Title:

Sworn to and subscribed before me as of the date first above written

Notary Public

[NOTARY SEAL]

F-2-2

EXHIBIT G

FORM OF SECURITIZATION RELEASE

Reference is hereby made to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent (in such capacity, the “Administrative Agent”), Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian and backup servicer. Capitalized terms not defined herein shall have the meaning given such terms in the Credit Agreement.

The Borrower and the Servicer hereby represent and warrant that each condition in the Credit Agreement and each other Basic Document, to the consummation of the Securitization to which this Securitization Release relates, has been satisfied, including but not limited to delivery of (i) the executed Securitization Date Certificate, in substantially the form attached hereto as Annex 1 and (i) the executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $         in accordance with Section 2.15(a)(iv) in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Receivables (including the North Carolina Receivables evidenced by the 2017-1A SUBI Certificate) to be transferred by the Borrower in the related Securitization and described in Schedule I hereto (the “Securitized Receivables” and such Schedule, the “Schedule of Securitized Receivables”), together with the related Contracts (including the agreement to service the Receivables), whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Securitized Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Securitization Date;

(b) all of the Borrower’s interest in the related underlying collateral securing the Securitized Receivables (including repossessed vehicles) or in any document or writing evidencing any security interest in any such underlying collateral and each security interest in each such underlying collateral, whether now existing or hereafter acquired, including all proceeds from any sale or other disposition of such underlying collateral;

(c) all Receivable Files and the Schedule of Securitized Receivables, relating to the Securitized Receivables, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in such Receivable Files, including rights of recourse of the Borrower against Regional Management and/or any Originator.

(d) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Securitized Receivables or the related Contracts;

(e) all of the Borrower’s interest in all rights to any monies collected from whatever source in connection with any default of an Obligor with respect to the underlying collateral securing such Obligor’s Contract, and all proceeds thereof;

(f) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Securitized Receivables, whether pursuant to the related Contracts or otherwise;

(g) all of the Borrower’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Securitized Receivables and all of the Borrower’s interest in all recourse rights against the related Originator and Regional Management;

(h) Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Securitized Receivables, whether now existing or hereafter acquired, and the related underlying collateral with respect to such Securitized Receivables, whether now existing or hereafter acquired;

(i) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(j) all of the Borrower’s right, title and interest in and to each First Tier Purchase Agreement and the Second Tier Purchase Agreement relating to the Securitized Receivables and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Regional Management under or in connection with the Second Tier Purchase Agreement and relating to such Securitized Receivables; and

(k) all income and proceeds of the foregoing.

[The Servicer and the Borrower hereby direct the Servicer to deliver the Receivable Files for the Securitized Receivables to                     .]

as of             , 201    .

REGIONAL MANAGEMENT RECEIVABLES II, LLC, as Borrower

By:
Name:
Title:

REGIONAL MANAGEMENT CORP., as Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

ANNEX I

[                    ]

SECURITIZATION DATE CERTIFICATE

PURSUANT TO SECTION 2.15(a)

OF THE CREDIT AGREEMENT

[                    ], delivers this certificate pursuant to Section 2.15(a) of the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent (in such capacity, the “Administrative Agent”), Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian and backup servicer, and hereby certifies, as of the date hereof, the following:

(a)    the Borrower has sufficient funds on the related Securitization Date to effect the Securitization in accordance with the Credit Agreement (taking into account, to the extent necessary, the proceeds of sales of the Collateral in the Securitization);

(b)    after giving effect to the Securitization, the release of by the Administrative Agent of the related Receivables on the Securitization Date and the transfer by the Borrower or the related Receivables on the Securitization Date, (1) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to the Credit Agreement after giving effect to the Securitization, (2) no Class A Borrowing Base Deficiency or Total Borrowing Base Deficiency exists, (3) no Unmatured Event of Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, (4) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.08, and (5) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent that such representations and warranties expressly related to an earlier date as set forth therein; and

(c)    the Borrower has delivered to the Administrative Agent, the Agents and the Image File Custodian a list specifying the Receivables being released pursuant to such Securitization.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this      day of             , 201    .

[ ]

By:
Name:
Title:

SCHEDULE A TO SECURITIZATION DATE CERTIFICATE

[FORM OF SECURITIZATION REPORT TO BE INSERTED]

[See Attached]

ANNEX 2

FORM OF NOTICE

Regional Management Receivables II, LLC

            , 201

Wells Fargo Bank, N.A.,

as Administrative Agent and Wells Fargo Agent

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: Jay Brinkley

Credit Suisse AG, New York Branch

as Credit Suisse Agent

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

Wells Fargo Bank, National Association,

    as Account Bank, Image File Custodian and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55479

Attention: Corporate Trust Services – Asset-Backed Administration

Re:    Regional Management Receivables II, LLC – Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent (in such capacity, the “Administrative Agent”), Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian and backup servicer.

Pursuant to Section 2.15(a)(i) of the Credit Agreement, the Borrower gives notice of its intent to effect a Securitization on or about             , 201     (which date is no fewer than 30 days after the date of delivery of this notice to the Administrative Agent) and on such date, the Borrower elects (i) to prepay the aggregate Principal Amount of the Class A Loans [in whole]/[in an amount equal to $[        ]] and (ii) to prepay the aggregate Principal Amount of the Class B Loans [in whole]/[in an amount equal to $[        ]].

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Very truly yours,

REGIONAL MANAGEMENT RECEIVABLES II, LLC

By:
Name:
Title:

Schedule I

to|

Securitization Release

SCHEDULE OF SECURITIZED RECEIVABLES

EXHIBIT H

FORM OF MONTHLY REPORT

[On file with Administrative Agent]

H-1

EXHIBIT I

FORM OF CUSTODIAN CERTIFICATION

                             , 20

Wells Fargo Bank, National Association

    as Administrative Agent and as Agent

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: Jay Brinkley

Credit Suisse AG, New York Branch

as Credit Suisse Agent

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

Regional Management Corp.,

As Servicer

979 Batesville Road

Suite B

Greer, SC 29651

Re: REGIONAL MANAGEMENT RECEIVABLES II, LLC Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent, Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian (in such capacity, the “Image File Custodian”) and backup servicer.

In accordance with the provisions of Section 9.07(c) of the Credit Agreement, the Image File Custodian hereby certifies and confirms that with respect to the Imaged Files relating to the

Receivables identified in the Image File Loan Schedule attached as Schedule 1 hereto (the “Relevant Imaged Files”):

Except as set forth on any exception report attached hereto as Schedule 2, in accordance with Section 9.07(b) of the Credit Agreement,

(1) each Relevant Imaged File contains each of the following with respect to the applicable Receivable specified by the Servicer or Subservicer, as applicable, in the annexed Imaged File Loan Schedule:

(i)    Last name of Obligor

(ii)    Account Number

(iii)    Whether such Receivable is a Hard Secured Receivable (with certificate of title or not)

(iv)    Loan Amount

(v)    APR

(vi)    Contract Term

(vii)    Branch State

(viii)    Obligor State of Residence at Time of Origination (to the extent such information appears in the Imaged File), and

(2) each document within each Relevant Imaged File appears fully executed.

The Image File Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Imaged File or any agreement, instrument or other document contained therein; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby or by any agreement, instrument or other document; or (iii) a determination that the contents of any Imaged Files are appropriate for the represented purpose or that any agreement, instrument or other document contained in any Imaged File has actually been recorded or filed, as maybe applicable, or that any agreement, instrument or other document in any Imaged File is other than what it purports on its face to be. The Image File Custodian has made no independent examination of any Imaged File or its contents beyond the review specifically required by the Credit Agreement.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Image File Custodian

By:
Name:
Title:

Schedule 1

to Custodian Certification

IMAGED FILE LOAN SCHEDULE

Schedule 2

to Custodian Certification

EXCEPTION REPORT

EXHIBIT J

FORM OF REMOVAL REQUEST

                             , 20

Wells Fargo Bank, National Association

ABS Custody Vault

1055 10th Avenue SE

MAC N9401-011

Minneapolis, MN 55414

Attention: Corporate Trust Services — Asset-Backed Securities Vault

Telephone: (612) 667-8058

Facsimile: (612) 667-1080

Email: abs.custody.vault@wellsfargo.com

Re: REGIONAL MANAGEMENT RECEIVABLES II, LLC Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent, Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian (in such capacity, the “Image File Custodian”) and backup servicer. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

In accordance with the provisions of Section 9.07(d) of the Credit Agreement, the Servicer hereby requests that the Imaged File relating to the Receivable(s) identified on Schedule A hereto be deleted from the Image File Custodian’s systems as set forth below.

In accordance with Section 9.07(d) of the Credit Agreement, the Servicer hereby authorizes and directs the Image File Custodian to delete the Imaged File(s) relating to the Receivable(s) identified on Schedule A hereto.

Very truly yours,

REGIONAL MANAGEMENT CORP., as the Servicer

By:
Name:
Title:

J-1

EXHIBIT K

FORM OF PREPAYMENT NOTICE

Regional Management Receivables II, LLC

            , 201

Wells Fargo Bank, N.A.,

as Administrative Agent and Wells Fargo Agent

Consumer Finance Group

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, NC 28202

Attention: Jay Brinkley

Credit Suisse AG, New York Branch

as Credit Suisse Agent

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention: Conduit and Warehouse Financing

Wells Fargo Bank, National Association,

    as Account Bank, Image File Custodian and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55479

Attention: Corporate Trust Services – Asset-Backed Administration

Re:    Regional Management Receivables II, LLC – Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables II, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent (in such capacity, the “Administrative Agent”), Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, as account bank, image file custodian and backup servicer.

K-1

Pursuant to Section 2.06 of the Credit Agreement, the Borrower hereby gives notice that on             , 201     (which date is no fewer than five (5) Business Days after the date of delivery of this notice to the Administrative Agent and the Lenders) the Borrower elects [(i) to prepay the aggregate Principal Amount of the Class A Loans [in whole]/[in an amount equal to $[        ]] and (ii) to prepay the aggregate Principal Amount of the Class B Loans [in whole]/[in an amount equal to $[        ]]].

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Very truly yours,

REGIONAL MANAGEMENT RECEIVABLES II, LLC

By:
Name:
Title:

K-2